KRONISH, LIEB, WEINER & HELLMAN
ROBERT J. FEINSTEIN, ESQ.
CHET F. LIPTON, ESQ.
1114 Avenue of the Americas
New York, New York 10036
Telephone: (212) 479-6000

       - and -

GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation
MERLE C. MEYERS, ESQ. #066849
44 Montgomery Street, Suite 2900
San Francisco, California  94104
Telephone:  (415) 362-5045

Attorneys for the Debtor in Possession

MARCUS MONTGOMERY WOLFSON P.C.
PETER D. WOLFSON, ESQ.
ROBINSON MARKEL, ESQ.
SUZANNE D.T. LOVETT, ESQ.
53 Wall Street
New York, New York 10005
Telephone: (212) 858-5200

Attorneys for The Official Committee
of Equity Security Holders of
Hexcel Corporation


                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                   )
In re                              )    No. 93-48535 T
                                   )
     HEXCEL CORPORATION, a         )    Chapter 11
     Delaware corporation,         )
                                   )
                         Debtor.   )
                                   )
Tax Id. No. 94-1109521             )
___________________________________)

              FIRST AMENDED PLAN OF REORGANIZATION PROPOSED BY THE
              DEBTOR AND THE OFFICIAL COMMITTEE OF EQUITY SECURITY
                 HOLDERS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                            (DATED NOVEMBER 7, 1994)

                             PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

                                                                        PAGE NO.


ARTICLE I.     DEFINITION AND CONSTRUCTION OF TERMS. . . . . . . . . . . . .   1


ARTICLE II.    TREATMENT OF ADMINISTRATIVE
               EXPENSE CLAIMS AND PRIORITY TAX CLAIMS. . . . . . . . . . . .  20

2.1.      Administrative Expense Claims. . . . . . . . . . . . . . . . . . .  20

2.2.      Priority Tax Claims. . . . . . . . . . . . . . . . . . . . . . . .  21


ARTICLE III.   CLASSIFICATION OF CLAIMS AND EQUITY
               INTERESTS . . . . . . . . . . . . . . . . . . . . . . . . . .  22

3.1.      Class 1 (Other Priority Claims). . . . . . . . . . . . . . . . . .  22

3.2.      Class 2 (Secured Claims) . . . . . . . . . . . . . . . . . . . . .  22

3.2.1.    Class 2A (Graham Industrial Mortgage Claims) . . . . . . . . . . .  22

3.2.2.    Class 2B (Greater Pottsville Mortgage Claims). . . . . . . . . . .  23

3.2.3.    Class 2C (Pottsville PIDA (Schuylkill)
          Mortgage Claims) . . . . . . . . . . . . . . . . . . . . . . . . .  23

3.2.4.    Class 2D (Other Secured Claims). . . . . . . . . . . . . . . . . .  23

3.3.      Class 3 (IDRB Claims). . . . . . . . . . . . . . . . . . . . . . .  23

3.3.1.    Class 3A (California Pollution Control
          Financing Authority) . . . . . . . . . . . . . . . . . . . . . . .  24

3.3.2.    Class 3B (Industrial Development Authority
          of the City of Casa Grande). . . . . . . . . . . . . . . . . . . .  24

3.3.3.    Class 3C (Young County #1 Industrial
          Development Corporation) . . . . . . . . . . . . . . . . . . . . .  24

3.3.4.    Class 3D (Guadalupe-Blanco River Authority
          Industrial Development Corporation). . . . . . . . . . . . . . . .  25

3.3.5.    Class 3E (Port of Skagit County Industrial
          Development Corporation) . . . . . . . . . . . . . . . . . . . . .  25

3.3.6.    Class 3F (Industrial Development Authority
          of the County of Los Angeles). . . . . . . . . . . . . . . . . . .  25

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3.3.7.    Class 3G (City of Lancaster) . . . . . . . . . . . . . . . . . . .  26

3.4.      Class 4 (BNP Claims) . . . . . . . . . . . . . . . . . . . . . . .  26

3.5.      Class 5 (General Unsecured Claims) . . . . . . . . . . . . . . . .  26

3.6.      Class 6 (Principal Mutual Claims). . . . . . . . . . . . . . . . .  26

3.7.      Class 7 (Environmental Claims) . . . . . . . . . . . . . . . . . .  26

3.8.      Class 8 (Intercompany Claims). . . . . . . . . . . . . . . . . . .  26

3.8.1.    Class 8A (Hexcel Lyon Claim) . . . . . . . . . . . . . . . . . . .  27

3.8.2.    Class 8B (Other Intercompany Claims) . . . . . . . . . . . . . . .  27

3.9.      Class 9 (Subordinated Debenture Claims). . . . . . . . . . . . . .  27

3.10.     Class 10 (Section 510(b) Hexcel Common
          Stock Trading Claims). . . . . . . . . . . . . . . . . . . . . . .  27

3.11.     Class 11 (Common Stock). . . . . . . . . . . . . . . . . . . . . .  27

3.12.     Class 12 (Hexcel Options)  . . . . . . . . . . . . . . . . . . . .  27


ARTICLE IV.    TREATMENT OF CLAIMS AND EQUITY INTERESTS. . . . . . . . . . .  27

4.1.      Class 1 (Other Priority Claims). . . . . . . . . . . . . . . . . .  27

4.2.      Class 2 (Secured Claims) . . . . . . . . . . . . . . . . . . . . .  28

4.2.1.    Class 2A (Graham Industrial Mortgage
          Claims). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

4.2.2.    Class 2B (Greater Pottsville Mortgage
          Claims). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

4.2.3.    Class 2C (Pottsville PIDA (Schuylkill)
          Mortgage Claims) . . . . . . . . . . . . . . . . . . . . . . . . .  29

4.2.4.    Class 2D (Other Secured Claims). . . . . . . . . . . . . . . . . .  29

4.3.      Class 3 (IDRB Claims). . . . . . . . . . . . . . . . . . . . . . .  30

4.3.1     Class 3A (California Pollution Control
          Financing Authority).. . . . . . . . . . . . . . . . . . . . . . .  30

4.3.2     Class 3B (Industrial Development Authority
          Of The City Of Casa Grande). . . . . . . . . . . . . . . . . . . .  30

4.3.3     Class 3C (Young County #1 Industrial
          Development Corporation).. . . . . . . . . . . . . . . . . . . . .  31

4.3.4     Class 3D (Guadalupe-Blanco River Authority
          Industrial Development Corporation). . . . . . . . . . . . . . . .  31

4.3.5     Class 3E (Port Of Skagit County
          Industrial Development Corporation). . . . . . . . . . . . . . . .  31

4.3.6     Class 3F (Industrial Development Authority
          Of The County Of Los Angeles). . . . . . . . . . . . . . . . . . .  32

4.3.7     Class 3G (City Of Lancaster) . . . . . . . . . . . . . . . . . . .  32

4.4.      Class 4 (BNP Claims) . . . . . . . . . . . . . . . . . . . . . . .  33

4.5.      Class 5 (General Unsecured Claims) . . . . . . . . . . . . . . . .  37

4.6.      Class 6 (Principal Mutual Claims). . . . . . . . . . . . . . . . .  38

4.7.      Class 7 (Environmental Claims) . . . . . . . . . . . . . . . . . .  39

4.8.      Class 8 (Intercompany Claims). . . . . . . . . . . . . . . . . . .  39

4.8.1     Class 8A (Hexcel Lyon Claim) . . . . . . . . . . . . . . . . . . .  39

4.8.2     Class 8B (Other Intercompany Claims) . . . . . . . . . . . . . . .  40

4.9.      Class 9 (Subordinated Debenture Claims). . . . . . . . . . . . . .  40

4.10.     Class 10 (Section 510(b) Hexcel
          Common Stock Trading Claims. . . . . . . . . . . . . . . . . . . .  41

4.11.     Class 11 (Common Stock). . . . . . . . . . . . . . . . . . . . . .  41

4.12.     Class 12 (Hexcel Options). . . . . . . . . . . . . . . . . . . . .  43


ARTICLE V.     PROVISIONS OF EQUITY SECURITIES
               TO BE ISSUED PURSUANT TO THE PLAN . . . . . . . . . . . . . .  44

5.1.      Reorganized Hexcel Common Stock. . . . . . . . . . . . . . . . . .  44

5.2.      Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


ARTICLE VI.    MEANS OF IMPLEMENTATION, PROVISIONS
               REGARDING VOTING AND DISTRIBUTIONS
               UNDER THE PLAN AND TREATMENT OF
               DISPUTED, CONTINGENT, AND UNLIQUIDATED
               ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS
               AND EQUITY INTERESTS  . . . . . . . . . . . . . . . . . . . .  46

6.1.      Voting of Claims and Interests . . . . . . . . . . . . . . . . . .  46

6.2.      Method of Distributions Under the Plan.. . . . . . . . . . . . . .  47

6.3.      Distributions Relating to Disputed Claims. . . . . . . . . . . . .  49

6.4.      Resolution of Disputed Administrative
          Expense Claims and Disputed Claims . . . . . . . . . . . . . . . .  50

6.5.      Cancellation and Surrender of Existing Debt
          Securities and Agreements. . . . . . . . . . . . . . . . . . . . .  51

6.6.      Record Date for Distribution of Securities . . . . . . . . . . . .  52

6.7.      Cancellation and Exchange of Common Stock. . . . . . . . . . . . .  52

6.8.      Delivery of Shares to the Standby Purchaser. . . . . . . . . . . .  53

6.9.      Standby Purchase Commitment. . . . . . . . . . . . . . . . . . . .  54

6.10.     John J. Lee Purchase . . . . . . . . . . . . . . . . . . . . . . .  54

6.11.     Registration Rights Agreement for Affiliates . . . . . . . . . . .  54


ARTICLE VII.   EXECUTORY CONTRACTS AND UNEXPIRED
               LEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

7.1.      Assumption or Rejection of Executory
          Contracts and Unexpired Leases . . . . . . . . . . . . . . . . . .  54

7.2.      Indemnification Obligations. . . . . . . . . . . . . . . . . . . .  57

7.3.      Compensation and Benefit Programs. . . . . . . . . . . . . . . . .  58

7.4.      Retiree Benefits . . . . . . . . . . . . . . . . . . . . . . . . .  59


ARTICLE VIII.  PROVISIONS REGARDING CORPORATE
               GOVERNANCE OF THE REORGANIZED
               DEBTOR. . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

8.1.      General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

8.2.      Meetings of Stockholders . . . . . . . . . . . . . . . . . . . . .  60

8.3.      Directors and Officers of Reorganized
          Debtor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

8.4.      Certificate of Incorporation and Bylaws. . . . . . . . . . . . . .  62

8.5.      Issuance of New Securities . . . . . . . . . . . . . . . . . . . .  62

8.6       Cancellation of Preferred Stock Rights . . . . . . . . . . . . . .  63

ARTICLE IX.    EFFECT OF CONFIRMATION OF PLAN. . . . . . . . . . . . . . . .  64

9.1.      Revesting of Assets. . . . . . . . . . . . . . . . . . . . . . . .  64

9.2.      Discharge of Debtor. . . . . . . . . . . . . . . . . . . . . . . .  64

9.3.      Extinguishment of Causes of Action Under
          the Avoiding Power Provisions. . . . . . . . . . . . . . . . . . .  65


ARTICLE X.     EFFECTIVENESS OF THE PLAN . . . . . . . . . . . . . . . . . .  65

10.1.     Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . .  65

10.2.     Effect of Failure of Conditions. . . . . . . . . . . . . . . . . .  66

10.3.     Waiver of Conditions . . . . . . . . . . . . . . . . . . . . . . .  67


ARTICLE XI.    RETENTION OF JURISDICTION . . . . . . . . . . . . . . . . . .  67

ARTICLE XII.   MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . .  69

12.1.     Effectuating Documents and Further
          Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

12.2.     Exemption from Transfer Taxes. . . . . . . . . . . . . . . . . . .  69

12.3.     Exculpation and Releases . . . . . . . . . . . . . . . . . . . . .  70

12.4.     Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

12.5.     Amendment or Modification of the Plan;
          Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

12.6.     Revocation or Withdrawal of the Plan . . . . . . . . . . . . . . .  72

12.7.     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .  72

12.8.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

12.9.     Post-Effective Date Professional Fees. . . . . . . . . . . . . . .  73

12.10.    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  74

12.11.    Withholding and Reporting Requirements . . . . . . . . . . . . . .  74

12.12.    Plan Supplement. . . . . . . . . . . . . . . . . . . . . . . . . .  74

12.13.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

12.14.    Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

12.15.    Filing of Additional Documents . . . . . . . . . . . . . . . . . .  75

EXHIBITS

Exhibit A - Subscription Rights Plan
Exhibit B - Standby Purchase Commitment and Exhibits,
            including Security Agreement and Registration
            Rights Agreement
Exhibit C - Restated Certificate of Incorporation
Exhibit D - Restated Bylaws
Exhibit E - Registration Rights Agreement for Affiliates


SCHEDULES

Schedule 7.1(a) - Rejected Executory Contracts
Schedule 7.3    - Discontinued Employment, Severance,
                    Compensation and Benefit Plans, Policies, Practices and Programs

          Hexcel Corporation, a Delaware corporation ("Hexcel") and the Official Committee of Equity Security Holders of Hexcel (the "Equity Committee") (collectively, the "Proponents"), hereby propose the following first amended plan of reorganization pursuant to Section 1121(a) of title 11 of the United States Code:


                                    ARTICLE I

                      DEFINITION AND CONSTRUCTION OF TERMS

          DEFINITIONS.   As used herein, the following terms have the respective
meanings specified below, unless the context otherwise requires:

          1.1. ADMINISTRATIVE EXPENSE CLAIM means any Claim under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the estate of the Debtor, any actual and necessary expenses of operating the business of the Debtor, all compensation or reimbursement of expenses allowed by the Bankruptcy Court under Section 330 or 503 of the Bankruptcy Code, any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code, all reasonable out of pocket travel expenses of Equity Committee and Creditors' Committee members, and all CIT Credit Claims.

          1.2. ALLOWED means

               (a) with respect to a Claim other than a Subordinated Debenture Claim, any Claim that is not a Disputed

Claim and proof of which was timely and properly filed or, if no proof of claim was filed, which has been or hereafter is listed by the Debtor on its Schedules as liquidated in amount and not disputed or contingent. "Allowed Administrative Expense Claim" or "Allowed Claim" shall not include interest on such Administrative Expense Claim or Claim from and after the Commencement Date unless otherwise expressly specified in the Plan;

               (b) with respect to a Subordinated Debenture Claim, any such Claim properly reflected in the records of the indenture trustee for the Subordinated Debentures or any agent thereof pursuant to that certain Indenture dated as of August 1, 1986 between Hexcel and the Bank of California, N.A., Trustee Re: 7% Convertible Subordinated Debentures due 2011; and

               (c) with respect to an Interest, any Interest as reflected in the records of the transfer agent for Hexcel Common Stock at the close of business on the Effective Date, and with respect to a Hexcel Option, any Options as reflected in the records of the Debtor on the Effective Date.

          1.3. AMENDED AND RESTATED BNP REIMBURSEMENT AGREEMENTS means the amended and restated reimbursement agreements with respect to the BNP Letters of Credit to be entered into with the holder of the Allowed Class 4 Claim containing the terms described in Section 4.4 of the Plan.

          1.4. BALLOT means each of the voting forms to be distributed with the Plan and the Disclosure Statement to holders of Claims or Equity Interests in Classes that are impaired under the terms of the Plan and are entitled to vote in connection with the solicitation of acceptances of the Plan.

          1.5. BANK REVOLVER CLAIMS means all Claims arising under or related to that certain Credit Agreement dated April 29, 1991 between Hexcel Corporation and the institutions named therein and Wells Fargo Bank, N.A., as Agent, as amended, supplemented or modified.

          1.6. BANKRUPTCY CODE means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

          1.7. BANKRUPTCY COURT means the United States District Court for the Northern District of California, Oakland Division, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court pursuant to section 151 of title 28 of the United States Code.

          1.8. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

          1.9. BASIC SUBSCRIPTION RIGHT means the right of a holder of Hexcel Common Stock to purchase one share of Reorganized Hexcel Common Stock in accordance with the provisions of the Rights Plan.

          1.10.  BNP means Banque Nationale de Paris.

          1.11. BNP CLAIMS means all Claims of BNP against the Debtor arising under or relating to the BNP Letters of Credit described in Section 1.12 hereof, including all Claims of BNP under the BNP reimbursement agreements described in
Section 1.13 and other documents, instruments and agreements related to such letters of credit and reimbursement agreements.

          1.12. BNP LETTERS OF CREDIT means the seven letters of credit issued by BNP for the account of the Debtor as credit support for the industrial development revenue bonds issued in connection with the transactions which are the subject of the IDRB Claims, as such letters of credit have been modified or extended through the Effective Date.

          1.13. BNP REIMBURSEMENT AGREEMENTS means the seven reimbursement agreements between BNP and the Debtor pursuant to which the Debtor agreed to reimburse BNP for drawings under the BNP Letters of Credit.

          1.14. BUSINESS DAY means any day on which commercial banks are open for business in the City and County of San Francisco, California, other than a Saturday, Sunday or legal holiday in the State of California.

          1.15. BYLAWS means the Restated Bylaws of Hexcel in effect immediately prior to the Effective Date.

          1.16. CASH means the legal tender of the United States of America.

          1.17. CERTIFICATE OF INCORPORATION means the Restated Certificate of Incorporation of Hexcel in effect immediately prior to the Effective Date.

          1.18. CHAPTER 11 CASE means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor, styled IN RE HEXCEL CORPORATION, Case No. 93-48535 T (Chapter 11), currently pending in the Bankruptcy Court.

          1.19. CIT means The CIT Group/Business Credit, Inc., a New York corporation and a post-petition lender to the Debtor under the CIT Credit Agreement.

          1.20. CIT CREDIT AGREEMENT means the Debtor in Possession Credit Agreement, dated as of December 8, 1993, by and between the Debtor and CIT, and related documents, as amended and modified from time to time, and as approved by orders of the Bankruptcy Court, pursuant to which CIT agreed to advance funds and credit to the Debtor during the course of the Chapter 11 Case on a secured, super-priority basis.

          1.21. CIT CREDIT CLAIMS means all Claims of CIT arising under the CIT Credit Agreement.

          1.22. CLAIM means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          1.23. CLASS means a category of holders of Claims or Equity Interests as established by the terms of Article III of the Plan.

          1.24. COMMENCEMENT DATE means December 6, 1993, the date on which the Debtor commenced the Chapter 11 Case.

          1.25. COMMON STOCK means the common stock of Hexcel, par value $.01 per share, issued and outstanding prior to the Effective Date, together with all Preferred Stock Rights appurtenant thereto, including any restricted Common Stock issued pursuant to the Stock Plan.

          1.26. COMMON STOCK INTERESTS means all Equity Interests in Hexcel represented by the shares of Common Stock of Hexcel together with all appurtenant Preferred Stock Rights.

          1.27. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

          1.28. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

          1.29. CREDITORS' COMMITTEE means the statutory committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code on December 10, 1993, as such committee may be constituted from time to time.

          1.30. CURE means the distribution of Cash, or such other property as may be agreed upon by the Debtor and the recipient thereof or ordered by the Bankruptcy Court, as and to the extent required for the assumption of an unexpired lease or executory contract pursuant to the provisions of Section 365(b) of the Bankruptcy Code.

          1.31.  DEBTOR means Hexcel Corporation, a Delaware corporation.

          1.32. DEBTOR IN POSSESSION means the Debtor, as debtor in possession in the Chapter 11 Case.

          1.33. DISCLOSURE STATEMENT means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

          1.34.  DISPUTED means, with respect to a Claim,

               (a) any Claim, proof of which was not timely and properly filed and which in the case of a Claim has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or is not listed in the Schedules or in the case of an Administrative Claim is reflected in the Debtor's books and records as unliquidated, disputed or contingent or is not reflected in the Debtor's books and records;

               (b) any Claim as to which the Debtor or any other party in interest has filed an objection or request for estimation on or before the Effective Date or such other applicable limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, except to the extent that such objection or request for estimation is withdrawn or determined by a Final Order, in favor of the holder of such Claim;

               (c) any Claim as to which a proof of claim is timely and properly filed, except to the extent that the amount asserted in such proof of claim does not exceed the liquidated, undisputed and noncontingent amount set forth in the Schedules with respect to such Claim. A Claim that is Disputed pursuant only to the provisions of this Subsection 1.34(c) shall cease to be Disputed (i) on the ninetieth (90th) day following the Effective Date or on such later applicable deadline fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, unless an objection or request for estimation with respect to such Claim has been filed by such deadline, or (ii) upon, and to the extent, of a withdrawal of such objection or request for estimation or a determination thereon by a Final Order in favor of the holder of such Claim; or

               (d) as to Claims filed pursuant to Section 7.1(e) of the Plan or any other Claim not filed prior to the Confirmation Date, the Debtor or any other party in interest has filed an objection or request for estimation on or before a deadline to be established by the Bankruptcy Court.

          1.35. EFFECTIVE DATE means the date on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

          1.36. ELIGIBLE RIGHTS HOLDER means a Record Holder of Hexcel Common Stock who has exercised, in accordance with the terms of the Rights Plan, all Basic Subscription Rights issued to such holder by Reorganized Hexcel pursuant to the Plan.

          1.37. ENVIRONMENTAL CLAIM means any Claim, notice of violation, action, lien, demand, abatement or other order or direction (conditional or otherwise) by any governmental body or any entity for personal injury (including sickness, disease or death), tangible or intangible property damage, money damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of an Environmental Release (including, without limitation, sudden or non-sudden accidental or non-accidental Environmental Releases), or exposure to any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, or audible noise at, in, by, from or related to the properties presently or formerly owned, leased or operated by Hexcel or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the properties presently or formerly owned, leased or operated by Hexcel; or (c) the violation, or alleged violation, of any Environmental Laws, orders or permits of or from any governmental body relating to environmental matters connected with the properties presently or formerly owned, leased or operated by Hexcel.

          1.38. ENVIRONMENTAL LAW means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline concerning an Environmental Release into any part of the natural environment, or activities that might result in damage to the natural environment and with protecting or improving the quality of the natural environment and protecting public and employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 ET SEQ.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 ET SEQ.), the Clean Water Act (33 U.S.C. Section 1251 ET SEQ.), the Clean Air Act (42 U.S.C. Section 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 ET SEQ.), as such laws have been amended and supplemented, and the regulations promulgated pursuant thereto, and any and all treaties, conventions and environmental public and employee health and safety statutes and regulations or analogous requirements of non-United States jurisdictions in which Hexcel or any of its subsidiaries conducts any business.

          1.39. ENVIRONMENTAL RELEASE means any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, leased or operated by Hexcel or any subsidiary, including the movement of any Hazardous Material or other substance through or in the air, soil, surface water, groundwater or property.

          1.40.  EPA means the Environmental Protection Agency.

          1.41. EQUITY COMMITTEE means the statutory committee of equity security holders appointed by the United States Trustee in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code on December 21, 1993, including State of Wisconsin Investment Board as an EX OFFICIO member, as such committee may be constituted from time to time.

          1.42. EQUITY INTEREST or INTEREST means any equity interest in the Debtor, and any option, warrant or other agreement requiring the issuance of any such equity interest.

          1.43. EXIT FINANCING FACILITY means a working capital credit facility in an amount not less than $35 million to be obtained by Reorganized Hexcel to meet its ordinary working capital requirements.

          1.44. FINAL ORDER means an order of the Bankruptcy Court as to which the time to appeal, petition for CERTIORARI, or move for reargument or rehearing has expired and as to which no appeal, petition for CERTIORARI, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for CERTIORARI, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Proponents or Reorganized Hexcel or, in the event that an appeal, writ of CERTIORARI, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or CERTIORARI, reargument or rehearing shall have been denied and the time to take any further appeal, petition for CERTIORARI or move for reargument or rehearing shall have expired.

          1.45. GENERAL UNSECURED CLAIMS means all Unsecured Claims against the Debtor, other than Claims in Classes 1, 2, 3, 4, 6, 7, 8, 9 and 10. Such Claims include, without limitation, the Bank Revolver Claims, the claim of Barclays Bank Ltd. under its Letter of Credit and Reimbursement Agreement, and all Claims in respect of the rejection of leases and executory contracts, certain guarantee claims, as well as all Claims of Hexcel's trade vendors and suppliers.

          1.46. HAZARDOUS MATERIALS means any substance, material or waste which is regulated by any local, state or federal governmental body in the jurisdiction in which Hexcel or any subsidiary conducts business, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of any

Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

          1.47. HEXCEL LYON means Hexcel S.A., a French subsidiary of Debtor having its operations in Lyon, France.

          1.48. HEXCEL LYON NOTE means the note issuable to Hexcel Lyon on the Effective Date as described in Section 4.8 hereof.

          1.49. HEXCEL OPTIONS means options to purchase Common Stock and all other rights and awards granted prior to the Effective Date pursuant to the Stock Plan, but does not include any restricted Common Stock awarded thereunder (which shares shall be included in Class 11).

          1.50. IDRB'S shall mean all industrial revenue bonds issued pursuant to the loan agreements specified in Section 3.3, and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified.

          1.51. IDRB CLAIMS means all Claims arising under or relating to the loan agreements specified in Section 3.3, and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified, other than the BNP Claims.

          1.52. NJDEPE means the New Jersey Department of Environmental Protection and Energy.

          1.53. OTHER INTERCOMPANY CLAIM means any Claim against the Debtor by any Subsidiary of the Debtor other than the Hexcel Lyon Claim.

          1.54. OTHER PRIORITY CLAIM means any Claim, other than a Priority Tax Claim and an Administrative Expense Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code.


          1.55. OVERSUBSCRIPTION POOL means those shares of Reorganized Hexcel Common Stock that are subject to Basic Subscription Rights but are not purchased through exercise of such Basic Subscription Rights.

          1.56. OVERSUBSCRIPTION RIGHTS means the rights of Eligible Rights Holders under the Rights Plan to purchase, subject to Proration, those shares of Reorganized Hexcel Common Stock in the Stockholder Pool.

          1.57. PETITION means the voluntary petition filed with the Court to commence the Chapter 11 Case on December 6, 1993.


          1.58. PLAN means this chapter 11 plan of reorganization (including all exhibits and schedules annexed hereto), either in its present form or as it may be altered, amended, or modified from time to time.

          1.59.  PLAN SUPPLEMENT means the forms of documents specified in
Section 12.12 of the Plan.

          1.60. POSTCONFIRMATION LIST means the United States Trustee, the Debtor, the Debtor's attorneys, counsel for the Creditors' Committee and the Equity Committee (until termination of the Committees' operations pursuant to Section 12.4 of the Plan) and those parties who, subsequent to the Confirmation Date, file with the Court and serve upon the

Debtor and its attorneys written requests for special notice as provided by the terms of the Plan, which requests, in order to be effective, must include street addresses and telephone and telecopy numbers for purposes of service; PROVIDED that parties may be eliminated from such list from time to time by order of the Bankruptcy Court, pursuant to motions of the Debtor on notice to the then-constituted Postconfirmation List, upon a showing that such parties no longer hold material Interests or Claims in the Chapter 11 Case, or no longer require notice.

          1.61. PREFERRED STOCK RIGHTS means all rights to purchase shares (or fractions of a share) of Series A Junior Participating Preferred Stock, no par value, of Hexcel, which rights are the subject of the Rights Agreement, dated as of August 14, 1986, between Hexcel and The Bank of California.

          1.62. PRINCIPAL MUTUAL CLAIMS means all Claims arising under or relating to (a) that certain Note Agreement dated as of October 1, 1988, between Hexcel and Principal Mutual Life Insurance Company pursuant to which Principal Mutual Life Insurance Company purchased a $30,000,000 face amount 10.12% Senior Note due October 1, 1998 (the "PRINCIPAL MUTUAL 10.12% NOTE"), and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified, and (b) that certain Note Agreement dated as of December 9, 1977, between Hexcel and Principal Mutual Life Insurance Company pursuant to which Principal Mutual Life Insurance Company purchased a $8,000,000 face amount 8.75%

Senior Note due June 1, 1997 (the "PRINCIPAL MUTUAL 8.75% NOTE"), and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified.

          1.63. PRIORITY TAX CLAIM means a Claim of a governmental unit of a kind specified in Sections 502(i) and 507(a)(7) of the Bankruptcy Code.

          1.64. PRO RATA means (i) regarding Claims, the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of Allowed Claims in such Class; and (ii) regarding Interests, the ratio of the amount of the Allowed Interest to the aggregate amount of Allowed Interests.

          1.65. PRORATION means the method set forth in the Rights Plan for apportioning the shares of Reorganized Hexcel Common Stock in the Stockholder Pool among Eligible Rights Holders in the event that there are an insufficient number of shares in the Stockholder Pool to satisfy all exercised
Oversubscription Rights.

          1.66. PRP means a "potentially responsible party" within the meaning of the Environmental Laws.

          1.67. RECORD HOLDER OF HEXCEL COMMON STOCK means a stockholder of record of Hexcel Common Stock as of the close of business on the Effective Date.

          1.68. REINSTATED or REINSTATEMENT means leaving a Claim unimpaired in accordance with the provisions of Section 1124(2) of the Bankruptcy Code.

          1.69. REORGANIZED DEBTOR or REORGANIZED HEXCEL means Hexcel, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

          1.70. REORGANIZED HEXCEL COMMON STOCK means the common stock, par value $.01 per share, of Reorganized Hexcel to be issued by Reorganized Hexcel on and after the Effective Date.

          1.71. RIGHTS means the rights to purchase Reorganized Hexcel Common Stock to be issued under the Rights Plan pursuant to Section 4.11 of the Plan, and includes the Basic Subscription Rights and the Oversubscription Rights.

          1.72. RIGHTS PLAN means the Subscription Rights Plan substantially in the form of EXHIBIT A hereto, pursuant to which the Rights are to be issued.

          1.73. SCHEDULES means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor as required by Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments thereto.

          1.74. SECTION 510(B) HEXCEL COMMON STOCK TRADING CLAIM means any Claim (a) arising from rescission of a purchase or sale of shares of Common Stock, (b) for damages arising from the purchase or sale of shares of Common Stock, or (c) for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of a Claim described in clauses (a) or (b) of this
Section 1.74, other than a Claim for reimbursement or contribution described in
Section 7.2 of the Plan.

          1.75. SECURED CLAIM means an Allowed Claim held by any entity to the extent of the value, as set forth in the Plan or as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest in property of the Debtor's estate securing such Allowed Claim.

          1.76. STANDBY POOL means 25% of the amount of shares of Reorganized Hexcel Common Stock, if any, which remain available in the Oversubscription Pool after the first 108,108 shares of Reorganized Hexcel Common Stock in the Oversubscription Pool have been allocated for purchase by John J. Lee.

          1.77. STANDBY PURCHASE COMMITMENT means the Standby Purchase Commitment substantially in the form of EXHIBIT B hereto, pursuant to which the Standby Purchaser has agreed to purchase certain shares of Reorganized Hexcel Common Stock, including but not limited to the Minimum Shares (as defined therein), and those shares, if any, in the Standby Pool and the balance of shares remaining, if any, in the Stockholder Pool after satisfaction of all Oversubscription Rights.

          1.78.  STANDBY PURCHASER means Mutual Series Fund Inc.

          1.79. STOCK PLAN means the Hexcel Corporation 1988 Management Stock Program, as amended.

          1.80. STOCKHOLDER POOL means 75% of the amount of shares of Reorganized Hexcel Common Stock, if any, which remain available in the Oversubscription Pool after the first

108,108 shares of Reorganized Hexcel Common Stock in the Oversubscription Pool have been allocated for purchase by John J. Lee.

          1.81. SUBORDINATED DEBENTURE CLAIMS means all Claims arising under or related to that certain Indenture dated as of August 1, 1986 between Hexcel and The Bank of California, N.A., Trustee Re: 7% Convertible Subordinated Debentures due 2011, the Subordinated Debentures, and any of the documents, instruments and agreements relating thereto, as amended, supplemented or modified.

          1.82. SUBORDINATED DEBENTURES means all debentures issued under or pursuant to that certain Indenture dated as of August 1, 1986 between Hexcel and The Bank of California, N.A., Trustee Re: 7% Convertible Subordinated Debentures due 2011 (the "SUBORDINATED DEBENTURE INDENTURE").

          1.83. SUBSCRIPTION RIGHTS EXPIRATION DATE means the first Business Day that occurs not less than forty five calendar days after the Effective Date.

          1.84. SUBSCRIPTION RIGHTS CERTIFICATE means a certificate substantially in the form attached to the Rights Plan.

          1.85. SUBSCRIPTION RIGHTS PERIOD means the period commencing on the fifteenth day after the Effective Date and concluding at 5:00 p.m. EST on the Subscription Rights Expiration Date.

          1.86. SUBSIDIARY means any entity of which Hexcel owns directly or indirectly at least 95% of the outstanding capital stock.

          1.87. UNSECURED CLAIM means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, or Other Priority Claim.

          OTHER TERMS. Any term used herein that is not defined herein shall have the meaning ascribed to that term, if any, in the Bankruptcy Code.


          CONSTRUCTION OF CERTAIN TERMS.

          (a) The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

          (b) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


                                   ARTICLE II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

          2.1. ADMINISTRATIVE EXPENSE CLAIMS. Except to the extent that the holder of an Allowed Administrative Expense Claim agrees to a different treatment, Reorganized Hexcel shall pay to each holder of an Allowed Administrative Expense

Claim Cash in an amount equal to such Allowed Administrative Expense Claim on the latest of the Effective Date, the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim and when it is due; PROVIDED, HOWEVER, that Allowed Administrative Expense Claims (other than Claims under
Section 330 of the Bankruptcy Code) representing obligations incurred in the ordinary course of business of or assumed by the Debtor in Possession shall be paid in full and performed by the Reorganized Debtor in the ordinary course of business in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

          2.2. PRIORITY TAX CLAIMS. Except to the extent that the holder of an Allowed Priority Tax Claim agrees to a different treatment, Reorganized Hexcel shall pay to each holder of an Allowed Priority Tax Claim, at the sole option of Reorganized Hexcel, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (b) equal annual cash payments in arrears in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to five percent (5%), over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.


                                   ARTICLE III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

          The following is a designation of the Classes of Claims and Equity Interests in the Plan. Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the following Classes, in accordance with the provisions of Section 1123(a)(1) of the Bankruptcy Code. The treatment accorded Administrative Expense Claims and Priority Tax Claims is set forth in Article II, above. Consistent with Section 1122 of the Bankruptcy Code, a Claim or Equity Interest is classified by the Plan in a particular Class only to the extent that the Claim or Equity Interest is within the description of the Class and is classified in a different Class to the extent the Claim or Equity Interest is within the description of that different Class.

          3.1. CLASS 1 (OTHER PRIORITY CLAIMS) consists of all Other Priority Claims against the Debtor.

          3.2. CLASS 2 (SECURED CLAIMS) consists of all Secured Claims, each of which shall be within a separate subclass (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy
Code), as follows:

               3.2.1 CLASS 2A (GRAHAM INDUSTRIAL MORTGAGE CLAIMS) consists of all Claims against the Debtor under that certain Real Estate Lien Note, dated February 1, 1992, from Debtor to Graham Industrial Association, Inc. in the original principal amount of $150,000, and under the related deed of trust and all other related documents, instruments and agreements.

               3.2.2 CLASS 2B (GREATER POTTSVILLE MORTGAGE CLAIMS) consists of all Claims against the Debtor under that certain Promissory Note, dated June 13, 1980, from Debtor to Greater Pottsville Industrial Development Corporation in the original principal amount of $400,000, and under the related mortgage and all other related documents, instruments and agreements.

               3.2.3 CLASS 2C (POTTSVILLE PIDA (SCHUYLKILL) MORTGAGE CLAIMS) consists of all Claims against the Debtor under that certain Note, dated May 11, 1988, from Schuylkill Economic Development Corporation to The Pennsylvania Development Authority in the original principal amount of $498,220 and under the related mortgage and all other related documents, instruments and agreements (including, without limitation, the Consent, Subordination and Assumption Agreement, dated March 15, 1988, between the Debtor and Schuylkill Economic Development Corporation).

               3.2.4 CLASS 2D (OTHER SECURED CLAIMS) consists of all other Secured Claims.

          3.3. CLASS 3 (IDRB CLAIMS) consists of all IDRB Claims, each of which shall be within a separate subclass (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:

               3.3.1 CLASS 3A (CALIFORNIA POLLUTION CONTROL FINANCING AUTHORITY) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of April 1, 1988, between the Debtor and California Pollution Control Financing Authority regarding $750,000 of Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988 due March 1, 2008, and under all related documents, instruments and agreements, other than the BNP Claims.

               3.3.2 CLASS 3B (INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF CASA GRANDE) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of March 1, 1988, between the Debtor and Industrial Development Authority of the City of Casa Grande regarding $2,050,000 of Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988 due September 1, 2007, and under all related documents, instruments and agreements, other than the BNP Claims.

               3.3.3 CLASS 3C (YOUNG COUNTY #1 INDUSTRIAL DEVELOPMENT CORPORATION) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of April 1, 1988, between the Debtor and Young County #1 Industrial Development Corporation regarding $800,000 of Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding

Bonds (Hexcel Corporation Project), Series 1988 due March 1, 2008, and under all related documents, instruments and agreements, other than the BNP Claims.

               3.3.4 CLASS 3D (GUADALUPE-BLANCO RIVER AUTHORITY INDUSTRIAL DEVELOPMENT CORPORATION) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of April 1, 1988, between Debtor and Guadalupe-Blanco River Authority Industrial Development Corporation regarding $3,150,000 of Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988 due March 1, 2008, and under all related documents, instruments and agreements, other than the BNP Claims.

               3.3.5 CLASS 3E (PORT OF SKAGIT COUNTY INDUSTRIAL DEVELOPMENT CORPORATION) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of December 1, 1989, between the Debtor and Port of Skagit County Industrial Development Corporation regarding $3,000,000 of Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project), due December 1, 2024, and under all related documents, instruments and agreements, other than the BNP Claims.
               3.3.6 CLASS 3F (INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF LOS ANGELES) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of March 1, 1988, between the Debtor and Industrial Development Authority of the County of Los Angeles regarding

$4,900,000 of Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988 due September 1, 2007, and under all related documents, instruments and agreements, other than the BNP Claims.

               3.3.7 CLASS 3G (CITY OF LANCASTER) consists of all Claims against the Debtor under that certain Loan Agreement, dated as of April 1, 1988, between the Debtor and City of Lancaster regarding $1,000,000 of Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988 due March 1, 2008, and under all related documents, instruments and agreements, other than the BNP Claims.

          3.4.  CLASS 4 (BNP CLAIMS) consists of the BNP Claims.

          3.5. CLASS 5 (GENERAL UNSECURED CLAIMS) consists of all General Unsecured Claims.

          3.6. CLASS 6 (PRINCIPAL MUTUAL CLAIMS) consists of the Principal Mutual Claims.

          3.7. CLASS 7 (ENVIRONMENTAL CLAIMS) consists of all Environmental Claims, except the Claim filed by Barclays Bank Ltd. with respect to the $4,000,000 undrawn letter of credit securing the Debtor's performance of its obligations under an Administrative Order on Consent with the State of New Jersey.

          3.8. CLASS 8 (INTERCOMPANY CLAIMS) consists of two subclasses (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code), as follows:

               3.8.1. CLASS 8A (HEXCEL LYON CLAIM) consists of Claims of Hexcel Lyon for an unpaid intercompany advance in the original principal amount of $2,500,000 made by it to Hexcel.

               3.8.2. CLASS 8B (OTHER INTERCOMPANY CLAIMS) consists of all Other Intercompany Claims.

          3.9. CLASS 9 (SUBORDINATED DEBENTURE CLAIMS) consists of the Subordinated Debenture Claims.

          3.10. CLASS 10 (SECTION 510(B) HEXCEL COMMON STOCK TRADING CLAIMS) consists of all Section 510(b) Hexcel Common Stock Trading Claims.

          3.11. CLASS 11 (COMMON STOCK) consists of all shares of Common Stock, including all Preferred Stock Rights appurtenant thereto and all restricted shares of Common Stock issued pursuant to the Stock Plan.

          3.12.  CLASS 12 (HEXCEL OPTIONS) consists of all Hexcel Options.


                                   ARTICLE IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

          4.1. CLASS 1 -- OTHER PRIORITY CLAIMS.

          (a) NONIMPAIRMENT. Class 1 is unimpaired by the Plan. Each holder of a Claim in Class 1 is conclusively presumed to have accepted the Plan as a holder of a Class 1 Claim and is not entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. Reorganized Hexcel shall pay to each holder of an Allowed Claim in Class 1 Cash in an amount equal to such Allowed Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim.

          4.2. CLASS 2 -  SECURED CLAIMS

               4.2.1 CLASS 2A -- GRAHAM INDUSTRIAL MORTGAGE
                     CLAIMS.

               (a) NONIMPAIRMENT. Class 2A is unimpaired by the Plan. The holder of a Claim in Class 2A is conclusively presumed to have accepted the Plan as a holder of a Class 2A Claim and is not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Graham Industrial Mortgage Claims shall be Reinstated.

               (c) RETENTION OF LIENS. The holder of the Graham Industrial Mortgage Claims in Class 2A shall retain the liens securing such Secured Claim as of the Effective Date.

               4.2.2 CLASS 2B -- GREATER POTTSVILLE MORTGAGE
                     CLAIMS.

               (a) NONIMPAIRMENT. Class 2B is unimpaired by the Plan. The holder of a Claim in Class 2B is conclusively presumed to have accepted the Plan as a holder of a Class 2B Claim and is not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Greater Pottsville Mortgage Claims shall be Reinstated.

               (c) RETENTION OF LIENS. The holder of the Greater Pottsville Mortgage Claims in Class 2B shall retain the liens securing such Secured Claim as of the Effective Date.

               4.2.3     CLASS 2C -- POTTSVILLE PIDA (SCHUYLKILL) MORTGAGE
                         CLAIMS.

               (a) NONIMPAIRMENT. Class 2C is unimpaired by the Plan. The holder of a Claim in Class 2C is conclusively presumed to have accepted the Plan as a holder of a Class 2C Claim and is not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Pottsville PIDA (Schuylkill) Mortgage Claims shall be Reinstated.

               (c) RETENTION OF LIENS. The holder of the Pottsville PIDA (Schuylkill) Mortgage Claims in Class 2C shall retain the liens securing such Secured Claim as of the Effective Date.

               4.2.4     CLASS 2D -- OTHER SECURED CLAIMS.

               (a) NONIMPAIRMENT. Class 2D is unimpaired by the Plan. The holders of Claims in Class 2D are conclusively presumed to have accepted the Plan as holders of Claim 2D Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Secured Claims, if any, in Class 2D shall be Reinstated.

               (c) RETENTION OF LIENS. Each holder of a Claim in Class 2D shall retain the liens securing such holder's Secured Claim as of the Effective Date.

          4.3. CLASS 3 -- IDRB CLAIMS

               4.3.1     CLASS 3A (CALIFORNIA POLLUTION
                         CONTROL FINANCING AUTHORITY).

               (a) NONIMPAIRMENT. Class 3A is unimpaired by the Plan. The holders of Claims in Class 3A are conclusively presumed to have accepted the Plan as holders of Class 3A Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3A shall, at the Proponents' option, be paid in full or Reinstated.

               4.3.2 CLASS 3B (INDUSTRIAL DEVELOPMENT AUTHORITY OF THE CITY OF CASA GRANDE).

               (a) NONIMPAIRMENT. Class 3B is unimpaired by the Plan. The holders of Claims in Class 3B are conclusively presumed to have accepted the Plan as holders of Class 3B Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3B shall, at the Proponents' option, be paid in full or Reinstated.

               4.3.3     CLASS 3C (YOUNG COUNTY #1 INDUSTRIAL
                         DEVELOPMENT CORPORATION).

               (a) NONIMPAIRMENT. Class 3C is unimpaired by the Plan. The holders of Claims in Class 3C are conclusively presumed to have accepted the Plan as holders of Class 3C Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3C shall, at the Proponents' option, be paid in full or Reinstated.

               4.3.4 CLASS 3D (GUADALUPE-BLANCO RIVER AUTHORITY INDUSTRIAL DEVELOPMENT CORPORATION).

               (a) NONIMPAIRMENT. Class 3D is unimpaired by the Plan. The holders of Claims in Class 3D are conclusively presumed to have accepted the Plan as holders of Class 3D Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3D shall, at the Proponents' option, be paid in full or Reinstated.

               4.3.5     CLASS 3E (PORT OF SKAGIT COUNTY
                         INDUSTRIAL DEVELOPMENT CORPORATION).

               (a) NONIMPAIRMENT. Class 3E is unimpaired by the Plan. The holders of Claims in Class 3E are conclusively presumed to have accepted the Plan as holders of Class 3E Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3E shall, at the Proponents' option, be paid in full or Reinstated.

               4.3.6 CLASS 3F (INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF LOS ANGELES).

               (a) NONIMPAIRMENT. Class 3F is unimpaired by the Plan. The holders of Claims in Class 3F are conclusively presumed to have accepted the Plan as holders of Class 3F Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3F shall, at the Proponents' option, be paid in full or Reinstated.


               4.3.7  CLASS 3G (CITY OF LANCASTER).

               (a) NONIMPAIRMENT. Class 3G is unimpaired by the Plan. The holders of Claims in Class 3G are conclusively presumed to have accepted the Plan as holders of Class 3G Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 3G shall, at the Proponents' option, be paid in full or Reinstated.

          4.4.  CLASS 4 -- BNP CLAIMS.

          (a) IMPAIRMENT AND VOTING. Class 4 is impaired by the Plan. The holder of the Claims in Class 4 is entitled to vote to accept or reject the Plan.

          (b)  DISTRIBUTIONS.

               On the Effective Date, the holder of the Claims in Class 4 shall receive:

               (A) Cash in the amount of $181,931.54 for all pre-petition unreimbursed drawings under the seven BNP Letters of Credit, draw fees, letter of credit fees, attorneys' fees and fees and expenses paid by BNP to the remarketing agent for the IDRBs;

               (B) Cash in the amount of all post-petition (i) unreimbursed drawings under the seven BNP Letters of Credit and unpaid accrued interest thereon at the contract non-default rate; and (ii) draw fees, letter of credit fees and expenses paid by BNP to the remarketing agent for the IDRBs for which BNP is entitled to reimbursement under the terms of the seven BNP Reimbursement Agreements; and

               (C) Cash in the amount of $502,000 as payment of a one-time reinstatement and extension fee for BNP's extension of the seven BNP Letters of Credit and modification of the seven BNP Reimbursement Agreements.

               (D)  In addition, the following shall occur as of the Effective
               Date:

                    (i) BNP will extend the expiration date of the seven BNP Letters of Credit to December 31, 1998;

                    (ii) BNP will waive all defaults under the seven BNP Reimbursement Agreements through the Effective Date and in connection with consummation of the Plan;

                    (iii) The seven BNP Reimbursement Agreements will be amended and restated pursuant to the Amended and Restated BNP Reimbursement Agreements to (a) change the covenants so that consummation of the Plan and the establishment of the Exit Financing Facility obtained to satisfy the condition precedent described in Section 10.1 of the Plan will not cause or constitute a default thereunder, (b) increase the letter of credit commitment fees to 200 basis points per annum, payable quarterly in advance, effective on the Effective Date, (c) increase the interest rate on the Liquidity

                    Reimbursement Obligations (as defined in the current BNP Reimbursement Agreements) to Prime (as defined in the BNP Reimbursement Agreements) plus 2% per annum and the interest rate on all other obligations under the BNP Reimbursement Agreements to Prime plus 3% per annum, and (d) contain such representations, warranties, conditions, covenants and other terms, including restrictions on existing and additional indebtedness, restrictions on existing and additional liens and encumbrances, financial covenants, and default provisions, as BNP, the Debtor and the Equity Committee may agree; and

               (E) Commencing 90 days after the Effective Date and every three months thereafter until the expiration of the seven BNP Letters of Credit, Reorganized Hexcel will at its option either deposit $600,000 in a sinking fund in which BNP and/or the trustees for the IDRBs will hold a first priority security interest to secure Reorganized Hexcel's obligations under the Amended and Restated BNP

               Reimbursement Agreements, subject to the right of Reorganized Hexcel to use all or a portion of the sinking fund to reduce the available amounts of the seven BNP Letters of Credit by the optional redemption of IDRBs in a like principal amount, or provide a letter of credit in the amount of $600,000 for the benefit of BNP to secure Reorganized Hexcel's obligations under the Amended and Restated BNP Reimbursement Agreements. All net Cash proceeds (including insurance proceeds and condemnation awards) from the sale or other disposition (including refinancing) of any plants, equipment or other property financed or refinanced by the issuance of the IDRBs supported by the seven BNP Letters of Credit will be applied to the reduction of the available amounts of one or more of the BNP Letters of Credit by optional redemption of the IDRBs or will be deposited into the sinking fund. Such net Cash proceeds may, at the option of Reorganized Hexcel, be credited against the $600,000 quarterly deposit referred to above. In addition, in the event that the Debtor or Reorganized Hexcel otherwise causes the available amounts of one or more of the BNP Letters of Credit to be reduced as the result of the optional redemption of any IDRBs, it may, at its option, credit the amount of such reduction against any sinking fund payments or letters of credit designated by it until the full amount of such reduction has been so credited.

          4.5. CLASS 5 -- GENERAL UNSECURED CLAIMS.

          (a) NONIMPAIRMENT. Class 5 is unimpaired by the Plan. The holders of Claims in Class 5 are conclusively presumed to have accepted the Plan as holders of Allowed Class 5 Claims and are not entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. Reorganized Hexcel shall pay to each holder of an Allowed Claim in Class 5, on the latest of (A) the Effective Date, (B) the date such Allowed Claim becomes an Allowed Claim and (C) the date such Allowed Claim becomes due, Cash in an amount equal to:

               (i)   Such Allowed Claim; and

               (ii) Interest on such Allowed Claim calculated at the rate of five percent (5%) per annum for (A) the period commencing on the Commencement Date and ending on the date such Allowed Claim is paid in full in the case of any such Allowed Claim consisting of debt which contractually requires payment of interest prior to maturity, and (B) the period commencing on the later of the Commencement Date and the date that the obligation underlying the Allowed Claim became due (without acceleration) and ending on the date such Allowed Claim is paid in full in the case of any other such Allowed Claim;

     PROVIDED, HOWEVER, that (1) Reorganized Hexcel shall not pay interest on any Allowed Claim which becomes Allowed pursuant to a compromise or settlement or judgment that does not expressly provide for the accrual or payment of interest and (2) Reorganized Hexcel shall pay interest on any Allowed Claim which became or becomes Allowed pursuant to a compromise or settlement or judgment that expressly provides for a different rate of interest at such different rate. For purposes of this section, an Acknowledgement of Extinguishment of Scheduled Claim shall not constitute a compromise or settlement or judgment.

          4.6. CLASS 6 -- PRINCIPAL MUTUAL CLAIMS

          (a) NONIMPAIRMENT. Class 6 is unimpaired by the Plan. The holder of the Claims in Class 6 is conclusively presumed to accept the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  DISTRIBUTIONS.

               (i) The holder of the Allowed Claims in Class 6 shall receive payment on the Effective Date of $35.5 million plus interest thereon at 10% per annum commencing October 1, 1994 in Cash.

          4.7.  CLASS 7 -- ENVIRONMENTAL CLAIMS.

          (a) NONIMPAIRMENT. Class 7 is unimpaired by the Plan. The holders of Claims in Class 7 are conclusively presumed to have accepted the Plan as holders of Allowed Class 7 Claims and are not entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. Unless otherwise provided by stipulation and order, each Environmental Claim that is not disallowed pursuant to a Final Order shall be reinstated and rendered unimpaired pursuant to Section 1124(1) of the Bankruptcy Code.

          4.8. CLASS 8 -- INTERCOMPANY CLAIMS.

          4.8.1 CLASS 8A -- HEXCEL LYON CLAIM

          (a) IMPAIRMENT AND VOTING. Class 8A is impaired by the Plan. The holder of the Hexcel Lyon Claim in Class 8 is entitled to vote to accept or reject the Plan.

          (b)  DISTRIBUTIONS.

               On the Effective Date, the holder of the Hexcel Lyon Claim shall receive the Hexcel Lyon Note in the principal amount of the Allowed Hexcel Lyon Claim which will be due on demand at any time after September 30, 1998 and will bear interest payable semi-annually in arrears at the rate of 6.9% per annum from the Effective Date.

          4.8.2  CLASS 8B -- OTHER INTERCOMPANY CLAIMS

          (a) IMPAIRMENT AND VOTING. Class 8B is impaired by the Plan. Each holder of an Allowed Claim in Class 8B is entitled to vote to accept or reject the Plan.

          (b)  DISTRIBUTIONS.

               Each holder of an Allowed Other Intercompany Claim shall receive Cash in an amount equal to such holder's Allowed Other Intercompany Claim on demand at any time after September 30, 1998.

          4.9. CLASS 9 -- SUBORDINATED DEBENTURE CLAIMS.

               (a) NONIMPAIRMENT. Class 9 is unimpaired by the Plan. The holders of Claims in Class 9 are conclusively presumed to have accepted the Plan as holders of Class 9 Claims and are not entitled to vote to accept or reject the Plan.

               (b) DISTRIBUTIONS. On the Effective Date, the Claims in Class 9 shall be Reinstated, and all defaults thereunder shall be cured on the Effective Date. The Debtor will assume all obligations pursuant to the Subordinated Debenture Indenture and pay them in the ordinary course of business, including without limitation the obligation pursuant to the Subordinated Debenture Indenture to pay the indenture trustee thereunder reasonable compensation and its reasonable expenses and disbursements, and, to the extent allowed by the Bankruptcy Court upon application by the indenture trustee, the reasonable fees, expenses and disbursements of its counsel. Nothing in thist Plan shall affect the charging lien rights of the indenture trustee pursuant to the terms of the Subordinated Debenture Indenture.

          4.10.  CLASS 10 -- SECTION 510(b) HEXCEL
                 COMMON STOCK TRADING CLAIMS.

          (a) IMPAIRMENT AND VOTING. Class 10 is unimpaired by the Plan. Each holder of an Allowed Claim in Class 10 is conclusively presumed to accept the Plan as a holder of an Allowed Class 10 Claim and is not entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. Each holder of an Allowed Claim in Class 10 shall receive its ratable share of $200,000 worth of shares of Reorganized Hexcel Common Stock valued at a price equal to the average of the daily average prices of Reorganized Hexcel Common Stock for the 20 trading days beginning 30 calendar days following the Subscription Rights Expiration Date; PROVIDED, HOWEVER, that no distributions under this Section 4.10(b) shall be made until all of the Allowed Claims in Class 10 and the holders thereof have been determined.

          4.11.  CLASS 11 -- COMMON STOCK.

          (a) IMPAIRMENT AND VOTING. Class 11 is impaired by the Plan. Each holder of Common Stock as of the date of the order approving the Disclosure Statement is entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. On the Effective Date, each Record Holder of Hexcel Common Stock shall receive, in exchange for each share of Hexcel Common Stock, (i) one share of Reorganized Hexcel Common Stock and (ii) 1.21273 Basic Subscription Rights and the appurtenant Oversubscription Rights. Fractional shares of Reorganized Hexcel Common Stock and fractional Basic Subscription Rights shall be treated in accordance with Section 6.2(f) hereof. Each Basic Subscription Right will entitle the holder to purchase one share of Reorganized Hexcel Common Stock at an exercise price of $4.625 per share, payable in Cash, in accordance with the Rights Plan. In addition, under the Rights Plan if the holder exercises all of the Basic Subscription Rights he receives from Hexcel pursuant to the Plan, such holder will have the right to exercise his Oversubscription Rights and thereby subscribe for all or a portion of the shares of Reorganized Hexcel Common Stock, if any, which are in the Stockholder Pool, subject to Proration in accordance with the terms of the Rights Plan. The number of shares of Reorganized Hexcel Common Stock, if any, which such holder will actually be able to purchase through the exercise of the Oversubscription Rights will depend upon the size of the Stockholder Pool and will be subject to Proration in the event that the total number of shares subscribed for pursuant to the exercise of Oversubscription Rights exceeds the number of shares in the Stockholder Pool. The Rights will expire on the Subscription Rights Expiration Date. Certificates representing the Rights will be distributed as soon after the Effective Date as is practicable, but in no event later than 15 days after the Effective Date, and will first be exercisable on the first day which is not less than 15 calendar days after the Effective Date. The Reorganized Hexcel Common Stock issuable on exercise of any Rights will be issued as soon as is practicable following the Subscription Rights Expiration Date.

          (c) RESTRICTED STOCK. All restrictions applicable to outstanding restricted Common Stock issued pursuant to the Stock Plan shall apply to the Reorganized Hexcel Common Stock distributed with respect thereto pursuant to Sections 4.11(b) hereof, but such restrictions shall not apply to any Rights issued with respect thereto or Reorganized Hexcel Common Stock issued upon the exercise of such Rights.

          (d) CANCELLATION OF PREFERRED STOCK RIGHTS. As of the Effective Date, all Preferred Stock Rights appurtenant to shares of Common Stock will be cancelled and extinguished.

               4.12.     CLASS 12 -- HEXCEL OPTIONS.

          (a) NONIMPAIRMENT. Class 12 is unimpaired by the Plan. The holders of Claims in Class 12 are conclusively presumed to have accepted the Plan as holders of Class 12 Claims and are not entitled to vote to accept or reject the Plan.

          (b) DISTRIBUTIONS. Holders of issued and vested Hexcel Options in Class 12 shall retain their Hexcel

     Options. Proponents reserve the right to modify the Plan to provide Reorganized Hexcel with an option, at its sole discretion, to make any distributions to the holders of Options in Cash in an amount equal to the fair market value of the Options. On the Effective Date, the Stock Option Plan shall be cancelled and terminated, except that the provisions of the Stock Plan applicable to outstanding Options and restricted Common Stock shall remain in effect and shall apply to such Options and the Reorganized Hexcel Common Stock issued with respect to such Options and restricted Common Stock.


                                    ARTICLE V

                         PROVISIONS OF EQUITY SECURITIES
                        TO BE ISSUED PURSUANT TO THE PLAN

          5.1. REORGANIZED HEXCEL COMMON STOCK. The principal terms of the Reorganized Hexcel Common Stock shall be as follows:

          (a)  AUTHORIZATION:  40,000,000 shares.

          (b)  PAR VALUE:  $.01 per share.

          (c)  VOTING:   One vote per share, with no cumulative voting rights.

          (d)  PREEMPTIVE RIGHTS:  None.

          (e)  REGISTRATION:  None.

          5.2.  RIGHTS.  The principal terms of the Rights are as follows:

          (a) AUTHORIZATION: Approximately 8,864,865 Basic Subscription Rights (the actual number may vary due to rounding as contemplated by the Plan and the Rights
               Plan), each exercisable to purchase one share of Reorganized Hexcel Common Stock.

          (b)  SUBSCRIPTION PRICE:  $4.625 per share payable in Cash.

          (c)  VOTING:  No voting rights.

          (d) SUBSCRIPTION PERIOD: The Rights will be exercisable at any time during the Subscription Rights Period.

          (e) TRANSFERABILITY: The Basic Subscription Rights will be transferable subject to compliance with applicable federal and state securities laws. The Oversubscription Rights are not transferable.

          (f)  REGISTRATION:  None.

          (g) OVERSUBSCRIPTION RIGHTS: Each Eligible Rights Holder will have the right to subscribe for the shares of Reorganized Hexcel Common Stock, if any, which are included in the Stockholder Pool in accordance with the terms of the Rights Plan. The number of shares of Reorganized Hexcel Common Stock which an Eligible Rights Holder will be able to purchase through the exercise of the Oversubscription Rights will depend upon the size of the Stockholder Pool and will be subject to Proration in the event that aggregate number of shares subscribed for pursuant to the exercise of Oversubscription Rights exceeds the number of shares in the Stockholder Pool.

                                   ARTICLE VI


                  MEANS OF IMPLEMENTATION, PROVISIONS REGARDING
                   VOTING AND DISTRIBUTIONS UNDER THE PLAN AND
               TREATMENT OF DISPUTED, CONTINGENT, AND UNLIQUIDATED
           ADMINISTRATIVE EXPENSE CLAIMS, CLAIMS AND EQUITY INTERESTS


          6.1. VOTING OF CLAIMS AND INTERESTS.

               (a) IN GENERAL. Each holder of Claims and Interests in an impaired Class shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (a copy of which is annexed to the Disclosure Statement as Exhibit B). For purposes of calculating the number of Allowed Claims in a Class of Claims held by holders of Allowed Claims in such Class that have voted to accept or reject the Plan under Section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one entity or any affiliate thereof (as defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder) shall be aggregated and treated as one Allowed Claim in such Class.

               (b) CONTROVERSY CONCERNING IMPAIRMENT. In the event of a controversy as to whether any Claim or Class of Claims is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy. The Plan Proponents believe that Classes 1, 2, 3, 5, 6, 7, 9 and 12 are unimpaired and that those classes of Claims and Interests do not have the right to vote on the Plan. The Plan

Proponents are nevertheless soliciting acceptances of the Plan from Classes 5 and 6 so that the Plan can be confirmed even if the Bankruptcy Court determines that holders of Claims in such Classes are impaired. However, if the Bankruptcy Court determines that holders of Claims in such Classes are rendered unimpaired by the Plan, the votes of the holders of such Claims will not be counted.

          6.2. METHOD OF DISTRIBUTIONS UNDER THE PLAN.

          (a) IN GENERAL. All distributions under the Plan shall be made by Reorganized Hexcel. All distributions under the Plan to the holders of Allowed Claims shall be made to the holder of each such Claim as set forth in the Claims Register maintained by the Bankruptcy Court and Poorman-Douglas Corporation, as the outside claims agent for the Bankruptcy Court, or, with respect to Claims governed by an indenture, to the indenture trustee on behalf of the holder of each such Claim. The Debtor shall be entitled to rely on the most current claims register provided by Poorman-Douglas Corporation prior to 20 days before the Confirmation Date. All distributions of Rights shall be distributed directly to holders of record of Common Stock as of the Effective Date.

          (b) DISTRIBUTIONS OF CASH. Any payment of Cash made by Reorganized Hexcel pursuant to the Plan shall be made by check drawn on a domestic bank and payment shall be deemed made when the check is transmitted. Reorganized Hexcel will make payment by wire transfer to any creditor whose Allowed Class 5 Claim equals or exceeds $500,000 who provides a written request therefor, together with wire transfer instructions, on or before five (5) Business Days prior to the Effective Date. Reorganized Hexcel shall be entitled to rely on the wire transfer instructions provided by any such creditor, provided that Reorganized Hexcel has made reasonable inquiry to confirm the validity of such request. If Reorganized Hexcel is not reasonably assured of the validity of such request, Reorganized Hexcel in its sole discretion can make such payment by check.

          (c) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be due on the next succeeding Business Day. All payments or distributions due on the Effective Date shall be made thereon or as soon as practicable thereafter, but in no event later than 10 calendar days after the Effective Date.

          (d) HART-SCOTT-RODINO COMPLIANCE. Any shares of Reorganized Hexcel Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

          (e) MINIMUM DISTRIBUTIONS. Payment of Cash less than one hundred dollars need not be made by Reorganized Hexcel to any holder of a Claim unless a request therefor is made in writing to Reorganized Hexcel.

          (f) FRACTIONAL SHARES AND RIGHTS. No fractional shares of Reorganized Hexcel Common Stock or fractional Rights shall be distributed. The number of shares of Reorganized Hexcel Common Stock and Rights to be distributed shall be rounded (up or down) to the nearest whole share or Right, with .50 shares or Rights rounded up to the next highest share or Right, except that the number of shares which may be purchased upon the exercise of Oversubscription Rights will be rounded down to the next lowest whole share in accordance with the Rights Plan.

          (g)  UNCLAIMED DISTRIBUTIONS.

               (i) Any Cash or other distributions pursuant to the Plan, including but not limited to any distributions of interest, that are unclaimed for a period of one year after distribution thereof shall be forfeited and revested in Reorganized Hexcel.

               (ii) Any payment made on behalf of a holder of a Class 9 Claim to the indenture trustee for the Subordinated Debentures pursuant to the Plan, including any Cash, that is unclaimed by the holder of a Subordinated Debenture Claim for a period of one year after distribution thereof shall be forfeited and returned to and revested in Reorganized Hexcel.

          6.3. DISTRIBUTIONS RELATING TO DISPUTED CLAIMS. Cash and shares of Reorganized Hexcel Common Stock shall be distributed by Reorganized Hexcel to a holder of a Disputed Administrative Expense Claim or Disputed Claim when, and to the extent that, such Disputed Administrative Expense Claim or Disputed Claim becomes an Allowed Administrative Expense Claim or Allowed Claim pursuant to a Final Order; PROVIDED, however, that the undisputed portion of any Disputed Claim shall be paid on the Effective Date together with interest thereon to the same extent as an Allowed Claim in the same Class as that Claim. As to the disputed portion of any Disputed Claim, any distribution in respect thereof shall be made in accordance with the Plan to the holder of such Claim based upon the amount of such disputed portion that becomes an Allowed Administrative Expense Claim or Allowed Claim, as the case may be, together with interest thereon to the same extent as an Allowed Claim in the same Class as that Claim.

          6.4. RESOLUTION OF DISPUTED ADMINISTRATIVE EXPENSE CLAIMS AND DISPUTED CLAIMS. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing (and except as to (i) Claims of the Debtor's officers, directors and employees and (ii) applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code), the Proponents shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims, provided, however, that the Equity Committee will not file an objection (other than with respect to (i) Claims of the Debtor's officers, directors and employees and (ii) applications for allowances of compensation and reimbursement of expenses under Sections 330 and 503 of the Bankruptcy Code) without first making prior demand that the Debtor file such an objection and ten (10) days having elapsed without such objection being filed by the Debtor.

          6.5. CANCELLATION AND SURRENDER OF EXISTING DEBT SECURITIES AND AGREEMENTS.

          (a) On the Effective Date, except as otherwise provided herein, all promissory notes and other instruments evidencing any Claim in Class 5, and the Principal Mutual 8.75% Note and the Principal Mutual 10.12% Note in Class 6, shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtor under any indentures and any other documents, instruments and agreements governing such Claims shall be discharged.

          (b) Each holder of a promissory note, or other instrument evidencing a Claim in Class 5, the Principal Mutual 8.75% Note or the Principal Mutual 10.12% Note in Class 6 shall surrender such promissory note or instrument to the Reorganized Debtor. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note or instrument is received by the Reorganized Debtor or the unavailability of such note or instrument is established to the reasonable satisfaction of the Reorganized Debtor. The Reorganized Debtor may require any entity delivering an affidavit of loss and indemnity to furnish a surety bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Reorganized Debtor from a surety company satisfactory to Reorganized Debtor. Any holder that fails within one year after the date of entry of the Confirmation Order (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Reorganized Debtor, or (iii) if requested, to furnish a bond reasonably satisfactory to the Reorganized Debtor upon request, shall be deemed to have forfeited all rights, Claims, and interests and shall not participate in any distribution hereunder.

          6.6. RECORD DATE FOR DISTRIBUTION OF SECURITIES.

          The record date for distribution of Rights and Reorganized Hexcel Common Stock shall be the Effective Date. Only Record Holders of Hexcel Common Stock will be entitled to the distributions pursuant to Section 4.11.

          6.7 CANCELLATION AND EXCHANGE OF COMMON STOCK. At the close of business on the Effective Date, each issued and outstanding share of Common Stock held of record shall automatically, without any further action by the record holder thereof or by Reorganized Hexcel, be cancelled and exchanged for one validly issued, fully paid and nonassessable share of Reorganized Hexcel Common Stock (and each share of Common Stock held as a treasury share shall automatically, without any further action by Reorganized Hexcel, be cancelled and exchanged for one such treasury share). Each certificate for shares of Common Stock outstanding immediately prior to the Effective Date shall on and after the Effective Date represent the number of shares of Reorganized Hexcel Common Stock into which such shares have been reclassified on the Effective Date pursuant to the Plan. Any record holder of Hexcel Common Stock on the Effective Date may, at any time after the Effective Date, receive a new certificate representing such holder's shares of Reorganized Hexcel Common Stock by surrendering to the transfer agent his old certificates representing an equivalent number of shares of Common Stock, or, in the event of the destruction, loss, mutilation or theft of such old certificate, at the transfer agent's or Reorganized Hexcel's option, an affidavit of such holder in accordance with Article 8 of the Uniform Commercial Code and/or, if requested in Reorganized Hexcel's reasonable judgment, a surety bond, the amount and form of which shall be satisfactory to Reorganized Hexcel and the transfer agent, from a surety company satisfactory to Reorganized Hexcel and the transfer agent. As soon as practicable after such surrender or such delivery of such affidavit and such furnishing of a bond as provided herein, the transfer agent shall distribute to each holder of a new certificate representing an appropriate number of shares of Reorganized Hexcel Common Stock.

          6.8. DELIVERY OF SHARES TO THE STANDBY PURCHASER. On the Effective Date and as soon as practical after the Subscription Rights Expiration Date, the Reorganized Hexcel Common Stock to be acquired by the Standby Purchaser at those times pursuant to the Standby Purchase Commitment shall be delivered directly to the Standby Purchaser.

          6.9. STANDBY PURCHASE COMMITMENT. Hexcel and Reorganized Hexcel, as the case may be, shall perform their obligations under the Standby Purchase Commitment in accordance with its terms, including, without limitation, issuing all shares of Reorganized Hexcel Common Stock to the Standby Purchaser as provided therein, making all payments required therein and entering into the Registration Rights Agreement included in Exhibit B to the Plan.

          6.10. JOHN J. LEE PURCHASE. On the Subscription Rights Expiration Date, Reorganized Hexcel shall sell to John J. Lee and John J. Lee shall purchase 108,108 shares of Reorganized Hexcel Common Stock at a purchase price of $4.625 per share.

          6.11. REGISTRATION RIGHTS AGREEMENT FOR AFFILIATES. On the Effective Date, Reorganized Hexcel shall be bound by the Registration Rights Agreement for Affiliates in the form of Exhibit E to the Plan which is for the benefit of certain affiliates.


                                   ARTICLE VII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          7.1. ASSUMPTION OR REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

          (a) EXECUTORY CONTRACTS. Except as otherwise provided herein or by the Confirmation Order, as of the

Effective Date, all executory contracts (other than unexpired leases) that exist between the Debtor and any person shall be deemed assumed as of the Effective Date, including without limitation all indemnification obligations described in
Section 7.2 hereof and all benefit obligations described in Sections 7.3 and 7.4 hereof, except for any executory contract (i) which has been rejected pursuant to an order of the Bankruptcy Court entered on or prior to the Confirmation Date, (ii) set forth in Schedule 7.1(a) hereto to be filed on or prior to seven days prior to the hearing on confirmation of the Plan, or (iii) as to which a motion for approval of the rejection of such contract has been filed and served on or prior to the Confirmation Date. The executory contracts set forth in Schedules 7.1(a) and 7.3 hereto shall be deemed rejected as of the Effective Date. The Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to obligations under assumed executory contracts immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

          (b) UNEXPIRED LEASES. Except as otherwise provided herein or by the Confirmation Order, as of the Effective Date, all unexpired leases that exist between the Debtor and any person shall be deemed assumed as of the Effective Date, except for any unexpired lease (i) which has been rejected pursuant to an order of the Bankruptcy Court entered on or prior to the Confirmation Date or by operation of law, or (ii) as to which a motion for approval of the rejection of such lease has been filed and served on or prior to the Confirmation Date. The Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to obligations under assumed leases immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

          (c) APPROVAL OF ASSUMPTION OR REJECTION OF LEASES AND CONTRACTS. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to
Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 7.1(a) and (b) hereof, (ii) the extension of time pursuant to Section 365(d)(4) of the Bankruptcy Code within which Hexcel may assume or reject the executory contracts and unexpired leases specified in Section 7.1(a) and (b) hereof through the date of entry of an order approving the assumption or rejection of such contracts and leases, (iii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts set forth in Schedules 7.1(a) and
7.3 hereto, and (iv) the disallowance of all Claims arising from contracts and leases assumed prior to or as of the Effective Date.

          (d) CURE OF DEFAULTS. On the Effective Date, Reorganized Hexcel shall Cure any and all defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

          (e) BAR DATE FOR FILING PROOFS OF CLAIM RELATING TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES REJECTED PURSUANT TO THE PLAN. Unless the Bankruptcy Court fixes a different time period pursuant to an order approving the rejection of a contract or lease, Claims arising out of the rejection of an executory contract or unexpired lease pursuant to this Section 7.1 must be filed with the Bankruptcy Court no later than thirty days after notice of entry of an order approving the rejection of such contract or lease. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate, Reorganized Hexcel, and its property and will not receive any distributions under the Plan. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Class 5 Claims under the Plan.

          7.2. INDEMNIFICATION OBLIGATIONS. For purposes of the Plan, the obligations of the Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees, respectively, on or after the Commencement Date against any obligations pursuant to the Certificate of Incorporation, the Bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date. The Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to assumed indemnity obligations immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

          7.3. COMPENSATION AND BENEFIT PROGRAMS.  Except as set forth in
Schedule 7.3 hereof to be filed on or prior to seven days prior to the hearing on confirmation of the Plan, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor applicable to its directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are treated as executory contracts under the Plan and are hereby assumed pursuant to Section 365(a) of the Bankruptcy Code, subject to any and all modification and termination rights of the Debtor contained therein. After the Effective Date, Debtor shall continue to maintain, among other things, the Hexcel Corporation Hourly Employees' Pension Plan (the "Hourly Employees' Pension Plan") in accordance with the Employee Retirement Income Security Act of 1974, AS AMENDED ("ERISA"), subject to any and all modification and termination rights of the Debtor contained therein. Debtor's obligations to the Pension Benefit Guaranty Corporation, including obligations that may arise under 29 U.S.C. Section 1362-1364 if the Hourly Employees' Pension Plan is terminated after the Effective Date or if Debtor withdraws from the Hourly Employees' Pension Plan after the Effective Date, will survive confirmation of the Plan, be unaffected thereby, and will not be discharged in accordance with Section 1141 of the Bankruptcy Code. The Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to assumed benefit programs immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.

          7.4. RETIREE BENEFITS. Payments, if any, due to any person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise), maintained or established in whole or in part by the Debtor prior to the Commencement Date, shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits, subject to any and all modification and termination rights of the Debtor contained therein. The Debtor shall pay all amounts that have come due and owing on or before the Effective Date with respect to assumed retiree benefits immediately upon resolution of amounts thereby owing, and execution of appropriate documents evidencing withdrawal of claims therefor, or upon further order of the Bankruptcy Court.


                                  ARTICLE VIII

                         PROVISIONS REGARDING CORPORATE
                      GOVERNANCE OF THE REORGANIZED DEBTOR

          8.1. GENERAL. On the Effective Date, the management, control and operation of the Reorganized Debtor shall become the general responsibility of the Board of Directors of the Reorganized Debtor, who shall thereafter have the responsibility for the management, control and operation of the Reorganized Debtor.

          8.2. MEETINGS OF STOCKHOLDERS. The first annual meeting of the stockholders of Reorganized Hexcel shall be held on a date selected by the Board of Directors of Reorganized Hexcel not earlier than nine months after the Effective Date, unless otherwise agreed to by the board designees of the Standby Purchaser and the Equity Committee, and thereafter in accordance with the certificate of incorporation and bylaws of Reorganized Hexcel.

          8.3. DIRECTORS AND OFFICERS OF REORGANIZED DEBTOR.

          (a) BOARD OF DIRECTORS. As of the Effective Date, the Board of Directors of Reorganized Hexcel shall initially consist of eight individuals whose names shall be disclosed prior to the hearing to consider confirmation of the Plan, and, as set forth herein, one or two additional directors will be added after the Effective Date. Initially, three directors will be designated by the Equity Committee, two directors will be designated by the Standby Purchaser, and three directors will be designated by joint selection of the Equity Committee and the Standby Purchaser, all of whom will serve until the election of their successors at the first annual meeting of Reorganized Hexcel which is held after the Effective Date. One seat on the Board of Directors will be reserved for a new Chief Executive Officer, who will join the board as a director immediately upon the commencement of his or her employment by Hexcel. In addition, if on the Subscription Rights Expiration Date the Standby Purchaser owns more than 50% of the outstanding Reorganized Hexcel Common Stock, then the Standby Purchaser shall designate one additional director; if on the Subscription Rights Expiration Date the Standby Purchaser owns less than 25% of the outstanding Reorganized Hexcel Common Stock, then one additional director shall be designated by mutual agreement of those directors previously designated by the Equity Committee, on the one hand, and those directors previously designated by mutual agreement of the Equity Committee and the Standby Purchaser, on the other hand, and such director will serve until his successor is elected at the first annual meeting of stockholders of Reorganized Hexcel which is held after the Effective Date.

          (b) OFFICERS. The officers of Reorganized Hexcel immediately prior to the Effective Date shall serve as the initial officers of Reorganized Hexcel on and after the

Effective Date in accordance with any employment agreement with Reorganized Hexcel and applicable nonbankruptcy law; provided that unless the directors designated by the Equity Committee and the directors designated by the Standby Purchaser otherwise agree, until the first annual meeting of stockholders held after the Effective Date, no person who has served as the Chairman or as the Chief Executive Officer of Hexcel at any time prior to October 1, 1994 shall serve as Chairman of Reorganized Hexcel. In the event that a new Chief Executive Officer to succeed John J. Lee has not been selected prior to the Effective Date, then John J. Lee will continue to serve as Chief Executive Officer until a new Chief Executive Officer has been selected by the mutual agreement of those directors designated by the Equity Committee, on the one hand, and those directors designated by the Standby Purchaser, on the other hand. Thereafter, Lee will serve as a consultant on the terms set forth in the Standby Purchase Commitment. Lee's compensation shall be as set forth in Exhibit C of the Standby Purchase Commitment.

          8.4. CERTIFICATE OF INCORPORATION AND BYLAWS. Effective as of the Effective Date, the Certificate of Incorporation and Bylaws shall be amended and restated in substantially the form annexed hereto as EXHIBITS C and D, respectively.

          8.5. ISSUANCE OF NEW SECURITIES. The issuance of the following equity securities by Reorganized Hexcel is hereby authorized without further act or action under applicable law, regulation, order, or rule:

          (a) approximately 18,163,881 to 18,271,989 shares of Reorganized Hexcel Common Stock (depending upon whether a sufficient number of shares are available in the Oversubscription Pool to cover the 108,108 shares of Reorganized Hexcel Common Stock which will be sold to John J. Lee), which shall be issued and distributed pursuant to the Plan (including the shares of Common Stock which will be cancelled and exchanged for Reorganized Hexcel Common Stock, shares issued to holders of Class 10 Claims, shares issued pursuant to the exercise of Rights distributed pursuant to the Plan, shares issued to the Standby Purchaser and shares issued to John J. Lee); and

          (b) approximately 8,864,865 Basic Subscription Rights plus the appurtenant Oversubscription Rights.

          8.6. CANCELLATION OF PREFERRED STOCK RIGHTS. On the Effective Date, the Rights Agreement, dated as of August 14, 1986, between Hexcel and The Bank of California, which provides for the issuance of the Preferred Stock Rights, shall be terminated and cancelled without any further action by Reorganized Hexcel.


                                   ARTICLE IX

                         EFFECT OF CONFIRMATION OF PLAN

          9.1. REVESTING OF ASSETS.

          (a) The property of the estate of the Debtor shall revest in the Reorganized Debtor on the Effective Date.

          (b) From and after the Effective Date, the Reorganized Debtor may operate its business, and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code.

          (c) As of the Effective Date, all property of the Debtor shall be free and clear of all Claims and interests of holders of Claims and Equity Interests, except as provided in the Plan.

          (d) Any rights or causes of action accruing to the Debtor and Debtor in Possession shall remain assets of the estate of the Reorganized Debtor, subject to the provisions of Article 12.3 of the Plan.

          9.2. DISCHARGE OF DEBTOR. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor and the Debtor in Possession, or any of its assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against, and Equity Interests in, the Debtor shall be satisfied, discharged, and released in full and (b) all persons shall be precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

          9.3. EXTINGUISHMENT OF CAUSES OF ACTION UNDER THE AVOIDING POWER PROVISIONS. On the Effective Date, all rights, claims, causes of action, avoiding powers, suits and proceedings arising under Sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code shall be extinguished whether or not then pending.


                                    ARTICLE X

                            EFFECTIVENESS OF THE PLAN

          10.1. CONDITIONS PRECEDENT. The Plan shall not become effective unless and until: (i) the Bankruptcy Court shall have entered the Confirmation Order in form satisfactory to the Proponents providing, INTER ALIA, that the Standby Purchase Commitment is a valid, legal and binding obligation of Reorganized Hexcel; that all securities to be issued to holders of Claims and Interests pursuant to the Plan, and all securities issuable upon the exercise of Rights issued pursuant to the Plan are exempt from registration pursuant to
Section 1145 of the Bankruptcy Code; that all defaults, if any, under the IDRB's are cured and the IDRB's are Reinstated and tax-exempt to Reorganized Hexcel and the holders thereof; that all defaults, if any, under the Subordinated Debentures are cured and the Subordinated Debentures are Reinstated, and such Order shall have become a Final Order; (ii) Reorganized Hexcel shall have credit availability under the Exit Financing

Facility to provide Reorganized Hexcel with working capital sufficient to meet its ordinary and peak working capital requirements, as reasonably determined by the Proponents and the Standby Purchaser; (iii) all conditions to the first closing under the Standby Purchase Commitment shall have been satisfied or been waived in accordance with such agreement; and (iv) the Reorganized Hexcel Common Stock to be issued pursuant to the Plan, including the shares to be issued pursuant to the Standby Purchase Commitment, shares to be issued to John J. Lee and shares to be issued upon the exercise of Rights, shall have been listed on the New York Stock Exchange subject to official notice of issuance.

          10.2. EFFECT OF FAILURE OF CONDITIONS. In the event that any of the conditions specified in Section 10.1 of the Plan has not been satisfied or waived (in the manner provided in Section 10.3 below) on or before the Effective Date, the Proponents may, upon notification submitted by the Proponents to the Bankruptcy Court and counsel for the Creditors' Committee, terminate the Plan. In the event the Effective Date shall not have occurred within 90 days after entry of the Confirmation Order, the Plan shall automatically terminate. Upon termination of the Plan (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the STATUS QUO ANTE as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, and (d) all the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

          10.3. WAIVER OF CONDITIONS. The Proponents may waive conditions to effectiveness of the Plan set forth in Section 10.1 of the Plan.


                                   ARTICLE XI

                            RETENTION OF JURISDICTION

          The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

               (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

               (b) To determine any and all pending adversary proceedings, applications, and contested matters;

               (c) To hear and determine any objection to Administrative Expense Claims or to Claims;

               (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

               (e) To issue such orders in aid of execution of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

               (f) To consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330, 331, and 503(b) of the Bankruptcy Code;

               (h) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

               (i) To recover all assets of the Debtor and property of the estate, wherever located;

               (j) To hear and determine matters concerning state, local, and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

               (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

               (l)  To enter a final decree closing the Chapter 11 Case.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          12.1. EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Chairman, Vice Chairman, President, Vice President - Finance, Chief Financial Officer, Secretary and the Treasurer of the Debtor and the Reorganized Debtor is authorized in accordance with their authority under the resolutions of the Board of Directors of the Debtor or Reorganized Debtor, as the case may be, to execute, deliver, file, or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

          12.2. EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

          12.3. EXCULPATION AND RELEASES. Neither the Reorganized Debtor, nor the Standby Purchaser, nor the Creditors' Committee nor the Equity Committee nor any of their respective members, officers, directors, employees, attorneys, advisors or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and, in all respects, the Reorganized Debtor, the Creditors' Committee, the Equity Committee, the Standby Purchaser and each of their respective members, officers, directors, employees, advisors and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          Upon the Effective Date, pursuant to Section 1123(b)(3)(A) of the Bankruptcy Code, any and all claims held by Hexcel against any present or former officers or directors shall be forever settled, waived, released and discharged, and will not be retained or enforced by Reorganized Hexcel. Further, to the extent allowable under applicable bankruptcy law, upon the Effective Date any and all claims and causes of action, whether direct or derivative, against any present or former officer or director of Hexcel by any holder of a Claim or Interest under the Plan shall similarly be forever settled, waived, released and discharged, and not retained or enforced by such holder.

          12.4. COMMITTEES. The appointment of the Creditors' Committee shall terminate on the Effective Date, and the appointment of the Equity Committee shall terminate on the Second Closing (as that term is defined in the Standby Purchase Commitment), except as to applications under Sections 330 and 503 of the Bankruptcy Code and such Committees' objections to such applications and claims of the Debtor's officers, directors and employees, as to which the Committees' appointments will terminate immediately after the entry of a Final Order on applications for final allowances of compensation and reimbursement of expenses or such Claims objections.

          12.5.  AMENDMENT OR MODIFICATION OF THE PLAN; SEVERABILITY.

          (a) The Proponents may alter, amend, or modify the treatment of any Claim provided for under the Plan; PROVIDED, HOWEVER, that the holder of such Claim agrees or consents to any such alteration, amendment or modification.

          (b) In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

          12.6.  REVOCATION OR WITHDRAWAL OF THE PLAN.

          (a) The Proponents reserve the right to revoke or withdraw the Plan prior to the Confirmation Date.

          (b) If the Proponents revoke or withdraw the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

          12.7. BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns.

          12.8. NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

To Hexcel Corporation:

          HEXCEL CORPORATION
          5794 W. Las Positas Boulevard
          Pleasanton, California  94588
          Attn:  Rodney P. Jenks, Jr., Esq.

          with copies to:

          KRONISH, LIEB, WEINER & HELLMAN
          1114 Avenue of the Americas
          New York, New York  10036-7798
          Attn:  Robert J. Feinstein, Esq.

          - and -

          GOLDBERG, STINNETT, MEYERS & DAVIS
          A Professional Corporation
          44 Montgomery Street, Suite 2900
          San Francisco, California 94104
          Attn: Merle C. Meyers, Esq.

To the Official Committee of Equity Security Holders:

          MARCUS MONTGOMERY WOLFSON P.C.
          53 Wall Street
          New York, New York  10005
          Attn:  Peter D. Wolfson, Esq.

          12.9. POST-EFFECTIVE DATE PROFESSIONAL FEES. The Reorganized Debtor may retain and compensate professionals, including Kronish, Lieb, Weiner & Hellman and Goldberg, Stinnett, Meyers & Davis as its counsel, and Marcus Montgomery Wolfson P.C. as counsel to the outside directors of the Reorganized Debtor, and reimburse such professionals' expenses, for services rendered on or after the Effective Date without the necessity of approval by the Bankruptcy Court pursuant to the provisions of Sections 327 ET SEQ. of the Bankruptcy Code. This provision is not intended to and shall not limit the discretion of the Reorganized Debtor and the directors of the Reorganized Debtor or any of them in the selection of professionals or impose any obligation of the Reorganized Debtor to reimburse the cost of professionals retained by any director or group of directors of the

Reorganized Debtor unless approved by the Board of Directors of the Reorganized Debtor after the Effective Date.

          12.10. GOVERNING LAW. Except to the extent the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

          12.11. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereunder, the Debtor or the Reorganized Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          12.12. PLAN SUPPLEMENT. Forms of the documents relating to the Amended and Restated BNP Reimbursement Agreements and other documents shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least ten days prior to the Confirmation Date. Upon its filing with the Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request in accordance with applicable provisions of the Disclosure Statement.

          12.13. HEADINGS. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

          12.14. EXHIBITS. All Exhibits to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

          12.15. FILING OF ADDITIONAL DOCUMENTS. On or before substantial consummation of the Plan, the Proponents shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Promptly after the period during which Reorganized Hexcel may object to Claims after the Effective Date, Reorganized Hexcel shall serve on the Postconfirmation List and the Committees and file a certificate of an officer of Reorganized Hexcel stating that the period has expired and that Reorganized Hexcel has paid the Claims as to which no written objection has been filed.

Dated:  November 7, 1994

                 HEXCEL CORPORATION,
                 a Delaware corporation


                 By: /s/ Robert D. Krumme
                     --------------------------------
                       Robert D. Krumme
                       Vice Chairman

                 KRONISH, LIEB, WEINER & HELLMAN


                 By: /s/ Robert J. Feinstein
                     --------------------------------
                      Robert J. Feinstein, Esq.
                 1114 Avenue of the Americas
                 New York, New York 10036
                 (212) 479-6000

                         -and-

                 GOLDBERG, STINNETT, MEYERS & DAVIS
                 44 Montgomery Street
                 Suite 2900
                 San Francisco, California  94104
                 (415) 362-5045

                 Attorneys for the Debtor in Possession



                 THE OFFICIAL COMMITTEE OF EQUITY
                 SECURITY HOLDERS OF HEXCEL
                 CORPORATION



                 By:  /s/ Joseph L. Harrosh
                      -------------------------------
                       Joseph L. Harrosh
                       Chairperson


                 MARCUS MONTGOMERY WOLFSON P.C.


                 By:  /s/ Peter D. Wolfson
                      -------------------------------
                      Peter D. Wolfson, Esq.
                 53 Wall Street
                 New York, NY  10005-2815
                 Telephone: (212) 858-5200

                 Attorneys for The Official Committee of
                 Equity Security Holders of Hexcel
                 Corporation

                                                                       EXHIBIT A


                            SUBSCRIPTION RIGHTS PLAN


                                     RECITAL

           This Subscription Rights Plan (this "Plan") is adopted by Hexcel Corporation ("Hexcel") pursuant to, and as of the Effective Date of, the Plan of Reorganization proposed by the Debtor and the Official Committee of Equity Security Holders under Chapter 11 of the Bankruptcy Code, dated October __, 1994 (the "Chapter 11 Plan"), as confirmed by the Bankruptcy Court in Hexcel's chapter 11 case. Except as otherwise provided herein, capitalized terms used in this Plan have the meanings assigned to them in the Chapter 11 Plan.


                                  TERMS OF PLAN

1.   THE SUBSCRIPTION RIGHTS.

          1.1 This Plan authorizes the distribution of 1.21273 rights to subscribe for additional shares of Reorganized Hexcel Common Stock as described below ("Subscription Right"), with respect to each share of Hexcel Common Stock, par value $.01 per share (the "Common Stock"), issued and outstanding as of the close of business on the Effective Date (the "Record Date"). Each Subscription Right entitles the holder to purchase one share of Reorganized Hexcel Common Stock for an aggregate of approximately 8,864,865 shares of Reorganized Hexcel Common Stock (the "Offered Shares"), subject to rounding as provided herein. Each stockholder of record on the Record Date (an "Original Holder") shall be deemed to have received a distribution of such Subscription Rights. Original Holders and transferees of the Basic Subscription Rights of Original Holders are referred to herein as "Holders."

          1.2  Each Subscription Right entitles the Holder thereof:

               1.2.1 to the right (each, a "Basic Subscription Right") to purchase one Offered Share at a purchase price of $4.625 per share; plus

               1.2.2 in the case of Original Holders, conditioned upon full exercise of all of an Original Holder's allotted Basic Subscription Rights, such Original Holder also has the right to purchase any desired number of Offered Shares from the Stockholder Pool at a purchase price of $4.625 per share (the "Oversubscription Rights"), subject to Proration as provided herein. Each Original Holder who is eligible to exercise Oversubscription Rights is referred to herein as an "Eligible Rights Holder." OVERSUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED BY ANY HOLDER OTHER THAN AN ORIGINAL HOLDER.

The "Oversubscription Pool" consists of all Offered Shares subject to Basic Subscription Rights that expire unexercised. The "Standby Pool" consists of 25% of the Oversubscription Pool remaining after the first 108,108 shares of Reorganized Hexcel Common Stock have been allocated for purchase by John J. Lee pursuant to the Chapter 11 Plan (the "Designated Shares"). The "Stockholder Pool" consists of the Oversubscription Pool remaining after excluding the Standby Pool and the Designated Shares.


2.   SUBSCRIPTION PRICE.

          The Subscription Price for each share of Reorganized Hexcel Common Stock is $4.625. The aggregate Subscription Price for any subscription shall be rounded up to the nearest whole cent.


3.   PRORATION.

          3.1 The number of shares of Reorganized Hexcel Common Stock issuable upon the exercise of Basic Subscriptions Rights shall not be subject to proration.

          3.2 If the aggregate number of shares of Reorganized Hexcel Common Stock subscribed for through the exercise of Oversubscription Rights is more than the number of shares available in the Stockholder Pool, the available shares will be apportioned among the Eligible Rights Holders who exercised their Oversubscription Rights in proportion to the number of Basic Subscription Rights originally issued by Hexcel to, and exercised by, each through repeated application of the proration procedure described in the next paragraph, and subject to rounding as provided in Section 6.2 of this Plan.

          Each time the following procedure is applied, the "number of shares of Reorganized Hexcel Common Stock remaining in the Stockholder Pool" shall mean the number of shares in the Stockholder Pool not apportioned by prior applications of the procedures described in this paragraph. The number of shares of Reorganized Hexcel Common Stock remaining in the Stockholder Pool shall be apportioned among all those Eligible Rights Holders who have not yet been apportioned (through previous applications of this procedure) the full number of shares subscribed for by them in their respective exercises of Oversubscription Rights. Apportionment among them shall be based on the ratio of the number of Basic Subscription Rights originally issued by Hexcel to, and exercised by, each; provided, that if the number of shares so apportioned to any Eligible Rights Holder exceeds the number of shares subscribed for by that Eligible Rights Holder's exercise of Oversubscription Rights, then the excess shall not be apportioned, and that Eligible Rights Holder shall thereafter not be apportioned any additional shares should there be further applications of this procedure. This procedure shall be repeated until either (i) all of the shares in the Stockholder Pool shall have been apportioned and there are no shares left in the Stockholder Pool for further apportionment, or (ii) a sufficient number of shares has been apportioned to all Eligible Rights Holders to satisfy all of their exercised Oversubscription Rights, whichever occurs first.

4.   SUBSCRIPTION PERIOD.

          The Subscription Rights will be exercisable only during the period (the "Subscription Period") commencing 15 days after the Effective Date and expiring at 5:00 P.M., Eastern Standard Time, on the first Business Day that occurs not less than 45 days after the Effective Date (the "Subscription Rights Expiration Date"). After the Subscription Rights Expiration Date, unexercised Subscription Rights will be null and void. Hexcel shall not be obligated to honor any purported exercise of Subscription Rights received after the Subscription Rights Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

5.   DISTRIBUTION OF CERTIFICATES.

          5.1 As soon as practicable after the Effective Date, but not later than 15 days thereafter, Hexcel shall distribute to Original Holders transferable certificates ("Subscription Rights Certificates") in the form attached to and governed by this Plan, representing the Subscription Rights issued to Original Holders pursuant to this Plan.

          5.2 As soon as practicable after the Subscription Rights Expiration Date, Hexcel shall distribute to Holders who have duly exercised their Subscription Rights stock certificates representing that number of shares of Reorganized Hexcel Common Stock subscribed for and to be issued in accordance with the terms of this Plan.

          5.3 Subscription Rights Certificates shall be executed on behalf of Hexcel by its Chairman, Vice Chairman, Chief Executive Officer or President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the certificate may be manual or facsimile.


6.   NO FRACTIONAL REORGANIZED HEXCEL COMMON STOCK.

          6.1 The number of Basic Subscription Rights issuable to any Holder will be rounded to the nearest whole number, with .50 Basic Subscription Right being rounded up to the next whole Basic Subscription Right.


          6.2 No fractional shares of Reorganized Hexcel Common Stock shall be issued. The number of shares of Reorganized Hexcel Common Stock issuable to any Holder pursuant to the exercise of Oversubscription Rights will be rounded down to the next lowest whole number of shares.

          6.3 No Subscription Rights may be divided in such a way as to permit the holder to receive a greater number of shares of Reorganized Hexcel Common Stock than the number to which such Subscription Rights entitles its Holder, except that a depositary, bank, trust company, or securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon proper showing to the Subscription Agent, exchange its Subscription Rights Certificate to obtain Subscription Rights Certificates for each beneficial owner on the Record Date.

7.   SUBSCRIPTION AND OTHER AGENTS.

          7.1 Hexcel shall appoint an agent to act in administering the Subscription Rights (the "Subscription Agent") under this Plan. Hexcel may also appoint an escrow agent for the receipt of funds on exercise of Subscription Rights and a transfer agent for the registration and transfer of the Subscription Rights and Reorganized Hexcel Common Stock. The terms of Hexcel's agreements with such agents, regarding the form of certificates, countersignatures, procedures for assignment or exercise, or the like, shall be deemed adopted by Hexcel as part of this Plan.

          7.2 All questions concerning the Subscription Rights will be determined by Hexcel (or the Subscription Agent, as permitted below), whose determinations will be final and binding. Hexcel may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Subscription Right. The Subscription Agent may exercise all the rights of Hexcel under this Plan, including determination of the timeliness, validity, form and eligibility of any exercise of Subscription Rights, calculation of shares of Reorganized Hexcel Common Stock subscribed for, calculation of any required proration and any other actions required for the orderly distribution of the Subscription Rights and Reorganized Hexcel Common Stock. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as Hexcel or the Subscription Agent determines in its sole discretion. Neither Hexcel nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Rights Certificates or incur any liability for failure to give such notification.


8.   RESERVATION OF REORGANIZED HEXCEL COMMON STOCK.

          Hexcel shall at all times reserve and hold available for issuance the number of shares of Reorganized Hexcel Common Stock required to be issued pursuant to the Subscription Rights.

9.   EXERCISE OF SUBSCRIPTION RIGHTS.

          9.1 ONCE A HOLDER HAS EXERCISED THE SUBSCRIPTION RIGHTS IN THE MANNER PROVIDED BELOW, THE SUBSCRIPTION IS IRREVOCABLE.

          9.2 Subscription Rights may be exercised by delivering to the Subscription Agent during the Subscription Period, the properly completed and executed Subscription Rights Certificate, with any required signature guarantees, together with payment in full of the aggregate Subscription Price for all shares subscribed for pursuant to the Subscription Rights (whether through the exercise of Basic Subscription Rights or the Oversubscription Rights). Such payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent or the Escrow Agent, as set forth in the Instructions, or (b) wire transfer of funds to the account specified for such purpose designated in the Subscription Rights Certificates. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent or Escrow Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the account designated in the Subscription Rights Certificates. If paying by uncertified personal check, please note that the funds paid thereby may take at least five Business Days to clear. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE SUBSCRIPTION RIGHTS EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

          9.3 The Subscription Agent may elect to treat subscriptions accompanied by payment of an insufficient amount as a subscription for the number of shares of Reorganized Hexcel Common Stock whose Subscription Price is paid by the amount received. Payments in an amount greater than the aggregate Subscription Price required by the stated Basic Subscription and Oversubscription shall be treated as subscriptions for the amounts stated on the Subscription Rights Certificate only; excess amounts shall be refunded in due course after the Subscription Rights Expiration Date.

          9.4 The permitted methods of delivery and the address to which Subscription Rights Certificates and payment of the Subscription Price should be delivered shall be set forth in the Instructions which will be delivered with the Subscription Rights Certificates.

          9.5 If a Holder wishes to exercise Subscription Rights, but time will not permit such Holder to cause the Subscription Rights Certificate to reach the Subscription Agent on or prior to the Subscription Rights Expiration Date, such Subscription Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

               9.5.1 such Holder has caused payment in full of the aggregate Subscription Price for all shares being subscribed for pursuant to the Basic Subscription Rights or Oversubscription Rights to be received (in the manner set forth above) by the Subscription Agent on or prior to the Subscription Rights Expiration Date;


               9.5.2 the Subscription Agent receives, on or prior to the Subscription Rights Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions, from a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Holder, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by such exercising Holder, the number of shares being subscribed for pursuant to the Subscription Rights, and guaranteeing the delivery to the Subscription Agent of any Subscription Rights Certificate evidencing such Subscription Rights within five days following the date of the Notice of Guaranteed Delivery; and

               9.5.3 the properly completed Subscription Rights Certificate evidencing the Subscription Rights being exercised, with any required signature guarantees, is received by the Subscription Agent within five days following the date of the Notice of Guaranteed Delivery relating thereto.

The Notice of Guaranteed Delivery may be delivered to the Subscription Agent as set forth in the Instructions, or may be transmitted to the Subscription Agent by telegram or facsimile transmission, as permitted by the Subscription Agent and set forth in the Instructions.

          9.6 Unless a Subscription Rights Certificate (i) provides that the shares to be issued pursuant to the exercise of Subscription Rights represented thereby are to be delivered to the Holder or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Rights Certificate must be guaranteed by an Eligible Institution.


          9.7 Holders who hold shares of Common Stock for the account of others, such as brokers, trustees or depositaries for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Subscription Rights. If the beneficial owner so instructs, the record holder of such Subscription Right should complete Subscription Rights Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Subscription Rights held through such a Holder should contact the Holder and request the Holder to effect transactions in accordance with the beneficial owner's instructions.

          9.8 The Instructions should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO HEXCEL CORPORATION.

               THE METHOD OF DELIVERY OF SUBSCRIPTION RIGHTS CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE SUBSCRIPTION RIGHTS EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.


10.  METHOD OF TRANSFERRING RIGHTS.

          10.1 Basic Subscription Rights and the corresponding Subscription Rights Certificates may be transferred by Holders. Subject to compliance with applicable securities laws, the Basic Subscription Rights evidenced by a Subscription Rights Certificate may be transferred in whole by endorsing the Subscription Rights Certificate for transfer in accordance with the Instructions. A portion of the Basic Subscription Rights evidenced by a single Subscription Rights Certificate (but not fractional Basic Subscription Rights) may be transferred by delivering to the Subscription Agent a Subscription Rights Certificate properly endorsed for transfer, with instructions to register such portion of the Basic Subscription Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Rights Certificate to the transferee evidencing such transferred Basic Subscription Rights). In such event, a new Subscription Rights Certificate evidencing the balance of the Basic Subscription Rights will be issued to the holder or, if the holder so instructs, to an additional transferee. THE OVERSUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.

          10.2 Holders wishing to transfer all or a portion of their Basic Subscription Rights (but not fractional Basic Subscription Rights) should allow a sufficient amount of time prior to the Subscription Rights Expiration Date for
(i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Basic Subscription Rights, and to the Holder with respect to retained Basic Subscription Rights, if any, and (iii) the Basic Subscription Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither Hexcel nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Rights Certificates are not received in time for exercise prior to the Subscription Rights Expiration Date.

          10.3 Except for the fees charged by the Subscription Agent, the transfer agent and the Escrow Agent, if any (all of which will be paid by Hexcel), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Subscription Rights will be for the account of the Holder, and none of such commissions, fees or expenses will be paid by Hexcel or the Subscription Agent.


11.  AMENDMENTS TO PLAN.

          Hexcel reserves the right to amend the terms, procedures for subscription, form of Subscription Rights Certificate and other provisions of this Plan prior to the distribution of the Subscription Rights Certificates, provided, that such amendment shall not affect the number of shares of Reorganized Hexcel Common Stock purchasable hereunder by the Holders or reduce the Subscription Period below 30 days.

                                           EXHIBIT A TO SUBSCRIPTION RIGHTS PLAN
                                                          PLAN OF REORGANIZATION

                                                            SERIAL NO. _________


                               HEXCEL CORPORATION

                         SUBSCRIPTION RIGHTS CERTIFICATE

[***Name and Address of holder]                     Number of Basic
                                                    Subscription Rights:
                                                    ____________________


          This certifies that the above-named person, or registered assigns, is the registered holder of _________________________________________________ Basic
Subscription Rights to purchase Common Stock, par value $.01 per share, of Hexcel Corporation (the "CORPORATION"), subject to the terms, provisions and conditions of the Subscription Rights Plan of the Corporation (the "RIGHTS PLAN"), which are hereby incorporated herein by reference and made a part hereof. Except as otherwise provided herein, capitalized terms used herein have the meanings assigned to them in the Rights Plan.

          Pursuant to the Corporation's Plan of Reorganization confirmed by the United States Bankruptcy Court for the Northern District of California on ________ __, 199_, each stockholder has been granted Subscription Rights to purchase additional shares of Common Stock as set forth in the Rights Plan. Reference is made to the Rights Plan and the Corporation's Disclosure Statement dated _________ __, 199_ ("DISCLOSURE STATEMENT"), for a more complete description of the Corporation, the Subscription Rights and the Common Stock purchasable hereunder.

          This Subscription Rights Certificate shall not be valid or obligatory for any purpose unless and until it shall have been countersigned by the Subscription Rights Agent.

          Witness the facsimile signature of the proper officers of the Corporation and its corporate seal.


Dated: __________, 199_
[Seal]


ATTEST:                                 Hexcel Corporation


_________________________               By:______________________________
     Secretary

Countersigned:

[***Subscription Agent]

By:_______________________

FOR YOUR SUBSCRIPTION TO BE EFFECTIVE, A COMPLETED SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY *** ________________________ (THE "SUBSCRIPTION AGENT") AT ITS ADDRESS BELOW NO LATER THAN 5:00 P.M. EASTERN STANDARD TIME ON ________ __, 199_ ACCOMPANIED BY PAYMENT TO [*** BANK], AS ESCROW AGENT FOR THE CORPORATION, IN THE AMOUNT OF THE TOTAL OF THE SUBSCRIPTION PRICE FOR THE NUMBER OF SHARES OF COMMON STOCK SUBSCRIBED FOR THROUGH THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVERSUBSCRIPTION RIGHTS. SEE INSTRUCTIONS FOR PERMITTED MEANS OF PAYMENT.

ITEM 1.   BASIC SUBSCRIPTION.  COMPLETE ITEMS A AND B BELOW.

The undersigned desires to purchase, and hereby irrevocably subscribes for, the number of shares of Common Stock indicated below, at the price of $4.625 per share:


     A. Each Basic Subscription Right entitles the holder to purchase one share of Common Stock at a Subscription Price of $4.625 per share. You can exercise all or any portion of the number of Basic Subscription Rights held by you as indicated on the face of the Subscription Rights Certificate, provided that you may not exercise a fractional Basic Subscription Right.

         NUMBER OF BASIC SUBSCRIPTION RIGHTS EXERCISED:

TO EXERCISE ALL OF THE BASIC SUBSCRIPTION RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE, CHECK BOX (1).


TO EXERCISE LESS THAN ALL OF THE BASIC SUBSCRIPTION RIGHTS REPRESENTED BY THE SUBSCRIPTION RIGHTS CERTIFICATE, CHECK BOX (2) AND FILL IN THE NUMBER OF SHARES FOR WHICH YOU WISH TO SUBSCRIBE.

          (1) / / I wish to exercise all of my Basic Subscription Rights at $4.625 per share.


                              OR

          (2) / / I wish to exercise my Basic Subscription Rights to subscribe for the following number of shares: _______________________________
     (must be a whole number not exceeding the total number of Basic Subscription Rights represented by this certificate)

     B.  Compute the BASIC subscription price:

          _________________________ x   $4.625  =  $__________________________
          No. of shares subscribed                         Total Price
          for (no fractions)                         (round fraction to next
                                                      highest whole cent)

ITEM 2.   OVERSUBSCRIPTION


NOTE: YOU ARE ONLY ELIGIBLE TO EXERCISE OVERSUBSCRIPTION RIGHTS IF YOU ARE AN ELIGIBLE RIGHTS HOLDER UNDER THE RIGHTS PLAN (THAT IS, IF YOU WERE A RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE EFFECTIVE DATE UNDER THE CORPORATION'S PLAN OF REORGANIZATION WHO RECEIVED SUBSCRIPTION RIGHTS DIRECTLY FROM THE CORPORATION PURSUANT TO SUCH PLAN AND IF YOU ARE EXERCISING ALL OF THE BASIC SUBSCRIPTION RIGHTS WHICH WERE ISSUED TO YOU PURSUANT TO SUCH
PLAN).

In addition to shares subscribed for by exercise of the Basic Subscription Rights, the undersigned desires to purchase, if available, and hereby irrevocably subscribes for, the number of shares of Common Stock indicated below through the exercise of Oversubscription Rights. The actual number of shares of Common Stock available for Oversubscriptions depends on the number of Basic Subscription Rights exercised by all holders thereof and other factors, and is subject to proration as set forth in the Rights Plan. The undersigned understands that the Total Price shown below must be paid with this subscription, and that any excess payment resulting from proration will be refunded.


     ___________________   x   $4.625  =  $____________
     No. of shares                         Total Price
     (no fractions)                        (round fraction to next
                                            highest whole cent)


          PAYMENT TO [*** BANK AS ESCROW AGENT FOR THE CORPORATION] IN THE AMOUNT OF THE TOTAL PURCHASE PRICE FOR THE SHARES SUBSCRIBED FOR BY THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVERSUBSCRIPTION RIGHTS MUST ACCOMPANY THIS SUBSCRIPTION.


          IMPORTANT NOTE: NO SUBSCRIPTION WILL BE ACCEPTED WITHOUT PAYMENT IN THE FULL AMOUNT OF THE PURCHASE PRICE DUE IN CONNECTION WITH THE EXERCISE OF BOTH THE BASIC SUBSCRIPTION RIGHTS AND THE OVERSUBSCRIPTION RIGHTS. PAYMENT IN AMOUNTS INSUFFICIENT TO COVER THE STATED SUBSCRIPTIONS WILL BE TREATED AS SUBSCRIPTIONS FOR THE NUMBER OF SHARES PURCHASABLE BY SUCH LESSER AMOUNT. PAYMENT IN AMOUNTS GREATER THAN REQUIRED BY THE STATED SUBSCRIPTIONS WILL BE TREATED AS PAYMENT FOR THE STATED SUBSCRIPTIONS ONLY, AND THE EXCESS PAYMENT WILL BE REFUNDED.

Each holder of Subscription Rights, by signing below, certifies that he, she or it has been provided with a copy of the Plan and the Disclosure Statement.


Dated: __________, 199_                 _________________________
                                        Print Name of Holder


                                        _________________________
                                        Authorized Signature

                              Note: The signature must correspond with the name as written and the name must be that of the beneficial owner.

Guaranteed by:


Note: If shares of Common Stock are to be delivered to a person other than the one in whose name this certificate is issued, the signature must be guaranteed by a bank or trust company having an office or correspondent in the United States, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.


If Common Stock is to be issued in a different name, please complete the following:




                                              _________________________________
              Name for Registration



                                              _________________________________
              Mailing Address


                                              _________________________________
              City    State      Zip Code

                *    *    *    *    *    *    *    *    *    *


                                   ASSIGNMENT


          FOR VALUE RECEIVED, the undersigned owner of the Subscription Rights represented by this Subscription Rights Certificate hereby sells, assigns and transfers unto the Assignee, ______________________________, having an address at _______________________________________________________ _________________
_________________________________________ all of the Basic Subscription Rights
of the undersigned represented by this Subscription Rights Certificate and does hereby irrevocably constitute and appoint_____________________________________ Attorney to transfer said rights on the books of Hexcel Corporation, a Delaware corporation, maintained for such purpose, with full power of substitution in the premises.




Dated:                          ________________________________________
                                Print Name of Holder


                                ________________________________________
                                Authorized Signature


                                Note: The signature must correspond with the name as written and the name must be that of the beneficial owner.


Guaranteed by:

Note: The signature must be guaranteed by a bank or trust company having an office or correspondent in the United States, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.

                              GENERAL INSTRUCTIONS


The following Instructions should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES TO HEXCEL CORPORATION.


INSTRUCTIONS FOR BANKS, BROKERS AND OTHER HOLDERS OF RECORD ONLY.


     1. If you are the holder of record, but not the beneficial owner, of any of the shares for which you are listed as the record holder, you should have received Subscription Rights in the names of the beneficial owners of which you notified the Corporation. You should forward such Subcription Rights, as well as a copy of the Plan and Disclosure Statement, to such beneficial owners.

     2. No fees or commissions or other remuneration will be payable to any broker in connection with the solicitation of subscriptions from beneficial owners. Upon written request, the Corporation will reimburse you for customary mailing and handling expenses incurred in forwarding the Subscription Rights Certificate and accompanying solicitation packages to your clients, not in excess of proxy solicitation rates or reimbursement approved by the New York Stock Exchange.

     3. If you have any question regarding this Subscription Right or the procedures for its transmittal to beneficial owners, or if you need additional copies of the Plan and the Disclosure statement, please contact:

          ***SUBSCRIPTION AGENT
          [ADDRESS]

          NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL DEEM YOU, OR ANY OTHER PERSON, THE AGENT OF THE CORPORATION OR THE SUBSCRIPTION AGENT, OR AUTHORIZE YOU OR ANY PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF THE CORPORATION OR THE SUBSCRIPTION AGENT WITH RESPECT TO THE PLAN, THE SUBSCRIPTION RIGHTS OR THE COMMON STOCK, EXCEPT FOR THE STATEMENTS CONTAINED IN THE PLAN AND DISCLOSURE STATEMENT AS APPROVED BY THE UNITED STATES BANKRUPTCY COURT.

INSTRUCTIONS FOR BENEFICIAL OWNERS AND TRANSFEREES ONLY.


          If you are a beneficial owner, or the transferee, of the Subscription Rights represented by this Subscription Rights Certificate, you must complete this Subscription Rights Certificate and it must be received by the Subscription Agent, properly completed with a check in the amount of the total subscription price (in connection with the exercise of the Basic Subscription Rights and the Oversubscription Rights, if any), at the following address on or after ***_____________, 199_ and no later than 5:00 p.m EST on ***________, 199_.

          ***SUBSCRIPTION AGENT
          [ADDRESS]

          PAYMENT: Payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to ***_________________________, as Subscription Agent, or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at [***wire transfer instructions to be inserted]. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account at ***________________.


          Holders are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE SUBSCRIPTION RIGHTS EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.


          IMPORTANT NOTE: Neither the Corporation nor the Subscription Agent can be responsible for Subscriptions Rights not received on or prior to 5:00 p.m. EST on the Subscription Rights Expiration Date, whether lost, stolen or delayed. The Rights Plan provides for GUARANTEED DELIVERY PROCEDURES by delivery through a bank, broker or other eligible institution. Please refer to the Rights Plan.

            Any questions or requests for assistance concerning the method of exercising Subscription Rights or requests for additional copies of the Rights Plan, the Instructions or the Guaranteed Delivery Procedures for late subscriptions should be directed to the Subscription Agent at (***) ________.

Writers Direct Dial: (201)912-
                                                                       EXHIBIT B
                                                                          [LOGO]


                                   October 24, 1994

Board of Directors
  of Hexcel Corporation
5794 West Las Positas Boulevard
Pleasanton, CA  94588

The Official Committee
  of Equity Security Holders
  of Hexcel Corporation
c/o Peter D. Wolfson, Esq.
Marcus Montgomery Wolfson P.C.
53 Wall Street
New York, New York  10005

     Re:  Standby Purchase Commitment (the "Standby
          Purchase Commitment") to Purchase Common Stock of Hexcel Corporation

Gentlemen:

          Hexcel Corporation ("Hexcel") and The Official Committee of Equity Security Holders of Hexcel Corporation (the "Equity Committee") have each agreed to support a Plan of Reorganization for Hexcel (the "Plan"), in connection with which Plan Hexcel will offer transferrable rights (the "Rights") to its existing stockholders to subscribe for and purchase an aggregate of 8,864,865 shares of common stock of Hexcel at a price of $4.625 per share. The Plan will be in the form of Exhibit A hereto with such changes therein as may be agreed to by Mutual Series Fund Inc. ("Mutual" or "Mutual Series"). In addition:

          1. The Plan will provide that Hexcel will issue and sell to Mutual on the effective date of the Plan (the "Effective Date"), 1,945,946 shares of common stock of Hexcel (the "Minimum Shares") at a price of $4.625 per share;

          2. Mutual will be entitled to a break-up fee of $350,000 payable by Hexcel to Mutual and reimbursement of expenses, all as set forth in Exhibit B hereto;

          51 John F. Kennedy Parkway * Short Hills, N. J. 07078

          3. Any proposal on substantially the same terms contemplated by this Standby Purchase Commitment shall be required to be of a value of at least $5.125 per share in order to be supported by Hexcel or the Equity Committee; and

          4. The Plan will provide corporate governance provisions in accordance with the terms set forth in Exhibit C hereto.

          The Rights to be distributed to each existing Hexcel stockholder will be distributed to such stockholder on the basis of 1.21273 rights per existing outstanding share of Hexcel common stock, and will be transferable to the extent and in the manner set forth in the Plan. Each right will be exercisable for:

          1. One share of common stock of Hexcel ("Offered Shares"), at a purchase price of $4.625 per Offered Share (the "Basic Subscription Right"); plus

          2. Upon full exercise by a stockholder of all Basic Subscription Rights distributed to such stockholder, any desired number of additional Offered Shares in a designated portion of an "Oversubscription Pool" consisting of all Offered Shares subject to Basic Subscription Rights that have expired unexercised, at a purchase price of $4.625 per such Offered Share (the "Oversubscription Rights").

The Plan will provide that the first 108,108 Offered Shares in the Oversubscription Pool be sold to John J. Lee at a purchase price of $4.625 per share. Pursuant to this Standby Purchase Commitment Mutual agrees to purchase, in addition to the Minimum Shares, 25% of the balance, if any, of the Offered Shares in the Oversubscription Pool (such 25% being the "Standby Pool"), at a purchase price of $4.625 per such Offered Share. The remaining Offered Shares in the Oversubscription Pool shall constitute the "Stockholder Pool". Also pursuant to this Standby Purchase Agreement, Mutual agrees to purchase any Offered Shares in the Oversubscription Pool that are not sold upon exercise of Oversubscription Rights or sold to John J. Lee, at a purchase price of $4.625 per such Offered Share.

          Oversubscription Rights will be subject to proration in case the aggregate number of Offered Shares desired to be purchased pursuant thereto exceeds the number available in the Stockholder Pool. The Offered Shares in the Stockholder Pool will be apportioned among the holders of Oversubscription Rights who exercised their Oversubscription Rights in proportion to the number of Basic Subscription Rights distributed to and exercised by each through repeated application of the proration procedure described in the following paragraph.

          Each time the following procedure is applied, the "number of Offered Shares remaining in the Stockholder Pool" shall mean the number of shares in the Stockholder Pool not apportioned by prior applications of the procedures described in this paragraph. The number of Offered Shares remaining in the Stockholder Pool shall be apportioned among all those holders of Oversubscription Rights who have not yet been apportioned (through previous applications of this procedure) the full number of shares subscribed for by them in their respective exercises of Oversubscription Rights. Apportionment among them shall be based on the ratio of the number of Basic Subscription Rights originally issued by Hexcel to, and exercised by, each; provided, that if the number of shares so apportioned to any holder of Oversubscription Rights, exceeds the number of shares subscribed for by that holder's exercise of Oversubscription Rights, then the excess shall not be apportioned, and that holder shall thereafter not be apportioned any additional shares should there be further applications of this procedure. This procedure shall be repeated until either (i) all of the Offered Shares in the Stockholder Pool shall have been apportioned and there are no Offered Shares left in the Stockholder Pool for further apportionment, or (ii) a sufficient number of Offered Shares has been apportioned to all holders of Oversubscription Rights to satisfy all of their exercised Oversubscription Rights, whichever occurs first. Such distribution or determination, as the case may be, shall be effected on a date (the "Second Closing Date") promptly following the period during which the Rights shall be exercisable.

          Subject to the terms and conditions stated in this Standby Purchase Commitment, Hexcel and the Equity Committee agree with Mutual as follows:


1.   PURCHASE COMMITMENT.

     a.   AMOUNT.

          (1) Standby Purchase. The standby commitment of Mutual is to purchase (a) the Offered Shares in the Standby Pool and (b) all of the Offered Shares, if any, that remain in the Stockholder Pool after all exercised Oversubscription Rights have been fully satisfied ((a) and (b) being collectively, the "Standby Shares").

          (2) TOTAL PURCHASE. The total number of shares of common stock of Hexcel to be purchased by Mutual (the "Total Shares") will be the sum of:

               i)   The Standby Shares; and

               ii) The Minimum Shares.

     b. PAYMENT. Mutual shall pay for the Total Shares at the rate of $4.625 per share according to the following provisions of this Paragraph 1.b:

          (1) Mutual shall pay $9,000,000 for the Minimum Shares (the "Minimum Purchase Price") at a closing (the "First Closing") to be held according to Paragraph 8 below;

          (2) The aggregate purchase price for the Standby Shares will be paid at a closing (the "Second Closing") to be held according to Paragraph 9 below, by cancellation of the same principal amount of the Advance (as defined below) referenced in Paragraph 2 below and the principal amount of the Note (as defined below) will be automatically reduced by the principal amount so cancelled.

2. ADVANCE. Mutual will, upon receipt of a commitment fee equal to $500,000, advance to Hexcel $41,000,000 in immediately available funds (the "Advance") at the

     First Closing. The Advance shall be evidenced by a promissory note from Hexcel to the order of Mutual, bearing interest at a rate per annum equal to the Federal Funds rate as in effect from time to time during the period from the date Hexcel receives the Advance through (but not including) the Second Closing Date, and will be secured by a first priority security interest in the proceeds of the offering of the Rights. The Advance shall be evidenced by a note in substantially the form annexed hereto as Exhibit D (the "Note") and Hexcel and Mutual shall enter into a security agreement in substantially the form annexed hereto as Exhibit E (the "Security Agreement"). For the purposes of this Standby Purchase Commitment, "Federal Funds Rate" for any day shall be the offered quote for such day as reported in The Wall Street Journal or, if such quote is not published for any reason, as otherwise reasonably determined by Mutual.

3. CONDITIONS. The commitment of Mutual in Paragraph 1.b. to pay for the Minimum Shares and its commitment to make the advance of $41,000,000 pursuant to Paragraph 2 are subject to the prior satisfaction of the following conditions on the date the First Closing is to be held (the "First Closing Date"):

     a. CONFIRMATION AND EFFECTIVENESS OF THE PLAN. The bankruptcy court shall have entered an order confirming the Plan (the "Confirmation Order") which order has not been stayed and all of the conditions to the effectiveness of the Plan shall have been met or waived by the applicable party or parties (and, if waived, such waiver shall have been consented to by Mutual) at or prior to the close of business in San Francisco, California on February 28, 1995 (or such later date as is consented to in writing by Mutual).

     b. AGGREGATE INDEBTEDNESS AND OTHER LIABILITIES. On the First Closing Date, the sum of (i) the indebtedness of Hexcel in the three categories in Exhibit F hereto indicated with an asterisk, plus (ii) the indebtedness and liabilities of Hexcel which are included in the category "Payables & Accruals" in Exhibit F indicated with a double asterisk to the extent, and only to the extent, that such indebtedness and liabilities (A) represent estimated environmental liabilities or amounts reserved for litigation, adjusted by adding back the amount of the discount, if any, taken to calculate the present value of such liabilities or (B) represent accrued interest or the reserve for liabilities relating to DIC (as defined in the Plan) (but excluding any other amounts included in the category "Payables & Accruals" such as, but not limited to, accrued professional fees in connection with the reorganization, professional fees for financial services, accrued indebtedness and liabilities owed or relating to employees, accrued tax liabilities, reserves for write downs of asset values and reserves for warranties), both (i) and (ii) being determined on a basis consistent with that used by Hexcel in the preparation of its current financial statements, PRO FORMA for its reorganization, shall not exceed $120,000,000 in the aggregate. The long term debt for foreign subsidiaries and the specific items within the category of "Payables & Accruals" which are included in making the above determination shall be, for purposes of the above determination, as set forth in the last available regularly prepared balance sheet of Hexcel. Satisfaction of this condition may be established by delivery by Hexcel of a certificate signed by its chief financial officer, provided that such certification includes a statement that he has made or caused to be made an investigation to determine whether there has been any material adverse change in such amounts computed in the preparation of such last regularly prepared balance sheet and that he believes there have been none.

     c. NO MATERIAL ADVERSE CHANGE. Hexcel shall not have suffered any material adverse change in its business, operations, properties, assets or liabilities (actual or contingent) subsequent to the Balance Sheet Date (defined in Exhibit G to this letter) through and including the First Closing Date.

     d. HEXCEL'S REPRESENTATIONS AND WARRANTIES. On the First Closing Date, Hexcel shall have provided Mutual with an instrument duly and validly executed on its behalf by a senior executive officer thereof containing the representations and warranties set forth in Exhibit G hereto, and shall have agreed to indemnify and hold harmless Mutual from and against any and all losses, liabilities, obligations, damages, deficiencies, reasonable costs and expenses ("Losses") based upon, attributable to or resulting from:

          (1) Any material misrepresentation set forth therein or material breach of warranty set forth therein, provided notice of the matter giving rise to such Losses is given during the period of survival of the representations and warranties as stated in paragraph 2 of Exhibit G; and

          (2) Reversal, material modification or material amendment of the Confirmation Order, other than a modification or amendment consented to by Mutual.

     e. REGISTRATION RIGHTS AGREEMENT. On the First Closing Date, Hexcel shall have executed and delivered to Mutual a registration rights agreement (the "Registration Rights Agreement") in substantially the form annexed hereto as Exhibit H.

     f. HART-SCOTT-RODINO ACT. All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated.

     g. NORTHROP AGREEMENT. Hexcel shall have entered into an agreement, reasonably satisfactory to Mutual, with The Northrop Grumman Corporation ("Northrop") for the sale of its plant in Chandler, Arizona and the "EMT technology" used at that facility to Northrop for approximately $30 million, and such transaction shall have closed.

4. REPRESENTATIONS, WARRANTIES, AGREEMENTS AND UNDERSTANDINGS. Mutual represents, warrants, understands and agrees as follows:

     a. In view of its representation in clause c below, all certificates representing shares of common stock of Hexcel issued to Mutual and subject to the restriction on transfer described in clause c below may be endorsed with an appropriate legend reflecting that restriction.

     b. It is a "Qualified Institutional Buyer" as such term is defined under Rule 144A promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and is an investment company registered under the Investment Company Act of 1940, as amended.

     c. Mutual acknowledges that the shares to be acquired by it pursuant hereto have not been registered for sale under any federal or state securities laws and that such shares are being offered and sold to Mutual pursuant to the exemption from registration provided for in
          Section 4(2) of the 1933 Act. It intends to purchase Hexcel securities as contemplated hereby for investment purposes only and not with a view towards the resale or distribution of such shares. Mutual shall not sell or transfer the common stock of Hexcel purchased in accordance with the terms hereof unless such sale or transfer is pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from such registration.

     d. It is duly organized and validly existing under the laws of the State of Maryland, and has the power and authority to execute this Standby Purchase Commitment and perform its obligations hereunder.

     e. Its execution, delivery and performance of its undertakings contained in this Standby Purchase Commitment have been duly authorized by all required corporate or other action.

     f. The performance by it of its obligations under this Standby Purchase Commitment will not violate or breach, or constitute a default under, any provision of its governing instruments or any contract to which it is a party or by which any of its properties are bound, nor of any law or regulation to which it or its properties are subject; and no consent or approval of any governmental agency is required in connection with any aspect of such performance.

     g. This Standby Purchase Commitment, when executed and delivered by Mutual, is Mutual's valid and binding obligation enforceable against Mutual in accordance with its terms, subject to applicable bankruptcy and similar laws affecting generally the rights of creditors, and subject to general equitable principles affecting enforceability.

     h. As of the date hereof, Mutual does not own any securities of Hexcel. Mutual has not been solicited by Hexcel or the Equity Committee to vote in favor of the Plan.

     i. This Standby Purchase Commitment results from an offer to Hexcel by Mutual and such offer was not solicited by the Equity Committee.

5.   COVENANTS.  Hexcel and the Equity Committee hereby covenant and agree that:

     a. As expeditiously as possible after the date of execution and delivery of this Standby Purchase Commitment by all the parties hereto (the "Execution Date"), but in no event later than five business days thereafter, Hexcel and the Equity Committee will file with the bankruptcy court a motion (the "Motion") requesting the entry of an order of the bankruptcy court in form and substance satisfactory to Mutual and its counsel (i) establishing a requirement that any proposal on substantially the same terms contemplated by this Standby Purchase Commitment be of a value of at least $5.125 and (ii) approving a break-up fee of $350,000 and expense reimbursement for Mutual (payment of which expense reimbursement will be applied against any break-up fee payable to Mutual and be limited to $350,000 if any break-up fee is so payable).

     b. Hexcel and the Equity Committee will continue to support the Motion in the event that Mutual is overbid prior to a hearing thereon.

          In addition, the Equity Committee will not object to the reimbursement provided for in this Standby Purchase Commitment of Mutual's documented expenses up to $350,000 and, in the event that the First Closing occurs, up to $500,000.

6.   CERTAIN AGREEMENTS.

     a. Should Mutual default in its obligations hereunder, Hexcel shall be entitled to assert a claim for damages, including damages for breach of contract, resulting therefrom, if any, including, without limitation, any reasonable expense incurred in connection therewith; provided however, that any such damages shall not exceed the amount of the aggregate purchase price for the Total Shares. The Equity Committee as well as Hexcel shall be entitled to assert any such claim for damages.

     b. Mutual recognizes that Hexcel and the Equity Committee may be required to modify the Plan to the extent necessary to discharge their respective fiduciary duties. Hexcel and the Equity Committee recognize that any material change to the Plan not approved by Mutual shall result in the condition set forth in paragraph 3.a. not being satisfied and Mutual being entitled to the reimbursement of its expenses as provided in Exhibit B hereto and, in addition, may result in Mutual being entitled to the Break-up Fee provided for in Exhibit B hereto, but the aggregate of all such payments shall not exceed $350,000.

7. TERMINATION. Notwithstanding anything to the contrary in this Standby Purchase Commitment, its effectiveness may be terminated and the transactions it contemplates may be abandoned at any time prior to the Effective Date under any of the following circumstances:

     a. Mutual, Hexcel and the Equity Committee agree in writing to such termination; or

     b. Mutual is not in breach of its obligations hereunder in any material respect and (i) either Hexcel or the Equity Committee has materially breached its obligations hereunder, (ii) Mutual elects in a written notice to terminate by reason of such breach, and (iii) such breach has remained uncured for more than ten days after Mutual has given notice of such breach; or

     c. Hexcel and the Equity Committee are not in breach of their obligations hereunder in any material respect and (i) Mutual has materially breached its obligations hereunder, (ii) Hexcel and the Equity Committee jointly elect in a written notice to terminate by reason of such breach, and (iii) such breach has remained uncured for more than ten days after Hexcel and the Equity Committee have jointly given notice of such breach; or

     d. Mutual elects in a written notice to terminate by reason of non-satisfaction of (i) the condition in paragraph 3.a. hereto, or (ii) on the First Closing Date, any of the other conditions in paragraph 3 hereto; or

     e. Mutual elects in a written notice to terminate by reason of the bankruptcy court not having (i) determined within 25 days after the Execution Date that the relief requested in the Motion should be granted subject only to the entry of an appropriate order or (ii) entered an order (the "Approval Order") in form and substance satisfactory to Mutual and its counsel granting the relief requested in the Motion on or prior to the 30th day following the Execution Date; or

     f. Mutual elects in a written notice to terminate by reason that, after entry of the Approval Order, the Approval Order is reversed, revoked, voided, modified without Mutual's consent or stayed by an order of a court of competent jurisdiction.

     In the case of 7.d.(i) and 7.e., Mutual can only elect to terminate by written notice within 10 business days after the occurrence of the event which gives rise to Mutual's right of termination.

8. FIRST CLOSING. The First Closing shall take place on the Effective Date at a place designated by Hexcel in a notice delivered to Mutual at least five business days in advance of the Effective Date. Mutual shall pay the Advance and the Minimum Purchase Price in immediately available funds against delivery by Hexcel of one or more certificates representing the Minimum Shares, the $500,000 commitment fee for the Advance in immediately available funds and the reimbursement by Hexcel of Mutual's expenses as and to the extent provided in Exhibit B hereto.

9. SECOND CLOSING. The Second Closing shall take place as soon as practicable after the end of the period within which the Rights may be exercised, at the date, time (which shall be during normal business hours) and place designated by Hexcel in a notice delivered to Mutual at least five business days in advance of the date noticed. Payment of the purchase price of the shares to be purchased at the Second Closing by Mutual, through cancellation of the same principal amount of the Advance, shall be made upon payment to Mutual of all unpaid interest on the Advance and Mutual's expenses, payable by Hexcel pursuant to Exhibit B hereto, not previously reimbursed at the First Closing.

10. ASSIGNMENT. Mutual may not assign its rights and obligations under this Standby Purchase Commitment.

11. NOTICES. All notices and other communications concerning the subject matter of this Standby Purchase Commitment shall be in writing, shall be given by mail, facsimile transmission or personal delivery, shall be effective upon receipt by the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

          If to the Equity Committee, to:

               The Official Committee of Equity
                 Security Holders of Hexcel Corporation
               c/o Peter D. Wolfson, Esq.
               Marcus Montgomery Wolfson P.C.
               53 Wall Street
               New York, New York  10005-2815
               Attention:  Peter D. Wolfson, Esq.
               Facsimile:  (212) 858-5201

          With a copy to:

               Marcus Montgomery Wolfson P.C.
               53 Wall Street
               New York, New York  10005-2815
               Attention:  Peter D. Wolfson, Esq.
               Facsimile:  (212) 858-5201

          If to Hexcel, to:

               Hexcel Corporation
               5794 W. Las Positas Boulevard
               Pleasanton, California  94588
               Attention:  Rodney Jenks, Esq.
               Facsimile:  (510) 734-8611

          With a copy to:

               Kronish, Lieb, Weiner & Hellman
               1114 Avenue of the Americas
               New York, New York  10036
               Attention:  Chet F. Lipton, Esq.
               Facsimile:  (212) 479-6275

          If to Mutual, to:

               Mutual Series Fund Inc.
               51 John F. Kennedy Parkway
               Short Hills, New Jersey  07078
               Attention:  Peter A. Langerman
               Facsimile:  (201) 912-0147

          With a copy to:

               Weil, Gotshal & Manges
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Ronald F. Daitz, Esq.
               Facsimile:  (212) 310-8007

          All notices are effective upon receipt or upon refusal if properly delivered.

12. GOVERNING LAW. This Standby Purchase Commitment shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereunder, except to the extent inconsistent with chapter 11 of title 11 of the United States Code, as amended (the "Bankruptcy Code").

13. ENTIRE AGREEMENT. This Standby Purchase Commitment represents the entire understanding of the parties regarding its subject matter and supersedes all prior offers, agreements and communications regarding that subject matter, including but not limited to the Stock

     Subscription and Standby Purchase Agreement, dated as of July 27, 1994, which is superseded in its entirety hereby. Without limitation of the foregoing, no party hereto has made any representation or warranty to any other party hereto with respect to the transaction contemplated hereby, except as set forth in this Standby Purchase Commitment. This Standby Purchase Commitment can be modified or amended only by a later written instrument signed by the parties. References to this Standby Purchase Commitment are deemed to include all Exhibits hereto.

          To confirm the above, we have executed this Standby Purchase Commitment on and as of the date appearing on the first page.

                              Very truly yours,

                              MUTUAL SERIES FUND INC.



                              By: /s/ Peter A. Langerman
                                 -----------------------------------
                                 Peter A. Langerman,
                                 Executive Vice President


Consented and Agreed to as of
the date first written above:

HEXCEL CORPORATION



By:  /s/ Robert D. Krumme
     ------------------------------
     Robert D. Krumme,
     Vice Chairman


THE OFFICIAL COMMITTEE OF EQUITY
  SECURITY HOLDERS OF HEXCEL CORPORATION



By:   /s/ Joseph L. Harrosh
     ------------------------------
     Joseph L. Harrosh,
     Chairman

                                TABLE OF CONTENTS

                                                                            PAGE


Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Representations, Warranties, Agreements and Understandings . . . . . . . . .   7
Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
First Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Second Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Standby Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Representations, Warranties, Agreements and Understandings . . . . . . . . .   7
Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
First Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Second Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                    EXHIBITS

EXHIBIT A -  FORM OF PLAN
EXHIBIT B -  REIMBURSEMENT OF EXPENSES, BREAK-UP FEE AND OVERBID
EXHIBIT C -  HEXCEL CORPORATION JOINT PLAN
EXHIBIT D -  FORM OF NOTE
EXHIBIT E -  FORM OF SECURITY AGREEMENT
EXHIBIT F -  CONSOLIDATED 1994 REVISED BUSINESS PLAN
EXHIBIT G -  REPRESENTATIONS AND WARRANTIES
EXHIBIT H -  FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                                  FORM OF PLAN

                                FILED SEPARATELY

                                    EXHIBIT B

                           REIMBURSEMENT OF EXPENSES,
                            BREAK-UP FEE AND OVERBID

                      All capitalized terms in this exhibit
                    have the same meanings as in the Standby
             Purchase Commitment to which this exhibit is attached.

          1. Subject to paragraph 4 of this Exhibit B, Hexcel shall reimburse Mutual for all of Mutual's out-of-pocket costs and expenses (including the reasonable fees and expenses of Mutual's counsel, accountants, investment bankers and other professional persons), payable at the First Closing and thereafter as incurred or on the termination of the Standby Purchase Commitment,
(i) in connection with the negotiation, documentation and implementation of this Standby Purchase Commitment, the Registration Rights Agreement, the Security Agreement and the Stock Subscription and Standby Purchase Agreement, dated as of July 27, 1994, between Hexcel and Mutual, and the transactions contemplated thereby, including, without limitation, the out-of-pocket costs and expenses of Mutual in connection with its due diligence investigation of Hexcel's business or (ii) relating to or resulting from or arising out of any claim, action or proceedings (including, without limitation, discovery undertaken in Hexcel's bankruptcy case) commenced or asserted in Hexcel's bankruptcy case; PROVIDED, HOWEVER, that (i) in the event that the Standby Purchase Agreement is terminated (whether or not the Break-up Fee is payable), Hexcel's aggregate obligation to reimburse Mutual for expenses hereunder and to pay the Break-up Fee shall not exceed $350,000, and (ii) Hexcel shall not be required to reimburse Mutual for any expenses hereunder (and Mutual shall reimburse Hexcel for any amounts paid by it to Mutual) if this Standby Purchase Commitment is terminated by Hexcel and the Equity Committee jointly pursuant to Section 7.c. thereof.

          2. For the purposes of this Standby Purchase Commitment, "Acquisition Transaction" means (i) any business combination involving Hexcel or either Hexcel S.A.(a Belgian corporation) or Hexcel S.A. (a French corporation) (each, a "Material Subsidiary"), including without limitation (A) the disposition of any business currently conducted by Hexcel or either Material Subsidiary and which represents sales in excess of 10% of Hexcel's consolidated sales as reported in the December 31, 1993 financial statements or (B) the sale of assets of Hexcel and/or its subsidiaries for $40,000,000 or more in a single transaction or series of related transactions, excluding in the case of (A) and
(B) the sale to Northrop of Hexcel's plant in Chandler, Arizona and the "EMT technology" used at that facility and the sale of Hexcel's domestic and European resins business, or (ii) any sale or issuance of a more than 5% equity interest in Hexcel or either Material Subsidiary other than the issuance by Hexcel of equity (A) in exchange for existing indebtedness of Hexcel and/or (B) to existing holders of Hexcel's common stock PRO RATA.

          3. In the event that Hexcel or the Equity Committee receives a proposal with respect to an Acquisition Transaction that, in the exercise of its fiduciary obligations (as determined in good faith by the Board of Directors or appropriate committee thereof after consultation with counsel), the Board of Directors or appropriate committee thereof determines will produce a result more favorable to Hexcel than the result of proceeding with this Standby Purchase Commitment, the Board of Directors or appropriate committee thereof may withdraw its approval or recommendation of this Standby Purchase Commitment, approve or recommend any such other proposal, enter into an agreement with respect to such other proposal or terminate this Standby Purchase Commitment, and in each case shall provide Mutual with immediate notice thereof. Any termination of this Standby Purchase Commitment pursuant to this paragraph 3 shall be deemed an Acquisition Transaction.

          4. Whether or not the First Closing is consummated, Hexcel and the Equity Committee acknowledge and agree that Mutual has made a substantial investment of management time and incurred substantial out-of-pocket expenses in connection with the negotiation and execution of this Standby Purchase Commitment and the effort to consummate the transactions contemplated hereby and thereby. If the First Closing is not consummated and an Acquisition Transaction shall have occurred during the pendency of Hexcel's bankruptcy case, Hexcel shall immediately pay to Mutual a fee (the "Break-up Fee") equal to the excess of $350,000 over all amounts theretofore paid to Mutual pursuant to paragraph 1 of this Exhibit B. In the event that Hexcel pays Mutual the Break-up Fee, Hexcel shall not be required to make any additional payment pursuant to paragraph 1; PROVIDED, HOWEVER, that no Break-up Fee or expense reimbursement shall be payable if Mutual is in material breach of this Standby Purchase Commitment at the date of any such termination, or Mutual, Hexcel and the Equity Committee mutually agree in writing to such termination pursuant to paragraph 7.a of the Standby Purchase Commitment.

          5. Upon the occurrence of an Acquisition Transaction, Mutual shall provide written notice to Hexcel of Mutual's entitlement to the Break-up Fee and Hexcel shall be liable for the payment of the Break-up Fee and shall immediately pay to Mutual the Break-up Fee by wire transfer of immediately available funds to an account or accounts designated by Mutual. Until Hexcel's obligation to pay the Break-up Fee is fully and indefeasibly discharged, Mutual's claim for the Break-up Fee shall be treated as an allowed administrative claim in Hexcel's bankruptcy case pursuant to Section 503(b) of the Bankruptcy Code entitled to priority under Section 507(a)(1) of the Bankruptcy Code.

                                    EXHIBIT C

                               HEXCEL CORPORATION

                                   JOINT PLAN

             CORPORATE GOVERNANCE AND MANAGEMENT COMPROMISE POSITION

                               September 26, 1994

          1.   INITIAL BOARD OF DIRECTORS.

          To be comprised of three Equity Committee nominees, two Mutual Series nominees, three nominees mutually acceptable to the Equity Committee and Mutual Series and the new Chief Executive Officer of Hexcel commencing with his employment by Hexcel. If Mutual Series owns more than 50% of the outstanding common stock of Hexcel upon consummation of the rights offering, Mutual Series will designate one additional director. If Mutual Series owns less than 25% of the outstanding common stock of Hexcel upon consummation of the rights offering, the directors nominated by the Equity Committee, together with the directors nominated by mutual agreement of the Equity Committee and Mutual Series, will select one additional director. The new Board of Directors will select (with the approvals of at least two of the nominees of the Equity Committee) one of the directors as initial Chairman. The initial Board of Directors of Hexcel shall hold office until the first post-consummation annual meeting of stockholders of Hexcel, and until such directors' successors shall be elected and qualified.

          2.   INTERIM MANAGEMENT.

          Pending selection of a new Chief Executive Officer mutually acceptable to the Equity Committee and Mutual Series, Lee will continue as Chief Executive Officer of Hexcel. Pending effectiveness of the plan, Lee will continue as Chairman and David Glatstein will continue as Vice Chairman of the Board of Directors and Robert Witt will continue to serve as a consultant with his principal points of contact with Hexcel being David Glatstein and Frank Wimer. The search for a new Chief Executive Officer will begin immediately using an executive search firm retained by Hexcel but selected by mutual agreement of the Equity Committee and Mutual Series. The contract with the executive search firm shall provide that all communications with the search firm will be conducted solely with the Equity Committee and Mutual Series jointly and not on an ex parte basis with either party. The selection of the new Chief Executive Officer will be made by mutual agreement of (i) the Equity Committee and Mutual Series, if selected prior to the effective date of the plan or (ii) the board designees of the Equity Committee and the board designees of Mutual Series, if selected after the effective date of the plan.

          3.   LEE CONTINUATION CONDITION.

          When the new Chief Executive Officer takes office, Lee will resign as an officer of Hexcel and will be retained as a consultant by Hexcel for strategic planning, reporting to the Chief Executive Officer and Board of Directors of Hexcel under a two year agreement, subject to termination at the end of the first year by resolution of the Board of Directors delivered to Lee not earlier than 60 days and not later than 30 days prior to the end of the first year.

          4.   LEE COMPENSATION AND EQUITY.

               A. Base compensation (salary and fees) of $180,000 per year during the first year, $230,000 during the second year, plus the same benefits provided to him in his interim employment agreement approved by the Bankruptcy Court.

               B. Appropriate bonus opportunity determined by the Board of Directors based upon attainment of the goals established by the Board of Directors.

               C. Stock options for approximately .625% of Hexcel's fully diluted common stock (without giving effect to the conversion of the 7% Convertible Subordinated Debentures due 2011) at a price equal to the average of the daily average prices of the stock for the 20 trading days beginning 30 calendar days following expiration of the rights offering. Such options will vest in equal monthly installments over the two-year term of the consulting agreement, subject to being fully vested upon any early termination thereof (other than for cause or voluntary resignation) and will be exercisable until the later of three years following the date of grant (i.e., the effective date of the plan) or one year after expiration of the consulting agreement.

               D. Commitment and right to purchase $500,000 of common stock at rights offering price, upon consummation of the rights offering. The shares to be purchased shall be a first call on the Oversubscription Pool, if any, reducing Mutual Series and the stockholders' respective shares therein on a pro rata basis, and thereafter from authorized shares of Hexcel and over and above the shares to be sold in the rights offering.

               E. Subject to approval of the current Board of Directors, Hexcel intends to apply to the court for authority to pay a success bonus of up to $500,000 to John Lee upon consummation of the Plan as well as bonuses to other employees. It is understood that the Equity Committee has no commitment to support any such application, and reserves the right to object to such application.

          5.   STOCKHOLDERS' MEETING.

          First post-consummation annual meeting of stockholders to be held not earlier than nine months after the effective date of the plan unless otherwise agreed by the board designees of Mutual Series and the Equity Committee. Reorganized Hexcel's bylaws shall provide for the right of any stockholder(s) holding in excess of 25% of the reorganized Hexcel's common stock to call a special meeting, including one at which directors may be elected, at any time after nine months following the effective date of the plan.

                                    EXHIBIT D

                                  FORM OF NOTE

                             SECURED PROMISSORY NOTE



New York, New York                                                 $_______
[Date]



          FOR VALUE RECEIVED, the undersigned, HEXCEL CORPORATION (the "Maker"), promises to pay to the order of _____________, or its assigns (the "Lender"), the principal amount of_________($_______), subject to reduction as provided in Paragraph 1.b.(2) of the Standby Purchase Commitment, dated October __, 1994, issued by the Lender to, and accepted by, the Maker, and The Official Committee of Equity Security Holders of Hexcel Corporation (the "Standby Purchase Commitment"), in lawful money of the United States of America, with interest on the unpaid balance at the Federal Funds rate as in effect from time to time (the "Interest Rate").

          Principal and interest on this Note shall be payable on the earlier to occur of (i) the Second Closing under the Standby Purchase Commitment or (ii) 60 days after the date hereof. The Federal Funds rate for any day shall be the offered quotation for Federal Funds for such day as reported in The Wall Street Journal or if said quotation is not published for any reason, as otherwise reasonably determined by the Lender.

          If the Maker fails to make any payment when due under this Note, then the entire unpaid balance hereof shall thereafter bear interest at a rate which is two per cent (2%) in excess of the Interest Rate until such amount in default is paid in full (before and after judgment).

          The Maker shall have the unqualified right to pay all or a portion of the principal amount of this Note at any time and from time to time. Interest accrued upon any amount prepaid shall be paid therewith at the time of prepayment.

          The Maker waives presentment, demand for payment, protest, notice of dishonor and all other notices and demands of any kind hereunder, and agrees to reimburse and indemnify the Lender for all costs and expenses incurred by the Lender in collecting payment, including attorneys' fees and costs.

          Payment of the principal amount of, and interest upon, this Note is secured pursuant to a Security Agreement of even date herewith by the Maker in favor of the Lender. The benefit of such security and the Security Agreement shall inure to the Lender's successors and assigns. This Note, and the benefit of the Security Agreement may be negotiated, assigned and transferred by the Lender without restriction, and the Maker, upon notice of such negotiation, assignment or transfer, shall treat the assignee as the Lender for all purposes hereunder.

          This Note shall be governed by and interpreted in accordance with the law of the State of New York applicable to instruments executed and to be performed entirely in that State.

          IN WITNESS WHEREOF, the Maker has executed this Note on and as of the date set forth above.

                              HEXCEL CORPORATION



                              By:  _________________________
                                   Name:
                                   Title:

                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

          This SECURITY AGREEMENT, dated ___________________, 1994, is made by Hexcel Corporation, a Delaware corporation (the "Grantor"), in favor of Mutual Series Fund Inc. (the "Secured Party").

                                    Recitals


          The United States Bankruptcy Court for the Northern District of California confirmed Grantor's Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code on _______________ , 1994. Pursuant to the Plan, (i) on the Effective Date, pursuant to the Standby Purchase Commitment, dated October _________________________, 1994, the Grantor has received a loan from the Secured Party and the Secured Party has loaned to the Grantor $41,000,000 in the aggregate, evidenced by a Secured Promissory Note (the "Note"), and (ii) Grantor is commencing a rights offering to its existing Stockholders to subscribe for and purchase an aggregate of $41 million of common stock of Hexcel (the "Rights Offering"). This Security Agreement is the security agreement entered into pursuant to the Note and secures payment of the
Note in accordance with its terms.

                               Terms of Agreement

          NOW, THEREFORE, in consideration of, and in order to induce the Secured Party to make, the loan evidenced by the Note, the Grantor hereby agrees with the Secured Party as follows:

          Section 1. GRANT OF SECURITY. The Grantor hereby assigns and pledges to the Secured Party, and hereby grants to the Secured Party a security interest in, all of the Grantor's right, title and interest in and to the proceeds of the Rights Offering, including without limitation all amounts deposited with the financial institution selected by the Grantor to act as depository with respect to the Rights Offering (the "Bank"), including all interest and any other proceeds arising thereon, all replacements and substitutions thereof, and all proceeds of the foregoing (the "Collateral"); PROVIDED, HOWEVER, Collateral shall not include the amounts paid by holders of Subscription Rights which, under the terms of the Rights Plan (as defined in the Plan) are required to be returned to such holders.

          Section 2. SECURITY FOR OBLIGATIONS. This Security Agreement secures the payment of all obligations of the Grantor now or hereafter existing under the Note, whether for principal, interest or otherwise, and all obligations of the Grantor now or hereafter existing to Secured Party under this Security Agreement (all such obligations of the Grantor being the "Obligations").

          Section 3. BANK ACKNOWLEDGMENT. The Bank has executed this Security Agreement to acknowledge that it will hold all amounts received as the depository pursuant to that Agreement, dated ______________, 1994, between the Bank and the Grantor, in a separate account (the "Account") for the benefit of the Secured Party, that such funds are being held for the account of the Secured Party and that, upon the conclusion of the Rights Offering, the Bank shall pay directly to the Secured Party all amounts held in the Account (excluding amounts, if any, to be returned to holders of subscription rights as provided in the Rights Plan) for application to the indebtedness evidenced by the Note.

          Section 4. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

          (a) Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business.

          (b) Grantor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Security Agreement, and to perform fully its obligations under this Security Agreement. This Security Agreement has been duly executed and delivered and is the valid and binding obligation of Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body, and no approval or consent of any other person is required in connection with the execution and delivery by Grantor of this Security Agreement and the consummation and performance by Grantor of the transactions contemplated hereby.

          (c) The chief place of business and chief executive office of the Grantor and the office where the Grantor keeps its records concerning the Collateral are located at its address at 5794 W. Las Positas Boulevard, Pleasanton, California 94588.

          (d) The Collateral is and will be free and clear of any lien, security interest, option or other charge or encumbrance by Grantor except for the security interest created by this Security Agreement. No effective financing statement against Grantor or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Security Agreement.

          (e) This Security Agreement creates a valid and perfected first priority security interest in all of Grantor's right, title and interest in and to the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

          (f) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body which has not been obtained or made is required (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Grantor,
(ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Secured Party of rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.

          (g) There are no conditions precedent to the effectiveness of this Security Agreement that have not been satisfied or waived.

          Section 5. FURTHER ASSURANCES. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including execution and filing of additional financing statements in any jurisdiction where the Collateral may be located or to which Grantor may move its principal place of business and/or chief executive office.

          (b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

          Section 6. PLACE OF PERFECTION; RECORDS; COLLECTION OF RECEIVABLES. The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral, at the location therefor specified in this Security Agreement or, upon 30 days' prior written notice to the Secured Party, at any other locations in a jurisdiction where all actions required to maintain Secured Party's perfected security interest in the collateral shall have been taken. The Grantor will hold and preserve such records and will permit representatives of the Secured Party at any time during normal business hours to inspect and make abstracts from such records.

          Section 7. TRANSFERS AND OTHER LIENS. The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Security Agreement.

          Section 8. REMEDIES. If any default under the Note shall have occurred and be continuing and payment to the Secured Party of the funds in the Account (excluding amounts, if any, to be returned to holders of subscription rights as provided in the Rights Plan) is not made:

          (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral) or the Uniform Commercial Code applicable to the validity or perfection of the security interest in the Collateral over which rights on default are asserted. Without limiting the foregoing, the Secured Party shall be entitled, without notice except as specified below, to sell the Collateral or any part thereof in one or more sales, at public or private sale, at any of Secured Party's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Collateral, regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was adjourned.

          (b) Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by the Grantor under or otherwise in respect of the Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement).

          Section 9. INDEMNITY AND EXPENSES. (a) The Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

          (b) The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the administration of this Security Agreement, (ii) the collection of, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Party hereunder or
(iv) the failure by the Grantor to perform or observe any of the provisions hereof.

          Section 10. AMENDMENTS; ETC. No amendment or waiver of any provision of this Security Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 11. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied, or delivered to it, if to the Grantor, at its addresses at ______ facsimile ( ) _______, Attention: President, and if to the Secured Party, at its address at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078, Attention Peter A. Langerman, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when telecopied, with receipt confirmed and a copy sent by registered mail, and otherwise when delivered.

          Section 12. CONTINUING SECURITY INTEREST; ASSIGNMENT OF NOTE. This Security Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and all other amounts payable under this Security Agreement, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

          Section 13. GOVERNING LAW; TERMS. This Security Agreement shall be governed by and construed in accordance with the law of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the law of any other jurisdiction. Unless otherwise defined herein terms used in Article 9 of the code are used herein as therein defined.

          IN WITNESS WHEREOF, the Grantor has caused this Security Agreement in favor of the Secured Party to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.


          HEXCEL CORPORATION


                    By:  _________________________________
                         Name:
                         Title:



ACKNOWLEDGED AND AGREED:

[NAME OF BANK, DEPOSITARY]



By:  __________________________________
     Name:
     Title:

                                 EXHIBIT F

                    HEXCEL CORPORATION AND SUBSIDIARIES
    PROJECTED OPENING CONSOLIDATED BALANCE SHEET AS OF JANUARY 1, 1995
                             ($000's Omitted)
                                (Unaudited)


                                                     Pre-                                 Post-
                                                Reorganization   Reorganization      Reorganization
                                                    Balances     Adjustments(2)         Balances
                                                --------------   --------------      --------------
 ASSETS
 Cash                                               $ 19,470(1)   ($ 15,068)           $  4,402(1)
 Accounts Receivable                                  61,510              0              61,510

 Inventories                                          47,324              0              47,324
 Prepaid Expenses & Other                              4,044              0               4,044
                                                   ---------      ---------            --------
      Total Current Assets                           132,348        (15,068)            117,280

 Net Fixed Assets                                     83,611              0              83,611
 Other Noncurrent Assets                              20,019              0              20,019
                                                   ---------      ---------            --------

      TOTAL ASSETS                                  $235,978      ($ 15,068)           $220,910
                                                   ---------      ---------            --------
                                                   ---------      ---------            --------

 LIABILITIES & EQUITY

 Current Portion -- Long Term Debt                  $  8,071(3)    $  3,707(4)         $ 11,778*

 U.S. Revolving Debt Facility                              0         15,448              15,448*

 DIP Financing                                             0(5)           0(5)                0

 Payables & Accruals                                  35,169(7)      17,490(7)           52,659**

 Restructuring Accrual                                13,613              0              13,613
                                                   ---------      ---------            --------
      TOTAL CURRENT LIABILITIES                       56,853         36,645              93,498

 Long Term Debt                                       15,015(3)      43,405(4)           58,420*

 Long Term Liabilities                                22,402              0              22,402
                                                   ---------      ---------            --------

      TOTAL LIABILITIES                               94,270         80,050             174,320

      LIABILITIES SUBJECT TO                         141,391       (141,391)                  0
        COMPROMISE

 Common Stock and Paid-in Capital                     62,635         50,200(6)          112,835

 Accumulated Deficit and                             (62,318)(8)     (3,927)(8)         (66,245)
 Cumulative Translation Adjustment                 ---------      ---------            --------

      TOTAL EQUITY                                       317         46,273              46,590
                                                   ---------      ---------            --------

      TOTAL LIABILITIES & EQUITY                    $235,978      ($ 15,068)           $220,910
                                                   ---------      ---------            --------
                                                   ---------      ---------            --------

       SEE ACCOMPANYING NOTES AND ASSUMPTIONS TO THE FINANCIAL STATEMENTS.
        THESE FINANCIAL STATEMENTS AND ACCOMPANYING NOTES AND ASSUMPTIONS
                    HAVE NOT BEEN SUBJECT TO AUDIT OR REVIEW.

                                    EXHIBIT G

                   REPRESENTATIONS AND WARRANTIES TO BE GIVEN
                               TO MUTUAL BY HEXCEL
                         ON AND AS OF THE EFFECTIVE DATE


                      All capitalized terms in this exhibit
                    have the same meanings as in the Standby
              Purchase Commitment to which this exhibit is attached

1. REPRESENTATIONS AND WARRANTIES. On the First Closing Date, Hexcel will represent and warrant to Mutual under the Standby Purchase Commitment as follows:

          a. Hexcel has been duly organized and is validly existing, in good standing and doing business as a corporation under the laws of the State of Delaware, with corporate power and authority to perform its obligations under the Standby Purchase Commitment, the Note, the Registration Rights Agreement and the Security Agreement (the "Operative Documents").

          b. The performance of the Operative Documents by Hexcel and the consummation by Hexcel of the transactions contemplated thereby have been duly authorized by all necessary corporate action of Hexcel, and each of the Operative Documents constitutes a valid and legally binding instrument of Hexcel subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          c. The Rights have been duly authorized by all necessary corporate action of Hexcel, and when issued in accordance with such authorization and delivered by Hexcel, will constitute legal, valid, binding and enforceable obligations of Hexcel, subject to applicable bankruptcy, insolvency and similar laws affecting the rights of creditors and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          d. The Total Shares have been duly authorized, and when issued and delivered as provided in the Standby Purchase Commitment will be validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights.

          e. The performance by Hexcel under the Operative Documents, the consummation by Hexcel of the transactions therein contemplated and the compliance by Hexcel with the terms thereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the corporate charter or bylaws of Hexcel, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Hexcel is a party or by which any of its properties or assets are bound (with such exceptions as would not have a material adverse effect on the financial condition of Hexcel or subject Mutual to any liability), or any applicable law, rule, regulation, judgment, order or decree of government, governmental instrumentality or court having jurisdiction over Hexcel or any of its properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such government, governmental instrumentality or court is required for the valid authorization, execution, delivery and performance by Hexcel of the Operative Documents, the issuance of the Rights, the issuance of the shares upon the exercise of the Rights or the Minimum Shares to be issued to Mutual in accordance with the Standby Purchase Commitment, or the consummation by Hexcel of the other transactions contemplated by the Plan, except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or "blue sky" laws (or, with respect to the Registration Rights Agreement, under Federal securities laws as contemplated therein).

          f. The (i) audited consolidated balance sheets of Hexcel and its subsidiaries as at December 31, 1993 and December 31, 1992 and the related audited consolidated statements of income and of cash flows for the years then ended and (ii) unaudited consolidated balance sheet of Hexcel and its subsidiaries as at July, 3, 1994 and the related consolidated statements of income and cash flows for the period then ended, including the related notes and schedules thereto, are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles, and present fairly the consolidated financial position, results of operations and cash flows of Hexcel and its subsidiaries as at the dates and for the periods indicated. The unaudited consolidated balance sheet of Hexcel and its subsidiaries as at July 3, 1994 and as set forth in Hexcel's quarterly report on Form 10-Q for the fiscal quarter ended July 3, 1994 is referred to as the "Balance Sheet" and June 30, 1994 is referred to as the "Balance Sheet Date."

          g. The disclosure statement relating to the Plan, including the exhibits thereto, does not (i) contain a misstatement of a material fact or (ii) omit to state a material fact necessary in order to make statements contained therein not misleading.

          h. As of their respective dates, Hexcel's Annual Report on Form 10-K for its fiscal year ended December 31, 1993 and its quarterly reports on Form 10-Q for quarterly periods ending after that date (collectively, the "SEC Documents") were complete and correct in all material respects and complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange (the "SEC") promulgated thereunder applicable to such SEC Documents. None of the SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the date such SEC Documents were filed with the SEC.

2. The representations and warranties in paragraph 1 above shall survive the Second Closing Date for a period of eighteen months.

                                                                  EXHIBIT H



- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------



                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF _______ __, 1994

                                     BETWEEN

                               HEXCEL CORPORATION

                                       AND

                             MUTUAL SERIES FUND INC.




- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                                    EXHIBIT H

                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS . . . . . . . . . . . . . .  H-1
Section 1.1.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . .  H-1

                                   ARTICLE II

                               REGISTRATION RIGHTS . . . . . . . . . . . .  H-3
Section 2.1.  Registration upon Request. . . . . . . . . . . . . . . . . .  H-3
Section 2.2.  Piggyback Registration . . . . . . . . . . . . . . . . . . .  H-4
Section 2.3.  Registration Procedures. . . . . . . . . . . . . . . . . . .  H-6
Section 2.4.  Preparation; Reasonable Investigation. . . . . . . . . . . .  H-15
Section 2.5.  Indemnification. . . . . . . . . . . . . . . . . . . . . . .  H-15
Section 2.6.  Contribution . . . . . . . . . . . . . . . . . . . . . . . .  H-18
Section 2.7.  Nominees of Beneficial Owners. . . . . . . . . . . . . . . .  H-19
Section 2.8.  Restrictions on Sale of Securities by
                    the Company and Others . . . . . . . . . . . . . . . .  H-20

                                   ARTICLE III

                                 OTHER TRANSFERS . . . . . . . . . . . . .  H-20
Section 3.1.  Removal of Restrictive Legends . . . . . . . . . . . . . . .  H-20

                                   ARTICLE IV

                                  MISCELLANEOUS. . . . . . . . . . . . . .  H-21
Section 4.1.  Effectiveness. . . . . . . . . . . . . . . . . . . . . . . .  H-21
Section 4.2.  Submission to Jurisdiction; Consent to
                    Service of Process . . . . . . . . . . . . . . . . . .  H-21
Section 4.3.  Specific Enforcement; Other Remedies . . . . . . . . . . . .  H-21
Section 4.4.  Severability . . . . . . . . . . . . . . . . . . . . . . . .  H-22
Section 4.5.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  H-22
Section 4.6.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . .  H-23
Section 4.7.  Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  H-23
Section 4.8.  Descriptive Headings; References . . . . . . . . . . . . . .  H-23
Section 4.9.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . .  H-23
Section 4.10. Successors and Assigns . . . . . . . . . . . . . . . . . . .  H-23
Section 4.11. Supplementary Provisions . . . . . . . . . . . . . . . . . . .H-24

                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT dated as of ____ __, 1994 (the "Agreement") between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and MUTUAL SERIES FUND INC., a Maryland corporation ("Mutual").


                              W I T N E S S E T H :

          WHEREAS, the Company and Mutual have entered into a Standby Purchase Commitment dated October __, 1994 (the "Standby Purchase Commitment"), pursuant to which, upon the terms and subject to the conditions set forth therein, the Company issued and sold, and Mutual has subscribed for and purchased, shares of the Company's common stock; and

          WHEREAS, to induce Mutual to enter into the Standby Purchase Commitment, the Company has agreed to provide the registration rights set forth in this Agreement;

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


          Section 1.1. DEFINITIONS. (a) Unless otherwise defined herein, capitalized terms used herein have the meanings set forth in the Standby Purchase Commitment, including the exhibits thereto.

                    (b) "Registration Expenses" means all out-of-pocket expenses incident to the Company's performance of, or compliance with, Article II hereof, including, without limitation, all registration and filing fees (including filing fees with respect to the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc.), all fees and expenses of qualifying under or complying with securities or "blue sky" laws in United States jurisdictions (including fees and disbursements of underwriters' counsel in connection with "blue sky" qualifications, including any memorandum or survey with respect thereto) and determination of the Registrable Securities eligibility for investment under the laws of the jurisdictions designated by the managing underwriter or underwriters, all listing fees, all printing expenses, all messenger, telephone and delivery expenses, all registrars' and transfer agents' fees, the fees and disbursements of counsel for the Company, of its independent public accountants, including the expenses of any audits and/or "cold comfort" letters required by or incident to such performance and compliance, and of other Persons retained by the Company and any fees and disbursements of underwriters customarily paid by issuers of securities but excluding (x) fees and disbursements of separate counsel to any seller of Registrable Securities, and (y) discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

                    (c)  "Registrable Securities" means (i) the Total Shares and
(ii) any other securities issued or issuable with respect to the Total Shares by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of the Company's securities or pursuant to a merger, consolidation or other similar business combination involving the Company. As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have been declared effective under the 1933 Act and such securities shall have been disposed of in accordance with a method of disposition contemplated by the registration statement, (ii) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the 1933 Act (or any successor provision thereto), (iii) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by the Company, and subsequent public distribution of such securities shall neither require registration under the 1933 Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or (iv) such securities shall have ceased to be outstanding.

                    (d) "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

                                   ARTICLE II

                               REGISTRATION RIGHTS


          Section 2.1. REGISTRATION UPON REQUEST. (a) Subject to the provisions of this Section 2.1, at any time during the period commencing on the date of the Second Closing and ending on the earlier of (x) the fifth anniversary thereof and (y) the first date on which there are no Registrable Securities (the "Demand Registration Period"), upon the written request of Mutual requesting that the Company effect the registration under the 1933 Act of Registrable Securities representing (i) the greater of (A) at least 20% of the then outstanding Registrable Securities or (B) at least 10% of the Registrable Securities outstanding on the Second Closing Date or (ii) all of the Registrable Securities then held by Mutual, and specifying the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect the registration of such Registrable Securities under the 1933 Act, as soon as possible, for the disposition (in accordance with such intended method or methods) of the Registrable Securities so to be registered (any such registration is hereinafter referred to as a "Demand Registration").

                    (b) The Company shall be required to effect only three Demand Registrations; PROVIDED, HOWEVER, that in the event Mutual acquires Standby Shares on the Second Closing Date for an aggregate purchase price of at least $21,000,000, the Company shall be required to effect an additional two Demand Registrations.

                    (c) The Company shall not be deemed to have effected a Demand Registration pursuant to this Section 2.1 unless the registration statement in respect thereof is declared effective under the 1933 Act; PROVIDED, HOWEVER, that a Demand Registration shall be deemed to have been effected by the Company if the registration does not become effective after the Company has filed a registration statement with respect thereto solely due to the refusal of Mutual to proceed.

                    (d) If the Company shall have previously effected a Demand Registration pursuant to this Section 2.1, or if any Registrable Securities of Mutual are registered in a Piggyback Registration (as hereinafter defined) pursuant to Section 2.2 hereof, the Company shall not be required to effect a subsequent Demand Registration until a period of at least 180 days shall have elapsed from the effective date of the registration statement used in connection with such previous registration statement.

                    (e) The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this
Section 2.1.

          Section 2.2. PIGGYBACK REGISTRATION. (a) If the Company at any time prior to the expiration of the Demand Registration Period proposes to register any of its equity securities under the 1933 Act (other than a registration on Form S-4 or S-8 or the equivalent thereof) to be offered for cash or cash equivalents in a managed public offering, it shall each such time give prompt written notice to each holder of Registrable Securities who has agreed to be bound by this Agreement, as provided in Section 4.10, of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Upon the written request of any such holder delivered to the Company within 20 days after such notice shall have been given to such holder (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company shall use its best efforts to effect the registration under the 1933 Act, as expeditiously as is reasonable, of all Registrable Securities that the Company has been so requested to register by such holder (in accordance with the intended methods of distribution thereof as aforesaid) (such registration being hereafter referred to as a "Piggyback Registration"); PROVIDED, HOWEVER, that:

                    (i) (A) if, at any time after giving such written notice of its intention to register any of such securities and prior to the effective date of the registration statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to register or to delay the registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities requesting inclusion of Registrable Securities in such registration, and (x) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 2.2(b)), without prejudice, however, to the right of Mutual to request that such registration be effected as a Demand Registration under and pursuant to all of the terms and conditions of Section 2.1, and (y) in the case of a determination to delay registering, the Company shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities, or (B) in the event that the registration statement has been declared effective and the Company determines that a Disadvantageous Condition (as hereinafter defined) exists, upon the delivery of written notice to each such holder, the Company shall, subject to discontinuance of sales of all other securities covered by such registration statement, be entitled to suspend the effectiveness of such statement or, without suspending such effectiveness, to request that each such holder forthwith discontinue the disposition of such Registrable Securities and each such holder agrees that it will discontinue the disposition of such Registrable Securities pursuant to such registration statement and thereupon the Company shall be relieved of its obligation under this Section 2.2 with respect to such registration (but not from its obligation to pay the Registration Expenses in connection therewith to the extent provided in Section 2.2(b)), without prejudice, however, to the rights of Mutual to request that such registration be effected as a Demand Registration under and pursuant to all of the terms and conditions of Section 2.1;

                    (ii) if the managing underwriter of such proposed Piggyback Registration offering shall advise the Company in writing that, in the judgment of such managing underwriter, the inclusion in any registration statement pursuant to this Section 2.2 of some or all of the Registrable Securities sought to be registered by Persons other than the Company creates a substantial risk that the proceeds or price per unit the Company or Persons other than the Company will derive from such registration will be reduced and/or that the number of securities to be registered (including those sought to be registered at the instance of the Company and any other party entitled to participate in such registration) is too large a number to be reasonably sold, or the managing underwriter of such underwritten offering shall inform the Company in writing of its opinion that the number of securities requested to be included in such registration would materially affect its ability to effect such offering (such opinion to state the reasons therefor and the approximate number of securities which may be included in such offering without such effect), the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering the number of securities sought to be registered by each seller (which term shall include the Company and Mutual and any other holder of securities included in such registration) (A) FIRST, the securities the Company proposes to sell, (B) SECOND, the securities proposed to be sold by a holder the exercise of whose demand registration rights required the filing of the registration statement, (C) THIRD, the Registrable Securities held by Mutual requested to be included in such registration, (D) FOURTH, the Registrable Securities held by other holders of Registrable Securities requested to be included in such registration, pro rata, based on the respective number of Registrable Securities requested to be included in such registration by such holders and (E) FIFTH, the securities proposed to be sold by any other holder;

                  (iii) if the managing underwriter of such proposed Piggyback Registration offering shall advise the Company in writing that, in the judgment of such managing underwriter, the inclusion of any Registrable Securities in such offering of a type, class or series, as the case may be, different from that of the securities originally intended to be included in such offering would adversely affect the success of the offering of such securities originally intended to be so included, then the Company shall promptly advise Mutual thereof and may require, by written notice to Mutual accompanying such advice, that such different Registrable Securities be excluded from such offering to the extent the inclusion thereof could adversely affect such offering; and

                   (iv) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 2.2 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee or non-employee director benefit plan or consultant benefit plan (regardless of whether or not on Form S-4 or S-8).

                    (b) The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this
Section 2.2.

               Section 2.3. REGISTRATION PROCEDURES. (a) If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the 1933 Act as provided in Sections 2.1 and 2.2, the Company shall, subject to the limitations otherwise provided in this agreement, as expeditiously as is reasonable:

                    (i) prepare and file with the SEC on any appropriate form a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; PROVIDED, HOWEVER, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any registration statement, the Company will furnish to counsel selected by Mutual and the underwriters copies of all such documents proposed to be filed sufficiently in advance of filing to provide them with a reasonable opportunity to review such documents and comment thereon;

                   (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of (A) such time as all such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (B) (x) in the case of any Demand Registrations and Piggyback Registrations, the expiration of 90 days from the date such registration statement first becomes effective (unless the Registrable Securities registered thereunder have been sold or disposed of prior to the expiration of such 90-day period) (exclusive of any period during which Mutual was prohibited from disposition of Registrable Securities by reason of the occurrence of any event described in Sections 2.3(e)(iv), (v) or (vii) (to the extent that the occurrence of any such events shall have interfered with the distribution) or any period during which the prospectus included therein shall not meet the requirements of Section 10 of the 1933 Act);

                  (iii) furnish to each seller and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or underwriter may reasonably request in order to facilitate the sale or disposition of such Registrable Securities;

                   (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each seller or any underwriter shall reasonably request, and do any and all other acts and things that may be necessary to enable such seller or any underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                    (v) cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable each seller or any underwriter to consummate the disposition of such Registrable Securities;

                   (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters of
          (1) an opinion of counsel for the Company, dated the date of the closing under the underwriting agreement, and (2) a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuers' counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                  (vii) promptly notify each seller of Registrable Securities, their counsel and the managing underwriters, if any, and (if requested by any such Person) confirm such notice in writing, (A) when a prospectus or any prospectus supplement or post-effective amendment relating to such registration statement has been filed and, with respect to a registration statement referred to in Section 2.1 or 2.2 or any post-effective amendment, when the same has become effective,
          (B) of any request by the SEC for amendments or supplements to a registration statement referred to in Section 2.1 or 2.2 or related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement referred to in Section 2.1 or 2.2 or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in agreements contemplated by
          Section 2.3(c) cease to be true and correct and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                 (viii) in the event of the issuance of a stop order suspending the effectiveness of a registration statement referred to in Section
          2.1 or 2.2 or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, make reasonable efforts to obtain the withdrawal of such stop order or the lifting of such suspension as soon as reasonably practicable;

                   (ix) immediately notify each seller of Registrable Securities covered by such registration statement, their counsel and the managing underwriters at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement (or deemed to be included in such registration statement if the registration statement, at the time it is declared effective, omits certain information pursuant to Rule 430A of the 1933 Act), as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such seller and any underwriter prepare and furnish to such seller and the underwriters a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, shall comply with law;

                    (x) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 50 days after the close of the period covered thereby (105 days in the case when the period covered corresponds to a fiscal year of the Company), earnings statements of the Company (satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 as promulgated thereunder), covering a period of 12 months beginning after the effective date of the registration statement (but beginning not later than the first day of the Company's fiscal quarter next following such effective date);

                   (xi) use its best efforts to cause all Registrable Securities covered by such registration statement as are of the same class as a class then listed on such exchange to be listed on a national securities exchange or approved for trading in the National Market System if such Registrable Securities are not already so listed or so approved and on each securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

                  (xii) provide a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                 (xiii) issue to any underwriter to which any seller may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates representing such Registrable Securities without the legends referenced in paragraph 4.a. of the Standby Purchase Commitment.

               Upon the Company's request, each seller of Registrable Securities as to which any registration is being effected shall promptly furnish the Company with such information regarding such seller and the distribution of such securities as the Company may reasonably request in writing and as shall be required by law or by the SEC in connection therewith.

               Mutual shall have the right to require the insertion of language in the registration statement covering such Registrable Securities as Mutual desires to sell, in form and substance satisfactory to Mutual, to the effect that the holding by Mutual of such securities is not to be construed as a recommendation by Mutual of the investment quality of the Company's securities covered thereby, or in the event that such reference to Mutual by name or otherwise is not required by the 1933 Act or any similar Federal statute then in force or by any regulations thereunder, or by the SEC or any "blue sky" laws, or any regulations thereunder, for any jurisdiction in which such securities are offered, the deletion of the reference to Mutual.

                    (b) In the event that, (A) the Board of Directors of the Company, or an appropriate committee thereof, determines, in its good faith judgment, that the registration of Registrable Securities pursuant to Section
2.1 (x) would interfere in a material respect with any pending or anticipated material merger, acquisition or divestiture involving the Company or either Material Subsidiary or (y) would materially and adversely impact any material financing activity or (B) if 66-2/3% of the directors present at a duly convened meeting of the Board of Directors of the Company at which a quorum is present determines that, in its good faith judgment, the registration of Registrable Securities would require the disclosure of material information which the Company has a bona fide and significant business purpose for preserving as confidential, or (C) if financial statements required to be included or incorporated in the registration statement have not been prepared or are not otherwise available at the time (each event referred to in clause (A), (B) or (C) of this Section 2.3(b) being a "Disadvantageous Condition"), then, notwithstanding any other provision of this Article II, upon the giving of a written notice (a "Delay Notice") to such effect to each such seller, the Company (1) in the event that the registration statement has been filed, but has not yet been declared effective, shall be entitled to cause such registration statement to be withdrawn and shall be entitled not to file a substitute registration statement, or (2) in the event that the registration statement has been declared effective, shall be entitled to suspend the effectiveness of such statement or, without suspending such effectiveness, to request that the sellers of Registrable Securities forthwith discontinue the disposition of such Registrable Securities or (3) in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until, in the case of each of (1), (2) and (3) above, the earlier of (the "Resumption Date") (i) the expiration of a 90-day period from the date the Delay Notice was given or (ii) the date on which (w) the Company next files with the SEC a report or makes any other public disclosure of the information referred to in clause (B) of this Section 2.4(b) or otherwise determines that there is no bona fide business purpose for keeping such information confidential, (x) the Board of Directors of the Company determines that the Disadvantageous Condition referred to in clause (A) of this Section 2.3(b) no longer exists, or
(y) the financial statements referred to in clause (C) of this Section 2.4(b) have been prepared or are otherwise available. Promptly following the Resumption Date, the Company shall deliver a notice (a "Resumption Notice") to each seller of Registrable Securities to be included in such registration statement stating that such public disclosure or determination has been made or such financial statements have been prepared or are available, as the case may be. If a registration statement was withdrawn or was not filed, the Company shall use its best efforts to effect the registration under the 1933 Act, as soon as possible after the date the Resumption Notice was given, of the Registrable Securities included or to be included in such registration statement, unless Mutual by written notice (the "Discontinuance Notice") to the Company requests that the Company not effect such registration. If a registration statement was declared effective and either (i) the period between the Delay Notice and the Resumption Date exceeds 60 days, or (ii) Mutual determines in good faith that there has been an adverse change in market conditions for the Registrable Securities between the Delay Notice and the Resumption Date, then Mutual may, by delivery of a Discontinuance Notice, request the Company to withdraw such registration statement and such registration statement shall not be deemed to have been effected by the Company for the purposes of Section 2.1 hereof. If a registration statement was declared effective and is not withdrawn pursuant to a Discontinuance Notice or otherwise, the Company shall furnish, as promptly as reasonably practicable after the date the Resumption Notice was given, to each seller of such Registrable Securities such number of copies of the prospectus included in such registration statement (including any amendments or supplements thereto), which prospectus (as amended or supplemented) shall be in conformity with the requirements of the 1933 Act, as such seller may reasonably request in order to facilitate the sale or disposition of such Registrable Securities.

               (c) If requested by the underwriters for any offering of Registrable Securities pursuant to a registration requested under Section 2.1 or 2.2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2.5 and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 2.3(a)(vi) and, in the case of a registration under Section 2.1 or 2.2, to be reasonably satisfactory in form, to the extent then customary in registration right agreements, and substance to Mutual. In the case of a registration under Section 2.1 or 2.2 the sellers shall be a party to any such underwriting agreement and the representations and warranties by, and other agreements on the part of, the Company to and for the benefit of the underwriters also shall be made to and for the benefit of the sellers.

               (d) In the event of any underwritten offering under a registration pursuant to Section 2.1 or 2.2, Mutual agrees, if so required by the managing underwriters and to the extent timely notified in writing by the Company or by the managing underwriter or underwriters, not to effect any public sale or distribution (including any sale pursuant to Rule 144 under the 1933
Act) of Registrable Securities or securities convertible into, or exchangeable or exercisable for, any Registrable Securities (other than as part of such offering) within seven days prior to the effective date of the registration statement with respect to such offering and 150 days after the effective date of such registration statement.

               (e)  Each seller of Registrable Securities will:

                    (i) execute a power of attorney appointing one or more attorneys designated by the sellers of the majority of the Registrable Securities included in the registration statement, which attorney shall be authorized, on customary terms, to execute any agreement (including in an underwritten offering an underwriting agreement in customary form) on behalf of each such seller and to otherwise act for such seller in connection with the offering of Registrable Securities;

                   (ii) enter into any agreement (including in an underwritten offering an underwriting agreement in customary form, it being understood that, if in the Company's reasonable judgement representations and warranties by such sellers are necessary, such agreement may contain such representations and warranties by such sellers as are customarily contained in underwriting agreements with respect to secondary distributions) with the Company, the other sellers of Registrable Securities and the underwriters;

                  (iii) execute and complete all questionnaires and other documents required by such power of attorney or such agreement to be executed by such seller;

                   (iv) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(ix), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until each such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(ix) and, if so directed by the Company, each such seller shall deliver to the Company all copies, other than permanent file copies then in each such seller's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities. In the event the Company shall give any such notice, the periods mentioned in
          Section 2.3(a)(ii)(B) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(a)(ix);

                    (v) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(vii)(C), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until the stop order suspending the effectiveness of a registration statement referred to in Section 2.1 or 2.2 has been withdrawn and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies then in each such seller's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice;

                   (vi) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(a)(vii)(E), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities in the jurisdiction in which qualification of the Registrable Securities for sale in any jurisdiction has been suspended, until the lifting of such suspension; and

                  (vii) upon receipt of a Delay Notice with respect to sales of Registrable Securities pursuant to a registration statement that has become effective, discontinue disposition of such Registrable Securities until such seller receives a Resumption Notice, or a new registration statement with respect thereto has become effective.

               Section 2.4. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement registering Registrable Securities under the 1933 Act, the Company shall give Mutual and its underwriters, if any, and their respective counsel and accountants, subject to being bound by a customary confidentiality agreement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto and include therein material, furnished to the Company in writing, which in the judgment of Mutual, subject to the consent of the Company (which shall not be unreasonably withheld), should be included, and shall give Mutual and its counsel and accountants such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the reasonable opinion of Mutual and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

               Section 2.5. INDEMNIFICATION. (a) In the event of any registration of any securities of the Company under the 1933 Act pursuant to
Section 2.1 or 2.2, the Company shall, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers or general and limited partners, Affiliates (as so defined in the 1933 Act) or agents (and directors, officers and agents thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act, as follows:

                    (i) against any and all loss, liability, claim, damage or expense whatsoever, joint or several, as incurred, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities are registered (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld or delayed; and

                  (iii) against any and all expense, as incurred (including reasonable fees and disbursements of counsel), joint or several, reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
          Section 2.5(a)(i) or Section 2.5(a)(ii);

PROVIDED, HOWEVER, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such underwriter or seller of Registrable Securities expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and PROVIDED, FURTHER, that the Company shall not be liable to (i) any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the 1933 Act or (ii) any seller of Registrable Securities, under the indemnity agreement in this Section 2.5(a), with respect to any preliminary prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person, or seller of Registrable Securities, results from the fact that such underwriter or such seller sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, underwriter or controlling person and shall survive the transfer of such securities by such seller.

               (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section
2.1 or 2.2, that the Company shall have received an undertaking reasonably satisfactory to it from each prospective seller of such Registrable Securities and any underwriter of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.5(a)) the Company and its directors, officers and controlling persons, and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any prospective seller, or any underwriter, as the case may be, or any of their respective directors, officers, controlling Persons, general or limited partners or managing directors and shall survive the transfer of such securities by such seller or underwriter. In no event shall the liability of any seller of Registrable Securities hereunder be greater in amount than the dollar amount of the gross proceeds received by such seller upon the sale of the Registrable Securities giving rise to such indemnification obligation.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any governmental investigation) involving a claim within the scope of Section 2.5(a) or (b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any liability which it may have under this Section 2.5 except to the extent it has been prejudiced in a material respect or from any liability it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may select by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this Section 2.5 to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

               (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the 1933 Act.

               Section 2.6. CONTRIBUTION. To provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section
2.5 is for any reason unavailable to, or insufficient to hold harmless, an indemnified party although applicable in accordance with its terms, the Company, the sellers of Registrable Securities and any underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses, of the nature contemplated by such indemnity agreement, incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the 1933 Act. In determining the amount of contribution to which the respective parties shall be entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each seller of Registrable Securities shall agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters' portion of such contribution to exceed the percentage that the underwriting discount bears to the offering price of the Registrable Securities.

Notwithstanding the foregoing, the liability of any seller of Registrable Securities for contribution shall not be greater in amount than the difference between the dollar amount of the gross proceeds received by such seller upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such seller with respect to such losses, liabilities, claims, damages and expenses. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. For purposes of this Section 2.6 each person, if any, who controls an underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.

               Section 2.7. NOMINEES OF BENEFICIAL OWNERS. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the seller for purposes of any request or other action by a seller pursuant to this Agreement. If the beneficial owner of any Registrable Securities so elects to be treated as the seller, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

               Section 2.8 RESTRICTIONS ON SALE OF SECURITIES BY THE COMPANY AND OTHERS. The Company agrees not to effect any public or private offer, sale or distribution of any class or series of its capital stock or of any of its debt securities, including a sale pursuant to Regulation D under the 1933 Act, during the 10-day period prior to, and during the 90-day period beginning on the effectiveness of any Registration Statement filed under Section 2.1 hereof to the extent timely notified in writing by Mutual or by the managing underwriter or underwriters (except as part of such registration, if permitted, or pursuant to registrations on Form S-4 or S-8 or any successor form to such forms, any employee stock option plan, stock ownership plan, stock bonus plan, stock compensation plan or dividend reinvestment plan of the Company in effect at the date of execution of any underwriting agreement with respect to such underwritten registration, and except that the Company may issue any capital stock issuable upon the conversion of securities or the exercise of warrants outstanding at the date of such underwriting agreement) and not to enter into any agreements requiring it to file during such period a registration statement for any such sale by a securityholder.


                                   ARTICLE III

                                 OTHER TRANSFERS


               Section 3.1.  REMOVAL OF RESTRICTIVE LEGENDS.
  The Company agrees
to take such action as any seller of a Registrable Security may reasonably request, all to the extent required from time to time to enable such seller of a Registrable Security to sell such security without registration under the 1933 Act within the limitations of the exemptions provided by Rule 144 or any similar rule or regulation adopted by the SEC, including, without limitation, issuing certificates representing such Registrable Securities without the legends referenced in paragraph 4.a. of the Standby Purchase Commitment.

                                   ARTICLE IV

                                  MISCELLANEOUS


               Section 4.1. EFFECTIVENESS. This Agreement shall become effective upon execution by each of the parties hereto.

               Section 4.2. SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                    (a) The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                    (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 4.5.

               Section 4.3.  SPECIFIC ENFORCEMENT; OTHER REMEDIES.

                    (a) Each party hereto acknowledges and agrees that this Agreement is an integral part of the transactions contemplated in the Standby Purchase Commitment and that the other party hereto would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by such party hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically its terms and provisions in any court of the United States or of any state or territory within the United States having jurisdiction over such party; but such nonperformance or breach shall not entitle the non-breaching party to terminate this Agreement. This remedy is in addition to any other remedy to which each party may be entitled at law or equity.

                    (b) The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or equitable relief.

               Section 4.4. SEVERABILITY. If any term, provisions covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               Section 4.5. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, telecopied or three days after being mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                    If to Hexcel, to:

                         Hexcel Corporation
                         5794 W. Las Positas Boulevard
                         Pleasanton, California  94578
                         Attention:  Rodney P. Jenks, Esq.
                         Facsimile:  (510) 734-8611

                    With a copy to:

                         Kronish, Lieb, Weiner & Hellman
                         1114 Avenue of the Americas
                         New York, New York  10036
                         Attention:  Chet F. Lipton, Esq.
                         Facsimile:  (212) 479-6275

                    If to Mutual, to:

                         Mutual Series Fund Inc.
                         51 John F. Kennedy Parkway
                         Short Hills, New Jersey  07078
                         Attention:  Peter Langerman
                         Facsimile:  (201) 912-0147

                    With a copy to:

                         Weil, Gotshal & Manges
                         767 Fifth Avenue
                         New York, New York  10153
                         Attention:  Ronald F. Daitz, Esq.
                         Facsimile:  (212) 310-8007

All notices are effective upon receipt or upon refusal if properly delivered.

The names and addresses may be changed by written notice to each person listed above.

          Section 4.6. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby. This agreement supersedes all prior agreements and understandings among any of the parties hereto with respect to its subject matter.

          Section 4.7. AMENDMENTS. This Agreement may be amended only by written agreement of the Company and Mutual, except that Section 4.11 cannot be amended to adversely affect John J. Lee without his consent.

          Section 4STE Descriptive Headings; References. The descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. References herein to any Section are to such Section contained in this Agreement.

          Section 4.9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereunder.

          Section 4.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of each party, PROVIDED, HOWEVER, that the Company may not assign its obligations hereunder. Subsequent holders of Registrable Securities shall be entitled to the benefits of Section 2.2 to the extent provided therein and, at such time as Mutual does not beneficially own any Registrable Securities, the holders of a majority of Registrable Securities shall be entitled to exercise and to have the benefit of Mutual's rights under this Agreement provided that, in each case, each such subsequent holder agrees to be bound by the terms hereof and provides a copy of such agreement to the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to furnish information or provide notices to any holder of Registrable Securities (other than Mutual) unless the Company shall have received a copy of such agreement from such holder.

          Section 4.11. SUPPLEMENTARY PROVISIONS. Upon the sale of 108,108 shares of Hexcel common stock to John J. Lee ("Lee") pursuant to the Plan and Lee's execution and delivery to Mutual and the Company of his agreement to be bound by the terms of this Agreement:

          (a) such shares shall be deemed to be Registrable Securities for all purposes of this Agreement;

          (b) Clause (C) of paragraph (ii) of Section 2.2(a) shall be amended as follows:

                          "(C) THIRD, the Registrable Securities held by Mutual
                         and by Lee requested to be included in such registration, PRO RATA, based on their respective number of Registrable Securities requested to be included in such registration by such holders";

          (c) Lee shall be deemed a holder of Registrable Securities who has agreed to be bound by this Agreement as provided in
                    Section 4.10 and a "subsequent holder" of Registrable Securities for the purpose of Section 4.10, and shall be entitled as such a holder to participate in Piggyback Registrations as provided in Section 2.2 of this Agreement, to receive the information and notices provided for therein; and

          (d) notwithstanding anything else in the Agreement to the contrary, with respect to any Demand Registration, Lee shall be entitled to have such number of his Registrable Securities registered as part of such Demand Registration as may be agreed to by Mutual, but in any event Lee shall be entitled to have included in such Demand Registration at least the same percentage of his remaining Registrable Securities as the percentage of Mutual's remaining Registrable Securities which are being included in such Demand Registration.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                         HEXCEL CORPORATION



                         By:___________________________
                            Name:
                            Title:


                         MUTUAL SERIES FUND INC.



                         By:___________________________
                            Name:
                            Title:

                                                       EXHIBIT C

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               HEXCEL CORPORATION
                      (FORMERLY HEXCEL MERGER CORPORATION)


          HEXCEL CORPORATION, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: Hexcel Corporation was originally incorporated in the State of Delaware as HEXCEL MERGER CORPORATION on March 2, 1983. On May 2, 1983, an Agreement of Merger was filed with the State of Delaware, whereby Hexcel Corporation, a California corporation, was merged with and into Hexcel Merger Corporation, and the name of Hexcel Merger Corporation was changed to Hexcel Corporation.

          SECOND: This Restated Certificate of Incorporation of Hexcel Corporation attached hereto as Appendix A is made and filed pursuant to an order of the United States Bankruptcy Court, Northern District of California, dated ____________, 199__ in IN RE HEXCEL CORPORATION Case No. 93-48535-T under title 11 of the United States Code, a copy of which is attached hereto.

          THIRD: Among the changes from the previous Certificate of Incorporation are the following:

               1)   The initial number of directors has been set at nine.

               2) The proportion of shares required to change the number of directors within the authorized range has been lowered from 75% to a majority of the voting power of the Corporation.

               3) Section 6.2(a), which provided for classification of the directors, has been deleted.

               4) Section 6.3 has been amended to provide that a director may be removed from office without cause by the affirmative vote of a majority of the voting power of the Corporation.

               4) Section 6.5, which required a demand by a stockholder in order to vote for directors by a written ballot, has been deleted.

               5) Section 8, which required a supermajority vote for certain business combinations and other transactions, has been deleted.


               6) Section 9.1 (restated as Section 8.1), which required the affirmative vote of 75% of the voting power of the Corporation to adopt, amend, or repeal certain By-laws, has been amended to lower the proportion of shares required to effectuate such actions to a majority of the voting power of the Corporation.

               7) The provisions of Section 9.2 (restated as Section 8.2) which required the affirmative vote of 75% of the voting power of the Corporation to adopt, amend or repeal certain provisions of the Certificate of

                    Incorporation and to adopt any cumulative voting provisions, have been deleted.

               8) The Series A Junior Participating Preferred, previously authorized pursuant to a Board of Director's resolution, is no longer authorized.

          FOURTH:   As a result of the filing of this Certificate, the total
number of shares which the Company is authorized to issue shall be changed in accordance with the attached plan of reorganization from 20,450,000, consisting of 450,000 shares of Preferred Stock without par value and 20,000,000 shares of Common Stock with par value of $.01 per share, into 41,500,000 authorized shares, consisting of 1,500,000 shares of Preferred Stock without par value and 40,000,000 shares of Common Stock with par value of $.01 per share. The Corporation shall not issue nonvoting equity securities; PROVIDED, HOWEVER, that any series of Preferred Stock having the right, voting separately as a class, to elect any directors of the Corporation if and when dividends payable on such shares of Preferred Stock shall have been in arrears and unpaid for a specified period of time shall not be deemed nonvoting equity securities.

          IN WITNESS WHEREOF, Hexcel Corporation has caused this Restated Certificate of Incorporation to be signed by John J. Lee, its Chairman of the Board of Directors, and attested by Rodney P. Jenks, Jr., its Secretary, this ____ day of __________, 199__ .

                         HEXCEL CORPORATION, a Delaware
                         corporation


                         By______________________________
                           John J. Lee
                           Chairman of the Board of Directors

ATTEST:


___________________________________
Rodney P. Jenks, Jr., Secretary

                                                                      APPENDIX A

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HEXCEL CORPORATION


          1.   NAME.  The name of this Corporation is

                               HEXCEL CORPORATION.

          2. REGISTERED AGENT. The address in the State of Delaware of the registered office of the Corporation is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

          3. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. CAPITALIZATION. The total number of shares which the Corporation is authorized to issue is 41,500,000, consisting of 1,500,000 shares of Preferred Stock without par value (hereinafter in this Certificate called the "Preferred Stock"), and 40,000,000 shares of Common Stock with par value of $.01 per share (hereinafter in this Certificate called the "Common Stock"). The rights, preferences, privileges and restrictions granted to or imposed on the Preferred Stock and the Common Stock, and the holders thereof, are set forth in Sections 5 through 8 hereof, inclusive. Notwithstanding anything to the contrary contained herein, the Corporation shall not issue nonvoting equity securities; PROVIDED, HOWEVER, that any series of Preferred Stock designated pursuant to Section 5 hereof as having the right, voting separately as a class, to elect any directors of the Corporation if and when dividends payable on such shares of Preferred Stock shall have been in arrears and unpaid for a specified period of time (such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right) shall not be nonvoting equity securities for purposes of this Section 4.

          5. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, including without limiting the generality of the preceding clause, the authority to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares. The Board of Directors is further authorized to determine or alter the number of shares of Preferred Stock constituting any such series and the designation thereof, and to increase or decrease the number of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          6.   DIRECTORS.

          6.1 NUMBER OF DIRECTORS. Except as provided in any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Section 5 hereof, the authorized number of directors of the Corporation shall be not less than eight
(8) nor more than fifteen (15). The initial number of directors is fixed at nine (9). Commencing after the first annual meeting of the stockholders of the Corporation held after the adoption of this Restated Certificate of Incorporation, the exact number of directors within such range may be changed from time to time by an amendment to the By-Laws duly adopted by the Board of Directors or by the holders of a majority of the outstanding shares authorized to vote, provided that the number of directors may be changed earlier only to the extent and as provided in the By-Laws.

          6.2 PREFERRED STOCK TERMS. Notwithstanding any other provision of this Section 6, whenever the holder of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holder of such designated Preferred Stock, as permitted by Section 5 hereof.

          6.3 REMOVAL OF DIRECTORS. Except as provided in Subsection 6.2 hereof, a director may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

          6.4 VACANCIES. Except as provided in Subsection 6.2 hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of directors, and until their successors shall be elected and qualified.

          6.5 MANAGEMENT BY DIRECTORS. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (b) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws duly adopted by the stockholders, provided, however, that no By-Laws hereafter adopted or amended by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted or amended.

          7. ACTION BY STOCKHOLDERS; SPECIAL MEETINGS; VOTING. All action required or permitted to be taken by the Corporation's stockholders must be effected at a duly called annual or special meeting (and may not be effected by written consent in lieu thereof). Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings, or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding common stock of the Corporation, and for any purpose or purposes; provided, however, that no such meeting may be held for the purpose of election or removal without cause of directors, and no amendment of this Certificate of Incorporation or of the By-laws of the Corporation which would have the effect of modifying or permitting the circumvention of this proviso may be adopted, earlier than the expiration of the nine month period after the adoption of this Restated Certificate of Incorporation (except as authorized by Section 5 of the By-laws of the Corporation). If, and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or in any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter) then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except as provided in this Certificate of Incorporation or as otherwise provided in the By-laws or by law, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of holders of shares entitled to vote on such matter.

          8.   AMENDMENT OF CERTIFICATE AND BY-LAWS.

          8.1 BY-LAWS. New By-Laws of the Corporation may be adopted or the By-Laws of the Corporation may be amended or repealed by a vote of either a majority of the directors of the Corporation or the holders of a majority of the outstanding shares authorized to vote; PROVIDED, HOWEVER, that any By-Laws concerning the election or removal of directors, the range of the number of directors and the method of fixing such range, the filling of vacancies on the Board of Directors, the prohibition of action by the stockholders without a meeting, the calling of special meetings of the stockholders, and the method of adopting, amending or repealing of By-Laws may not be amended, adopted or repealed, nor shall any other By-Law be amended, adopted or repealed which will have the effect of modifying or permitting the circumvention of such By-Laws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of a majority of the outstanding shares authorized to vote.

          8.2 CERTIFICATE. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred to stockholders herein are granted subject to this reservation.

          9.   DIRECTORS' LIABILITY; INDEMNIFICATION.

          9.1 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders, including for monetary damages for breach of fiduciary duty as a director, to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, with respect to any acts or omissions of such director occurring prior to such amendment, only to the extent that such amendment further limits or eliminates the liability of directors than said law permitted the Corporation to provide prior to such amendment). Notwithstanding the foregoing, a director's liability is not limited with respect to any of the following actions unless permitted by an amendment hereafter of either the General Corporation Law of the State of Delaware or this provision: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware (regarding unlawful dividends or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of any portion or all of these provisions shall have any effect to expand the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          9.2  INDEMNIFICATION AND INSURANCE.

          (a) RIGHT TO INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative,

               (1)  is or was a director or officer of the  Corporation, or

               (2) is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, with respect to any acts or omissions occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in Subsection 9.2(c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 9.2 and the elimination of certain liability provided in Section 9.1 are intended to create contractual obligations of the Corporation which cannot be modified except with respect to actions, suits or proceedings accruing subsequent to any modification. This right to indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 9.2 or otherwise.

          (b) RIGHT TO INDEMNIFICATION OF OTHER EMPLOYEES AND AGENTS. The Corporation shall provide indemnification, with the same scope and effect as the indemnification of directors and officers provided in Subsection 9.2(a), to other employees and agents of the Corporation or to a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, PROVIDED, HOWEVER, that such indemnification shall only be made upon a determination (in accordance with the General Corporation Law of the State of

Delaware) that the employee or agent has met the standard of conduct which makes such indemnification permissible under such Law and, if the Company so requires, only upon delivery of an undertaking, by or on behalf of such employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such employee or agent is not entitled to be indemnified under this Section 9.2 or otherwise.

          (c) RIGHT OF CLAIMANT TO BRING SUIT. If a claim for indemnification under either Subsection 9.2(a) or 9.2(b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the director, officer, employee or agent so entitled may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim under Section 9.2(a) for advancement of expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action for advancement of expenses under Subsection 9.2(a) or create a presumption that such claimant has not met the applicable standard of conduct.

          (d) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 9.2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                                            EXHIBIT D




                               HEXCEL CORPORATION
                                RESTATED BY-LAWS
                              AS OF          , 1994
                                      INDEX

- - -------------------------------------------------------------------------------
SECTION                              SUBJECT                                PAGE
- - -------------------------------------------------------------------------------

                                     OFFICES

1.      Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
2.      Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

                                  STOCKHOLDERS

3.      Place of Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . 1
4.      Annual Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
5.      Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
6.      Adjourned Meetings and Notice Thereof. . . . . . . . . . . . . . . . . 3
7.      Voting . . . . . . . . . . . . . . . . . . . . . . . . .               3
8.      Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
9.      Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . 4
10.     Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
11.     List of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . 4
11.1.   Business of Annual Meetings. . . . . . . . . . . . . . . . . . . . . . 4

                                    DIRECTORS

12.     Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
13.     Number of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . 6
14.     Election, Term of Office and Vacancies . . . . . . . . . . . . . . . . 6
15.     Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
16.     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
17.     Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
18.     Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
19.     Time and Place of Meetings and Telephone Meetings. . . . . . . . . . . 8
20.     Call . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
21.     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
22.     Meeting Without Regular Call and Notice. . . . . . . . . . . . . . . . 9
23.     Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . 9
24.     Quorum and Required Vote . . . . . . . . . . . . . . . . . . . . . . . 9
25.     Committee Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 9
26.     Interested Directors . . . . . . . . . . . . . . . . . . . . . . . . . 9

- - -------------------------------------------------------------------------------
SECTION                              SUBJECT                                PAGE
- - -------------------------------------------------------------------------------

27.     Honorary Advisors to the Board . . . . . . . . . . . . . . . . . . . .10
28.     Employee Compensation Measures . . . . . . . . . . . . . . . . . . . .11

                                    OFFICERS

29.     Titles and Relation to Board of Directors. . . . . . . . . . . . . . .11
30.     Election, Term of Office and Vacancies . . . . . . . . . . . . . . . .11
31.     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
32.     Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
33.     Chairman of the Board. . . . . . . . . . . . . . . . . . . . . . . . .12
34.     Chief Executive Officer. . . . . . . . . . . . . . . . . . . . . . . .12
35.     President and Vice Presidents. . . . . . . . . . . . . . . . . . . . .12
36.     Secretary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
        (a)  Record of Corporate Proceedings . . . . . . . . . . . . . . . . .12
        (b)  Record of Shares. . . . . . . . . . . . . . . . . . . . . . . . .13
        (c)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
        (d)  Additional Powers and Duties. . . . . . . . . . . . . . . . . . .13
37.     Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
38.     Other Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

                                     SHARES

39.     Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
40.     Transfers of Shares of Capital Stock . . . . . . . . . . . . . . . . .13
41.     Registered Shareholders. . . . . . . . . . . . . . . . . . . . . . . .14
42.     Lost or Destroyed Certificates . . . . . . . . . . . . . . . . . . . .14
43.     Record Date and Closing of Stock Books . . . . . . . . . . . . . . . .14
44.     Transfer Agents and Registrars . . . . . . . . . . . . . . . . . . . .14

                                   AMENDMENTS

45.     Adoption of Amendments . . . . . . . . . . . . . . . . . . . . . . . .15
46.     Record of Amendments . . . . . . . . . . . . . . . . . . . . . . . . .15

                                 CORPORATE SEAL

47.     Form of Seal . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

- - -------------------------------------------------------------------------------
SECTION                              SUBJECT                                PAGE
- - -------------------------------------------------------------------------------

                                  MISCELLANEOUS

48.     Checks, Drafts, Etc. . . . . . . . . . . . . . . . . . . . . . . . . .15
49.     Contracts, Etc.; How Executed. . . . . . . . . . . . . . . . . . . . .15
50.     Representation of Shares of Other Corporations . . . . . . . . . . . .16
51.     Inspection of By-Laws. . . . . . . . . . . . . . . . . . . . . . . . .16
52.     Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
53.     Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
54.     Construction and Definitions . . . . . . . . . . . . . . . . . . . . .16

                                    RESTATED
                          BY-LAWS OF HEXCEL CORPORATION
                      (FORMERLY HEXCEL MERGER CORPORATION)
                             A DELAWARE CORPORATION
                              AS OF          , 1994


                                     OFFICES

     1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation is hereby fixed and located at 5794 W. Las Positas Boulevard, Pleasanton, California. The Board of Directors is hereby granted full power and authority to change the place of said principal office.

     2. OTHER OFFICES. The registered office in the State of Delaware is hereby fixed and located at the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                  STOCKHOLDERS

     3. PLACE OF MEETINGS. Stockholders' meetings shall be held at the principal office for the transaction of the business of this Corporation, or at such other place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, appoint.

     4. ANNUAL MEETINGS. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, provided, however, that the first annual meeting of stockholders following adoption of these By-laws shall be held not earlier than nine months after the Effective Date of the Corporation's Plan of Reorganization pursuant to which these By-laws are adopted and to which these By-laws are an exhibit ("Plan of Reorganization"), unless otherwise determined by mutual agreement of the two or three (as the case may be) members of the Board designated by the Standby Purchaser (the "Standby Purchaser Directors"), on the one hand, and the three members of the Board designated by the Equity Committee (the "Equity Committee Directors"), on the other hand (as all such capitalized terms are defined in the Plan of Reorganization). At such annual meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

          Written notice of each annual meeting shall be mailed to

                                       (1)
each stockholder entitled to vote, addressed to such stockholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice. If a stockholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the names of the nominees for election as directors if directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the stockholders, and shall state such other matters, if any, as may be expressly required by statute.

     5. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these By-Laws of the Corporation, include the power to call such meetings, or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding common stock of the Corporation, and for any purpose or purposes, provided, however, that no such meeting may be held for the purpose of election or removal without cause of directors earlier than the expiration of the nine month period after the Effective Date unless otherwise determined by mutual agreement of the Standby Purchaser Directors, on the one hand, and the Equity Committee Directors, on the other hand. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Section 5 of the Certificate of Incorporation, then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to stockholders, unless by the unanimous consent of all stockholders represented at the meeting, either in person or by proxy. Upon written request to the Chairman of the Board, the

                                       (2)

Chief Executive Officer, the President or the Secretary by any person (but not the Board of Directors) entitled to call a special meeting of stockholders, the person receiving such request shall cause a notice to be given to the stockholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty (30) nor more than sixty
(60) days after the receipt of the request.

     6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

          Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     7. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

     8. QUORUM. The holders of a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum, the affirmative vote of the holders of the majority of shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by law, the Certificate of Incorporation or these By-Laws. Any meeting of stockholders, whether or not a quorum is present,

                                       (3)
may be adjourned by the vote of the holders of a majority of the shares represented at the meeting.

     9. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less thatn the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all holders of shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

     10. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three
(3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     11. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     11.1. BUSINESS OF ANNUAL MEETINGS. Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these By-Laws, to be properly brought before the annual meeting, all business must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the


                                       (4)

Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation by such date as is required by Delaware law and Rule 14a-8(a)(3)(i) under the Securities Exchange Act of 1934 (or any successor rule) in order for the matter covered by such notice to be included in the Company's proxy statement. A stockholder's notice to the Secretary shall set forth with respect to each matter the stockholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and record address of the stockholder proposing such business, (y) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (z) any material interest of the stockholder in such business.

          The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 11.1, and any such business not properly brought before the meeting shall not be transacted.

                                    DIRECTORS

     12. POWERS. Subject to limitations of the Certificate of Incorporation, of these By-Laws, and of the General Corporation Law of Delaware as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these By-Laws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

          (a) To select and remove all of the officers, and other agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation or these By-Laws, fix their compensation and require from them security for faithful service.

          (b) To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Certificate of Incorporation, or these By-Laws, as they may deem best.

          (c) To change the principal office for the transaction of the business of the Corporation from one location to another as provided in Section 1 hereof; to fix and locate from time to time one or more branch or subordinate offices of the Corporation as provided in Section 2 hereof; to designate any place for the

                                       (5)
holding of any stockholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

          (d) To authorize the issuance of shares of capital stock of the Corporation from time to time, upon such terms as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

     13.  NUMBER OF DIRECTORS.

          (a) Except as provided in Subsection 6.1 of the Certificate of Incorporation and in any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to or imposed on the holders of such designated Preferred Stock, as permitted by Section 5 of the Certificate of Incorporation, the authorized number of directors of this Corporation shall be not less than eight
(8) nor more than fifteen (15). Commencing on the date of the first annual meeting held after the Effective Date of the Plan of Reorganization, the exact number of directors shall be fixed from time to time by an amendment to Subsection (b) of this Section duly adopted by the Board of Directors or by the holders of a majority of the outstanding shares authorized to vote thereon; prior to that time the number of directors shall be changed to ten (10) if and only as required by the Plan of Reorganization.

          (b) Subsection (a) of this Section provides for an indefinite number of directors and requires this Subsection, from time to time, to specify the exact number. Pursuant thereto it is hereby specified that this Corporation shall have nine (9) directors, which number shall be automatically increased to ten (10) to the extent required by the Plan of Reorganization.

     14.  ELECTION, TERM OF OFFICE AND VACANCIES.

          (a) Directors shall hold office until the annual meeting next following their election and until their successors are respectively elected and qualified; subject, however, to prior resignation, death or removal as provided in these By-laws or applicable law. Any director may resign at any time in writing to that effect delivered to the Secretary, to be effective upon its acceptance or at the time specified in writing.

                                       (6)

          Except as provided in the Certificate of Incorporation and in Subsection 14(b) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

          (b) Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the General Corporation Law of Delaware designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.

     15. REMOVAL. Except as provided in the Certificate of Incorporation and in Subsection 14(b) hereof, a director may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

     16. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

     17. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

     18. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. In the absence or disqualification of any member of a committee of the Board, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act in the place

                                       (7)
of such absent or disqualified member. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 141(c) of the General Corporation Law of Delaware.

          If a new Chief Executive Officer has not succeeded John J. Lee before the Effective Date of the Plan of Reorganization, a special committee, which shall consist of the Standby Purchaser Directors and of the Equity Committee Directors, shall be authorized to appoint such a Chief Executive Officer by mutual agreement of such Directors.

     19. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of stockholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, election of officers and the transaction of other business. The Board may establish by resolution the times, if any, other regular meetings of the Board shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place as shall be designated in the notice for the meeting or in a resolution of the Board of Directors, whether within or without the State of Delaware. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

     20. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or any two directors.

     21. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board.
Special meetings shall be held upon four days' notice by mail or 24 hours notice delivered personally or by telephone, telegraph or confirmed facsimile, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail or telegram shall be addressed to a director at his business or home address as shown upon the records of the Corporation, or at such other address as the director specifies in writing delivered to the Corporation, or if such an address is not so shown on such records and no written instructions have been received from the director, at the place in which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting

                                       (8)
to the directors who were not present at the time of the adjournment.

     22. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     23. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     24. QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by the Certificate of Incorporation or these By-Laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

     25. COMMITTEE MEETINGS. The principles set forth in Sections 19 through 24 of these By-Laws shall apply to committees of the Board of Directors and to actions by such committees.

     26. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the
                                       (9)

Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders; or (d) such other facts or circumstances exist as would make such contract or transaction not void or voidable solely for such reason under any applicable provision of the General Corporation Law of the State of Delaware with respect to contracts or transactions involving interested directors. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          Subject to the provisions of the above paragraph, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of any corporation at common law or under any statute.

     27. HONORARY ADVISORS TO THE BOARD. The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board shall not be a director for any purpose or with respect to any provision of these By-Laws or of the General Corporation Law of Delaware, and shall have no vote as a director. However, an Honorary Advisor to the Board shall receive the same compensation and expense reimbursement as a director for attendance at directors' meetings.

     28. EMPLOYEE COMPENSATION MEASURES. No director shall vote upon any employee compensation measure in which he has a direct personal interest and any vote cast on such measures by such a director shall be nullified and deemed void. Directors having such an interest may be counted in determining the presence of a quorum

                                      (10)
at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such a measure. The term "employee compensation measures" shall include, without limitation, salary, bonus, stock options, stock purchase plans, retirement benefits, etc., but shall not include directors' fees and compensation as referred to in Section 17.

                                    OFFICERS

     29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Financial Officer, a General Counsel, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.
If there shall occur a vacancy, in the absence of appointment by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Financial Officer, a General Counsel, an Executive Vice President, one or more additional Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer, subject to the overriding direction of the Board of Directors. No Vice President, Assistant Secretary or Assistant Treasurer shall be appointed for a term of office exceeding the term of office of the President, Secretary or Treasurer, respectively. Any number of offices may be held by the same person.

     30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of stockholders, the Board of Directors shall choose the officers of the Corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 29 of these By-laws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board.

     31. RESIGNATION. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

     32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board, any Vice Chairman and the Chief Executive Officer and may fix the salaries of other employees of

                                      (11)
the Corporation including the other officers. If the Board does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.

     33. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. In the absence or disability of the Chief Executive Officer, the Chairman of the Board shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers, and be subject to all restrictions upon, the Chief Executive Officer.

     34. CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation, and shall, in the absence of a Chairman of the Board, preside at all meetings of the Board of Directors and stockholders, shall be ex officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

     35. PRESIDENT AND VICE PRESIDENTS. In the absence or disability of the Chief Executive Officer and of the Chairman of the Board, the President, and in the absence or disability of the President, the Vice President, if any, or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these By-Laws.

     36.  SECRETARY.  The Secretary shall have the following powers and duties:

          (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation's principal executive office the original or a copy of these By-Laws, as amended.

          (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the

                                      (12)

Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) NOTICES. The Secretary shall give such notices as may be required by law or these By-Laws.

          (d) ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

     37. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation's properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall prescribe.

     38. OTHER OFFICERS. The other officers, if any, of this Corporation shall perform such duties as may be assigned to them by the Board of Directors, except as otherwise provided in Section 29.

                                     SHARES

     39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the President or a Vice President and the Secretary or Assistant Secretary. Any signature on the certificate may be by facsimile.

     40. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this Corporation, kept at the office of the Corporation or transfer agents designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

     41. REGISTERED SHAREHOLDERS. Registered stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other

                                      (13)
claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the law of Delaware.

     42. LOST OR DESTROYED CERTIFICATES. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

     43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor less than ten (10) days prior to the date of any meeting of stockholders, nor more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than thirty (30) days from the date set for the original meeting.

     44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

                                   AMENDMENTS

     45. ADOPTION OF AMENDMENTS. New By-Laws of this Corporation may be adopted or these By-Laws may be amended or repealed by a vote of either a majority of directors of the Corporation or the holders of a majority of the outstanding shares of the Corporation

                                      (14)
authorized to vote; provided, however, that, except as specifically provided in
Section 13, the provisions set forth in Sections 5, 9, 13(a), 14, 15, and 45 shall not be adopted, amended or repealed, nor shall any other By-Law be adopted, amended or repealed which will have the effect of modifying or permitting the circumvention of such By-Laws unless such adoption, amendment or repeal is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation authorized to vote.

     46. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any By-Laws or By-Law is amended, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                 CORPORATE SEAL

     47. FORM OF SEAL. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Delaware".



                                  MISCELLANEOUS

     48. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

     49. CONTRACTS, ETC.; HOW EXECUTED. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     50. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the Chief Executive Officer, the President or any Vice President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to said officers to vote

                                      (15)
or represent on behalf of this Corporation any and all shares held by this Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     51. INSPECTION OF BY-LAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

     52. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors, from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

     53. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     54. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the General Corporation Law of Delaware shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                      (16)

                                             EXHIBIT E


                  REGISTRATION RIGHTS AGREEMENT FOR AFFILIATES


     REGISTRATION RIGHTS AGREEMENT FOR AFFILIATES (this "Agreement") dated as of _______, 199_ by HEXCEL CORPORATION, a Delaware corporation (the "Company"), for the benefit of certain present and future holders of its equity securities who qualify as Eligible Holders (as defined below).

                                    RECITALS:

     On December 6, 1993, the Company filed a voluntary petition commencing a Chapter 11 reorganization case under the Bankruptcy Reform Act of 1978, as amended (Title 11, United States Code), in the United States Bankruptcy Court for the Northern District of California ("Bankruptcy Court").

     On _______________, 199_ the Bankruptcy Court confirmed the Debtor's Plan of Reorganization proposed by the Company and the Official Committee of Equity Security Holders of the Company (the "Plan"). In connection with the Plan, the Company is entering into this Agreement to provide the Holders with the registration rights set forth herein on the terms and conditions of this Agreement.

     The parties therefore agree as follows:

     1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings set forth below:

          1.1 AFFILIATE. With respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, control, or is controlled by, or is under common control with, such Person.

          1.2  BANKRUPTCY COURT.  As defined in the recitals of this Agreement.

          1.3 COMMISSION. The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.4 BENEFICIAL OWNER (OR BENEFICIALLY OWNED). As defined under Rule 13d-3 under the Exchange Act.

          1.5 COMPANY. Hexcel, or any successor thereto by merger, consolidation or otherwise, on and after the Effective Date.

          1.6  DAMAGES.  As defined in Section 9.1.

          1.7  EFFECTIVE DATE.  As defined in the Plan.

          1.8  EFFECTIVE PERIOD.  As defined in Section 2 of this Agreement.

          1.9 ELECTING ELIGIBLE HOLDER. With respect to any registration related to a Registration Offering, an Eligible Holder who duly elects, pursuant to Section 3.1, to have all or a portion of his Registrable Securities registered by the Company in connection with such offering; provided that if none of that Eligible Holder's Registrable Securities are registered in connection with that Registration Offering, such Eligible Holder shall not be deemed to be an Electing Eligible Holder with respect to such registration.

          1.10 ELIGIBLE HOLDER. As of any time, a Person who beneficially owns Registrable Securities as of such time and who meets both of the following criteria: (a) on the Effective Date, such Person either (i) was a director or an "executive officer" (as such term is defined in Rule 405 under the Securities
Act) of the Company, or (ii) beneficially owned at least 10% of the issued and outstanding shares of Reorganized Hexcel Common Stock (without giving effect to the distribution of any subscription rights under the Plan), and (b) as of such time, such Person either (i) is a director or an "executive officer" (as such term is defined in Rule 405 under the Securities Act) of the Company, or (ii) beneficially owns 10% or more of the outstanding Voting Securities of the Company. In determining who is an Eligible Holder, the Company may rely on filings made pursuant to the Exchange Act and available for public inspection including, but not limited to, information contained in forms filed pursuant to Rule 13d under the Exchange Act.

          1.11 EXCHANGE ACT. The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any similar federal statute.

          1.12 MUTUAL SERIES.  Mutual Series Fund Inc., a Maryland corporation.

          1.13 MUTUAL SERIES REGISTRATION RIGHTS AGREEMENT. That certain Registration Rights Agreement, dated as of the Effective Date, between the Company and Mutual Series.

          1.14 NOTIFICATION TIME.  As defined in Section 3.1 of this Agreement.

          1.15 PERSON. A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          1.16 PLAN.  As defined in the recitals of this Agreement.

          1.17 REGISTRABLE SECURITIES. The shares of Reorganized Hexcel Common Stock acquired by Eligible Holders directly from the Company pursuant to the Plan, or upon the exercise of rights issued pursuant to the Plan, and any other securities received in exchange for or distributed with respect to such securities as stock dividends, stock splits or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or otherwise, or (c) they shall have ceased to be outstanding.

          1.18 REGISTRATION EXPENSES. All expenses incurred by the Company in complying with Section 3.1, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with securities or blue sky laws, including fees and disbursements of counsel for the Company and counsel for any underwriters of the offering, all fees and disbursements of counsel for the Company and any accountants' fees and expenses incident to or required by any such registration, but excluding fees and disbursements of counsel representing Electing Eligible Holders.

          1.19 REGISTRATION OFFERING.  As defined in Section 3.1.

          1.20 REORGANIZED HEXCEL COMMON STOCK. The common stock, par value $.01 per share of the Company to be issued by the Company on and after the Effective Date.

          1.21 SECURITIES ACT. The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

          1.22 SELLING EXPENSES. All underwriting fees and commissions and any transfer or similar taxes to be incurred by any seller of Registrable Securities and all fees and disbursements of counsel for any such seller.

          1.23 SUPPLEMENTAL SUSPENSION PERIOD.  As defined in Section 4.

          1.24 SUSPENSION PERIOD.  As defined in Section 4.

          1.25 VOTING SECURITIES. Shares of Reorganized Hexcel Common Stock or other equity securities of the Company having the power to vote in each election of directors of the Company.

     2.   EFFECTIVE PERIOD.

     This Agreement shall be effective for the period commencing on the Effective Date and ending on the earlier of (a) the third anniversary of the Effective Date, and (b) the first date on which there are no Registrable Securities (the "Effective Period").

     3.  REGISTRATION RIGHTS

          3.1 If at any time prior to the expiration of the Effective Period the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or the equivalent thereof) to be offered for cash or cash equivalents in a managed public offering (a "Registration Offering"), the Company shall at such time (the "Notification Time") give prompt written notice to the Eligible Holders of its intention to do so. Upon the written request of any Eligible Holder, which request shall be made within 30 days after the date of such notice and shall specify the number of Registrable Securities sought to be included in such Registration Offering, the Company shall use its reasonable efforts to include in the registration under the Securities Act all Registrable Securities that the Company has been so requested to register by such Eligible Holder; PROVIDED, HOWEVER, that each Eligible Holder shall, as a condition of registration of his or her Registrable Securities pursuant to this Section 3.1, agree to be bound by all the terms of this Agreement including, but not limited to, the provisions in respect of indemnification set forth in Section 9, by executing and delivering to the Company a copy of Schedule A to this Agreement.

          3.2 Notwithstanding anything herein to the contrary, if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason or for no reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Eligible Holders and, thereupon (a) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (b) in the case of a determination to delay registering, shall be permitted to delay registering any

Registrable Securities, for the same period as the delay in registering such other securities.

          3.3 If the managing underwriter of a Registration Offering shall advise the Company or the Person pursuant to whose request the Company has filed such Registration Offering that, in the judgment of such managing underwriter, the inclusion in any registration statement pursuant to Section 3.1 of some or all of the Registrable Securities sought to be registered by Persons other than the Company, Mutual Series or any other Person exercising demand registration rights granted by the Company creates a substantial risk that the proceeds or price per share or other unit the Company, Mutual Series or such other Persons will derive from such registration will be reduced and/or that the number of securities to be registered (including those sought to be registered at the instance of the Company and any other party entitled to participate in such registration) is too large a number to be reasonably sold, or the managing underwriter of such Registration Offering shall inform the Company or the Person pursuant to whose request the Company has filed such Registration Offering of its opinion that the number of securities requested to be included in such registration would materially affect its ability to effect such offering, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering the number of securities sought to be registered by each seller in the following order of priority: (a) FIRST, the securities which the Company, Mutual Series and any other Person exercising demand registration rights granted by the Company proposes to sell,
(b) SECOND, the securities, if any, held by other Persons entitled to exercise and have the benefit of registration rights under the Mutual Series Registration Rights Agreement, which they have duly requested to have included in such registration pursuant to the Mutual Series Registration Rights Agreement, and
(c) THIRD, the securities proposed to be sold by any other Person duly exercising registration rights granted to it including, but not limited to, the Registrable Securities held by Electing Eligible Holders which they have requested to have included in such registration, PRO RATA, based on the number of securities of the Company which each of such Persons has duly requested to have registered; PROVIDED, HOWEVER, that the number of securities of each of the Persons described in clause (a) and the Persons described in clause (b) to be included, if all such securities cannot be included, shall be determined based on their agreements with the Company or as they may otherwise agree.

          3.4 If the managing underwriter of a Registration Offering shall advise the Company that, in the judgment of such managing underwriter, the inclusion of any Registrable Securities in such offering of a type, class or series, as the case may be, different from that of the securities originally intended to be included in such offering would adversely affect the success of the offering of such securities originally intended to be so included, then the Company shall promptly advise the Eligible Holders thereof and may require, by written notice to the Eligible Holders accompanying such advice, that such different Registrable Securities be excluded from such offering to the extent the inclusion thereof could adversely affect such offering.

          3.5 The Company shall not be obligated to effect any registration of Registrable Securities under Section 3.1 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee or non-employee director benefit plan or consultant benefit plan (regardless of whether or not on Form S-4 or S-8).

          3.6 The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to Section 3.1. All Selling Expenses in connection with any registration of Registrable Securities pursuant to Section 3.1 shall be borne by the Electing Eligible Holders in such proportions upon which they may agree; PROVIDED, HOWEVER, that if the Electing Eligible Holders cannot otherwise agree, they shall bear such expenses (other than their individual counsel fees which shall be borne by each of them directly) in direct proportion to the number of Registrable Securities that they are seeking to have registered.

     4.   SUSPENSION OF REGISTRATION.

     The Company may suspend the effectiveness of any registration statement or, without suspending such effectiveness, instruct the Electing Eligible Holders that no sales of Registrable Securities included in such registration statement may be made if, in the Company's reasonable judgment, (i) such registration would (a) interfere in a material respect with any pending or anticipated merger, acquisition or divestiture involving the Company or any of its subsidiaries, or (b) materially and adversely impact any material financing activities of the Company or any of its subsidiaries, (ii) financial statements required to be included or incorporated in such registration statement have not been prepared or are otherwise unavailable, or (iii) the Company would be required to disclose any actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions, by providing the Electing Eligible Holders with written notice of such suspension and the reasons therefor. The period during which any such suspension shall be required by the Company is referred to as the "Suspension Period." The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period.
In addition, the Company shall not be required to keep any registration statement effective, or may without suspending such effectiveness instruct the Electing Eligible Holders not to sell Registrable Securities included in such registration statement, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Suspension Period"). The Company shall give prompt written notice to the Electing Eligible Holders of the termination of any Suspension Period or Supplemental Suspension Period.

     5.  REGISTRATION PROCEDURES.

          5.1 If and whenever the Company is required to use reasonable efforts in good faith to include Registrable Securities in a Registration Offering as provided in Section 3.1, the Company will as promptly as practicable under the circumstances:

               (a) promptly furnish to the Electing Eligible Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed in accordance with Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Electing Eligible Holders may reasonably request;

               (b) immediately notify the Electing Eligible Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Electing Eligible Holders promptly prepare and furnish to the Electing Eligible Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (c) furnish to the Electing Eligible Holders at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus;

               (d) otherwise use reasonable efforts in good faith to comply with all applicable rules and regulations of the Commission;

               (e) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (f) use its best efforts to list all Registrable Securities covered by such registration statement on the principal securities exchange on which Registrable Securities of the type covered by such registration statement are then listed;

               (g) notify Electing Eligible Holders as to the filing of the registration statement and of all amendments or supplements thereto filed prior to the effective date of said registration statement;

               (h) notify Electing Eligible Holders promptly after the Company shall receive notice thereof of the time when said registration statement became effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

               (i) notify Electing Eligible Holders promptly of any request by the Commission for the amendment or supplementation of such registration statement or prospectus or for additional information;

               (j) provide each Electing Eligible Holder with a copy, addressed to such Electing Eligible Holder, of any accountants "cold comfort" letter furnished to any other stockholder of the Company participating in such registration statement; and

               (k) advise Electing Eligible Holders promptly after the Company shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued.

          5.2 FURNISH INFORMATION. The Company may require the Electing Eligible Holders to furnish the Company, and the

Electing Eligible Holders shall so furnish, such information regarding the Electing Eligible Holders and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing for inclusion in the registration statement and as shall be required by law or by the Commission in connection therewith.

          5.3 DISCONTINUANCE. The Electing Eligible Holders agree that upon receipt by them of any notice from the Company of the happening of any event of the kind described in Section 5.1(e) or of any Suspension Period or Supplemental Suspension Period pursuant to Section 4, the Electing Eligible Holders will forthwith discontinue the Electing Eligible Holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Electing Eligible Holders' receipt, as the case may be, of the copies of the supplemented or amended prospectus contemplated by Section 5.1(e) or notice of the termination of such Suspension Period or Supplemental Suspension Period. If so directed by the Company, the Electing Eligible Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Electing Eligible Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice of an event described in Section 5.1(e).

     6.   UNDERWRITING AGREEMENT.

     If the Company enters into an underwriting agreement with the underwriters for a Registration Offering, the Electing Eligible Holders participating in such Registration Offering shall be parties to such underwriting agreement and shall be required to make such representations and warranties to and agreements with the Company and the underwriters as are customarily contained in underwriting agreements of this type, including, without limitation, representations, warranties and agreements, including indemnities, regarding the Electing Eligible Holders, the Registrable Securities and the Electing Eligible Holders' intended method or methods of distribution and any other representation required by law.

     7.  HOLDBACK AGREEMENTS.

     The Electing Eligible Holders agree, if so required by the managing underwriter, not to effect any public sale or distribution of any Registrable Securities during the seven days prior to the date on which any underwritten registration pursuant to Section 3.1 becomes effective and the 180 days thereafter, except as part of such underwritten registration or to the extent that any of the Electing Eligible Holders is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as an investment adviser.

     8.  PREPARATION; REASONABLE INVESTIGATION.

     In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company shall give the Electing Eligible Holders, the underwriters, if any, and their respective counsel and accountants, the opportunity to consult with the Company with respect to the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, will give each of them such access to its books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, to conduct a reasonable investigation within the meaning of the Securities Act.

     9.  INDEMNIFICATION.

          9.1 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any securities of the Company under the Securities Act in which Registrable Securities of Electing Eligible Holders are included pursuant to Section 3.1, the Company shall, and it hereby does, indemnify and hold harmless the Electing Eligible Holders whose Registrable Securities are included in such registration and their directors, officers, Affiliates or agents, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "INDEMNIFIED PARTIES"), against any losses, claims, damages or liabilities (collectively, the "Damages") to which the Indemnified Parties may become subject under the Securities Act or otherwise, insofar as such Damages (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and the Company will reimburse each of the Indemnified Parties for any legal or any other expenses reasonably incurred by it, as incurred, in connection with investigating or defending any such Damages, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Damages (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of any of the Indemnified Parties specifically stating that it is for use in the preparation thereof; and PROVIDED FURTHER, that the Company shall not be liable to any of the Indemnified Parties, in any such case to the extent that any such Damages (or action or proceeding in respect thereof) or expense arises out of such Indemnified Party's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to such Indemnified Party prior to the written confirmation of the sale of Registrable Securities to such Person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties and shall survive the transfer of such securities by the Indemnified Parties.

          9.2 INDEMNIFICATION BY THE ELECTING ELIGIBLE HOLDERS. In the event of any registration of any securities of the Company under the Securities Act in which Registrable Securities of Electing Eligible Holders are included pursuant to Section 3.1, each Electing Eligible Holder whose Registrable Securities are included in such registration shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, and each other Person (including but not limited to other Electing Eligible Holders) whose securities are included in such registration, with respect to any statement or alleged statement in or omission or alleged omission contained in any registration statement under which such securities are registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Electing Eligible Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or

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

controlling person and shall survive the transfer of such securities by such Electing Eligible Holder.

          9.3 CONTRIBUTION. If for any reason the foregoing indemnity is unavailable under either Section 9.1 or 9.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (b) if the allocation provided by subdivision (a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under Section 9 was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          9.4 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, PROVIDED that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.
In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          9.5 INDEMNIFICATION PAYMENTS. The indemnification or contribution required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Damages incurred.

     10.  AMENDMENTS.

     This Agreement may not be amended, modified or terminated except by the written agreement of the Company and the Persons who are Eligible Holders at the time of such amendment, modification or termination.

     11.  CONSTRUCTION WITH MUTUAL SERIES REGISTRATION RIGHTS AGREEMENT.

     Anything in this Agreement to the contrary notwithstanding, the Company shall not be required by this Agreement to take any action that may constitute a breach of, or conflict with, any of the provisions of the Mutual Series Registration Rights Agreement. To the extent any provision of this Agreement may be construed to violate any provision of the Mutual Series Registration Rights Agreement, this Agreement shall be deemed amended to delete such provision.

     12.  NOMINEES FOR BENEFICIAL OWNERS.

     If any Registrable Securities are held by a nominee for the benefit of an Eligible Holder, the Eligible Holder beneficially owning such Registrable Securities may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement provided that the Company receives notice of such election from the Eligible Holder and assurances reasonably satisfactory to the Company of such Eligible Holder's beneficial ownership of such Registrable Securities (which may, in the Company's discretion, consist of a written acknowledgment of such beneficial ownership from the nominee).

     13.  NOTICES.

     All communications provided for hereunder shall be in writing and sent by first-class mail and (a) if addressed to the Company, at 5794 W. Las Positas Blvd., Pleasanton, California 94588, Attention: General Counsel, with a copy to Kronish, Lieb, Weiner & Hellman, 1114 Avenue of the Americas, New York, New York, 10036, Attention: Chet F. Lipton, or at such other address, or to the attention of such other officer, as the Company shall have furnished in writing to the Eligible Holders, or (b) if to any of the Eligible Holders, to such address of such Eligible Holder as shall be shown on the record books of the Company.

     14.  BINDING NATURE; ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Company and its respective successors and assigns and by the Eligible Holders. The rights of the Eligible Holders hereunder are not assignable without the prior written consent of the Company.

     15.  DESCRIPTIVE HEADINGS.

     The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not limit or otherwise affect the meaning of any provisions hereof.

     16.  GOVERNING LAW.

     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     17.  COUNTERPARTS.

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has duly executed this Agreement, all as of the date first written above.

                                   HEXCEL CORPORATION


                                   By:_______________________
                                      Name:__________________
                                      Title:_________________

                                   SCHEDULE A

                         ELIGIBLE HOLDERS SIGNATURE PAGE

     Intending to be bound by the Registration Rights Agreement dated _____________, 199_ by Hexcel Corporation for the benefit of the Persons who qualify as Eligible Holders thereunder, the undersigned directly or by its duly authorized officer has executed this signature page:


Name; Address for Notices               Signature


___________________________             ___________________
By:________________________
___________________________             Name:______________
___________________________             Title:_____________
Facsimile:_________________